Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 3

TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AND

AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

This Amendment No. 3 to Third Amended and Restated Credit Agreement (this “Amendment”), dated as of August 12, 2016, is made by and among STONERIDGE, INC., an Ohio corporation (the “Parent”), STONERIDGE ELECTRONICS, INC., a Texas corporation (“Electronics”), STONERIDGE CONTROL DEVICES, INC., a Massachusetts corporation (“Controls”, and together with the Parent and Electronics, the “Domestic Borrowers”), STONERIDGE ELECTRONICS AB, reg. no. 556442-9388, a Swedish corporation (“Stoneridge Sweden”, and together with the Domestic Borrowers, the “Borrowers”), the various Lenders (as hereinafter defined) which are a party to this Amendment and PNC Bank, National Association, a national banking association, as the administrative agent (in such capacity, the “Administrative Agent”) and the collateral agent (in such capacity, the “Collateral Agent”, and together with the Administrative Agent, the “Agents”).

WITNESSETH:

WHEREAS, the Borrowers have been extended certain financial accommodations pursuant to that certain Third Amended and Restated Credit Agreement, dated as of September 12, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the guarantors party thereto from time to time, the financial institutions party thereto from time to time, as lenders (the “Lenders”) and the Administrative Agent;

WHEREAS, in connection with the Credit Agreement, the Parent entered into that certain Pledge and Security Agreement, dated as of September 12, 2014, among the grantors party thereto (including the Domestic Borrowers) and the Collateral Agent (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, the parties hereto desire to amend certain provisions of the Credit Agreement and the Security Agreement as more fully set forth below.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:

Section 1	DEFINED TERMS.

Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement, as amended by this Amendment.

Section 2	AMENDMENT TO THE LOAN DOCUMENTS.

The Credit Agreement and the Security Agreement are hereby amended as follows:

2.1           Amendment to Credit Agreement. The Credit Agreement is hereby amended on the Amendment Effective Date (as hereinafter defined) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

2.2           Amendment to Security Agreement. The Security Agreement is hereby amended on the Amendment Effective Date (as hereinafter defined) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Security Agreement attached as Exhibit B hereto.

2.3           Amendment to Credit Agreement Schedules. Each of Schedules 6.1.1, 6.1.2 and 6.1.14 to the Credit Agreement are hereby amended and restated in their entirety on the Amendment Effective Date as set forth on Annex I hereto.

2.4           Amendment to Security Agreement Exhibits. Each of the Exhibits to the Security Agreement are hereby amended and restated in their entirety on the Amendment Effective Date as set forth on Annex II hereto.

Section 3	REPRESENTATIONS AND WARRANTIES.

Each Borrower hereby represents and warrants to the Lenders and the Agents as follows:

3.1           The Amendment. This Amendment has been duly and validly executed by an authorized executive officer of such Borrower and constitutes the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms. The Credit Agreement and Security Agreement, in each case, as amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of such Borrower party thereto enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally and by general principles of equity,

3.2           No Potential Default or Event of Default. No Potential Default or Event of Default exists under the Credit Agreement as of the date hereof and no Potential Default or Event of Default will occur as a result of the effectiveness of this Amendment.

2

3.3           Restatement of Representations and Warranties. The representations and warranties of such Borrower contained in the Credit Agreement and the Security Agreement, each as amended by this Amendment, and the other Loan Documents are true and correct on and as of the Amendment Effective Date as though made on the Amendment Effective Date, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

Section 4	CONDITIONS TO EFFECTIVENESS.

The date and time of the effectiveness of this Amendment (the “Amendment Effective Date”) is subject to the satisfaction of the following conditions precedent:

4.1           Execution. The Administrative Agent shall have received counterparts to this Amendment duly executed and delivered by an authorized officer of each other party hereto.

4.2           Updated Schedules and Exhibits. The Agents shall have received from the Borrowers the updated schedules and exhibits as set forth in and required under Section 2 hereof.

4.3           Omnibus Amendment and Confirmation Agreement. The Borrowers shall have executed and delivered to the Administrative Agent the Omnibus Amendment and Confirmation Agreement.

4.4           Secretary’s Certificates. Each Borrower shall deliver or cause to be delivered, in form, content and scope reasonably satisfactory to the Administrative Agent, a certificate of the secretary or an assistant secretary of such Borrower (or the equivalent authorized signatory for Stoneridge Sweden) (a) attaching and certifying to a copy of the resolutions of the Board of Directors, general partners, general shareholders or equivalent governing body of such Borrower, as applicable, approving this Amendment, the amendment to any other Loan Documents to which such Borrower is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the execution, delivery and performance by such Borrower of this Amendment and such amended Loan Documents, (b) certifying the names and true signatures of the Authorized Officers of such Borrower authorized to sign the Loan Documents to which such Borrower is a party and any other documents to which such Borrower is a party that may be executed and delivered in connection herewith, (c) attaching a certified copy of a good standing certificate for such Borrower (or equivalent certification for Stoneridge Sweden), dated as of a recent date, from the appropriate state officials of the state of its incorporation or formation certifying as to the good standing of such Borrower in such jurisdiction and (d) certifying that there has been no change to the Certificate or Articles of Incorporation (or equivalent formation document) or the operating agreement (or equivalent governing document) of such Borrower since such documents were previously delivered to the Administrative Agent on the Closing Date.

3

4.5           Opinions of Counsel. The Administrative Agent shall have received such opinions of counsel from counsel to the Loan Parties as the Administrative Agent shall reasonably request, each of which shall be addressed to the Administrative Agent and each of the Lenders and dated the Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent.

4.6           Closing Certificate. The Administrative Agent shall have received a certificate, dated as of the Amendment Effective Date, of an Authorized Officer of the Borrowers, certifying that (A) no Potential Default or Event of Default exists under the Credit Agreement or will occur as a result of the effectiveness of this Amendment, (B) since December 31, 2015 there has not occurred any change, development or event that has or would reasonably be expected to have a Material Adverse Change on Borrowers and their Subsidiaries and (C) there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened, at law, in equity, in arbitration or before any Official Body, by or against any Loan Party or against any of its properties or revenues that (i) purport to affect or pertain to any Loan Document or (ii) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Change.

4.7           Amendment Fee. The Borrowers shall have paid to the Administrative Agent, for the ratable benefit of the Lenders a non-refundable amendment fee, which shall be fully earned when paid, in an amount equal to seven and one-half basis points (0.075%) multiplied by the aggregate Revolving Credit Commitments of the Lenders as of the Amendment Effective Date.

4.8           Payment of Costs and Expenses. The Borrowers shall have paid all outstanding and reasonable costs, expenses and the disbursements of the Administrative Agent and its advisors, service providers and legal counsels incurred in connection with the documentation of this Amendment, to the extent invoiced, as well as any other fees payable on or before the Amendment Effective Date pursuant to any fee letter or agreement with the Administrative Agent.

4.9           Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

Section 5	COVENANT.

The Borrowers shall have executed and delivered to the Collateral Agent no later than December 31, 2016 (or such later date as shall be consented to by the Collateral Agent in its sole discretion), each in form and substance satisfactory to the Collateral Agent, a copy of an executed and fully effective amendment to the Mauritius Pledge Agreement and all documents and deliverables required to be delivered in connection therewith, as the Collateral Agent may reasonably request; provided that, in the event that prior to December 31, 2016 Stoneridge Mauritius is merged into Parent or the Equity Interests of Stoneridge Mauritius are transferred to an entity that is not a Domestic Loan Party pursuant to a transaction permitted under the Credit Agreement, then no such amendment to the Mauritius Pledge Agreement or other deliverables shall be required.

4

The failure of the Borrowers to satisfy the requirements in this Section 5 on or before the time period applicable thereto as set forth herein (or such later date as shall be consented to by the Collateral Agent in its sole discretion) shall constitute an immediate “Event of Default” under the Credit Agreement, without the need for demand or notice of any kind.

Section 6	MISCELLANEOUS.

6.1           Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws rules thereof.

6.2           Severability. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment.

6.3           Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

6.4           Headings. Section headings used in this Amendment are for the convenience of reference only and are not a part of this Amendment for any other purpose.

6.5           Negotiations. Each Borrower acknowledges and agrees that all of the provisions contained herein were negotiated and agreed to in good faith after discussion with the Agents and the Lenders.

6.6           Nonwaiver. The execution, delivery, performance and effectiveness of this Amendment shall not operate as, or be deemed or construed to be, a waiver: (i) of any right, power or remedy of the Lenders or the Agents under the Credit Agreement or the other Loan Documents, or (ii) of any term, provision, representation, warranty or covenant contained in the Credit Agreement or any other Loan Document. Further, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Potential Default or Event of Default under the Credit Agreement as amended by this Amendment.

6.7           Reaffirmation. Each Borrower hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Credit Agreement and each of the other Loan Documents to which it is a party and (ii) ratifies and reaffirms its grant of security interests and Liens under such documents and confirms and agrees that such security interests and Liens hereafter secure all of the Obligations.

5

6.8 Release of Claims. In consideration of the Lenders’ and the Agents’ agreements contained in this Amendment, each Borrower hereby irrevocably releases and forever discharge the Lenders and the Agents and their Affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Borrower ever had or now has against the Agents, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of the Agents, any Lender or any other Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof.

6.9           Reference to and Effect on the Credit Agreement and the Security Agreement.

(a)          Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Credit Agreement as amended by this Amendment and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)          Upon the effectiveness of this Amendment, each reference in the Security Agreement to “this Security Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Security Agreement as amended by this Amendment and each reference to the Security Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Security Agreement shall mean and be a reference to the Security Agreement, as amended by this Amendment.

[SIGNATURES FOLLOW]

6

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWERS:

STONERIDGE, INC.

By:	/s/ George E. Strickler
Name:	George E. Strickler
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

STONERIDGE CONTROL DEVICES, INC.

By:	/s/ George E. Strickler
Name:	George E. Strickler
Title:	Vice President and Treasurer

STONERIDGE ELECTRONICS, INC.

By:	/s/ George E. Strickler
Name:	George E. Strickler
Title:	Vice President and Treasurer

STONERIDGE ELECTRONICS AB

By:	/s/ Peter Kruk
Name:	Peter Kruk
Title:	Managing Director

[Signature Page to Amendment No. 3 to Third Amended and Restated Credit Agreement]

AGENTS:

PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent and the Collateral Agent

By:	/s/ Joseph G. Moran
Name:	Joseph G. Moran
Title:	Senior Vice President

[Signature Page to Amendment No. 3 to Third Amended and Restated Credit Agreement]

LENDERS:

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Joseph G. Moran
Name:	Joseph G. Moran
Title:	Senior Vice President

[Signature Page to Amendment No. 3 to Third Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ James A. Pitzer

Name:	James A. Pitzer

Title:	Executive Director

[Signature Page to Amendment No. 3 to Third Amended and Restated Credit Agreement]

COMPASS BANK, as a Lender

By:	/s/ David Simpson

Name:	David Simpson

Title:	Vice President

[Signature Page to Amendment No. 3 to Third Amended and Restated Credit Agreement]

CITIZENS BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Darran Wee

Name:	Darran Wee

Title:	Senior Vice President

[Signature Page to Amendment No. 3 to Third Amended and Restated Credit Agreement]

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Steven J. McCormack

Name:	Steven J. McCormack

Title:	Senior Vice President

[Signature Page to Amendment No. 3 to Third Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Patrick McGraw

Name:	Patrick McGraw

Title:	Senior Vice President

[Signature Page to Amendment No. 3 to Third Amended and Restated Credit Agreement]

BMO HARRIS BANK, N.A., as a Lender

By:	/s/ Betsy Phillips

Name:	Betsy Phillips

Title:	Senior Vice President, Director

[Signature Page to Amendment No. 3 to Third Amended and Restated Credit Agreement]

FIRST NIAGARA BANK, N.A., as a Lender

By:	/s/ Philip L. Rice

Name:	Philip L. Rice

Title:	Senior Vice President

[Signature Page to Amendment No. 3 to Third Amended and Restated Credit Agreement]

FIRST COMMONWEALTH BANK, as a Lender

By:	/s/ Mark A. Woleslagle

Name:	Mark A. Woleslagle

Title:	Vice President

[Signature Page to Amendment No. 3 to Third Amended and Restated Credit Agreement]

Exhibit A

COMPOSITE VERSION (THROUGH AMENDMENT NO. ~~2~~3)

Published Customer CUSIP Number: 86184GAA9

Revolving Credit Facility CUSIP Number: 86184GAB7

$300,000,000 REVOLVING CREDIT FACILITY

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

by and among

STONERIDGE, INC.,

STONERIDGE ELECTRONICS, INC.

STONERIDGE CONTROL DEVICES, INC. and

STONERIDGE ELECTRONICS AB,

as Borrowers,

THE GUARANTORS PARTY HERETO,

THE LENDERS PARTY HERETO,

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

PNC CAPITAL MARKETS LLC and JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers,

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent,

COMPASS BANK AND CITIZENS BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

and

PNC CAPITAL MARKETS LLC,

as Bookrunner

Dated as of September 12, 2014

TABLE OF CONTENTS

Page

1.	CERTAIN DEFINITIONS			2

	1.1	Certain Definitions		2
	1.2	Construction		~~33~~36
	1.3	Accounting Principles; Changes in GAAP		~~34~~36
	1.4	Currency Calculations		~~34~~37
	1.5	Pro Forma Calculations		~~35~~37
	1.6	Same Indebtedness; Other References		~~35~~37

2.	REVOLVING CREDIT AND SWING LOAN FACILITIES			~~35~~37

	2.1	Revolving Credit Commitments		~~35~~37

		2.1.1	Revolving Credit Loans; Optional Currency Loans	~~35~~37
		2.1.2	Swing Loan Commitment	~~36~~38
		2.1.3	Certain Limitations	~~36~~38

	2.2	Nature of Lenders’ Obligations with Respect to Revolving Credit Loans		~~36~~38
	2.3	Facility Fees		~~36~~39
	2.4	Termination or Reduction of Revolving Credit Commitments		~~37~~39
	2.5	Revolving Credit Loan Requests; Swing Loan Requests		~~37~~39

		2.5.1	Revolving Credit Loan Requests	~~37~~39
		2.5.2	Swing Loan Requests	~~38~~40

	2.6	Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans		~~38~~40

		2.6.1	Making Revolving Credit Loans	~~38~~40
		2.6.2	Presumptions by the Administrative Agent	~~39~~41
		2.6.3	Making Swing Loans	~~39~~41
		2.6.4	Repayment of Revolving Credit Loans	~~39~~41
		2.6.5	Borrowings to Repay Swing Loans	~~39~~41
		2.6.6	Swing Loans Under Cash Management Agreements	~~40~~42

	2.7	Notes		~~40~~42
	2.8	Use of Proceeds		~~40~~42
	2.9	Letter of Credit Subfacility		~~41~~42

		2.9.1	Issuance of Letters of Credit.	~~41~~44
		2.9.2	Letter of Credit Fees	~~42~~44
		2.9.3	Disbursements, Reimbursement	~~42~~44
		2.9.4	Repayment of Participation Advances	~~44~~46
		2.9.5	Documentation	~~44~~46
		2.9.6	Determinations to Honor Drawing Requests	~~44~~46
		2.9.7	Nature of Participation and Reimbursement Obligations	~~44~~46
		2.9.8	Indemnity	~~46~~48

(i)

		2.9.9	Liability for Acts and Omissions	~~46~~48
		2.9.10	Issuing Lender Reporting Requirements	~~48~~49

	2.10	Defaulting Lenders		~~48~~50
	2.11	Utilization of Commitments in Optional Currencies		~~49~~52

		2.11.1	Periodic Computations of Dollar Equivalent Amounts of Revolving Credit Loans that are Optional Currency Loans and Letters of Credit Outstanding; Repayment in Same Currency	~~49~~52
		2.11.2	Notices From Lenders That Optional Currencies Are Unavailable to Fund New Loans	~~50~~52
		2.11.3	Notices From Lenders That Optional Currencies Are Unavailable to Fund Renewals of the LIBOR Rate Option	~~50~~52
		2.11.4	European Monetary Union	~~51~~53

	2.12	Increase in Revolving Credit Commitments, Increasing Lenders and New Lenders		~~51~~54

		2.12.2	Treatment of Outstanding Loans and Letters of Credit	~~53~~55

3.	RESERVED			~~53~~55
4.	INTEREST RATES			~~53~~55

	4.1	Interest Rate Options		~~53~~55

		4.1.1	Revolving Credit Interest Rate Options; Swing Line Interest Rate	~~54~~56
		4.1.2	[Reserved]	~~54~~56
		4.1.3	Rate Quotations	~~54~~56

	4.2	Interest Periods		~~54~~56

		4.2.1	Amount of Borrowing Tranche	~~54~~56
		4.2.2	Renewals	~~55~~56

	4.3	Interest After Default		~~55~~56

		4.3.1	Letter of Credit Fees, Interest Rate	~~55~~57
		4.3.2	Other Obligations	~~55~~57
		4.3.3	Acknowledgment	~~55~~57

	4.4	LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available		~~55~~57

		4.4.1	Unascertainable	~~55~~57
		4.4.2	Illegality; Increased Costs; Deposits Not Available	~~55~~57
		4.4.3	Administrative Agent’s and Lender’s Rights	~~56~~58

	4.5	Selection of Interest Rate Options		~~56~~58

5.	PAYMENTS			~~57~~59

	5.1	Payments; Bifurcation		~~57~~59

		5.1.1	Payments	~~57~~59
		5.1.2	Bifurcation	~~57~~59

	5.2	Pro Rata Treatment of Lenders		~~58~~60

(ii)

	5.3	Sharing of Payments by Lenders		~~58~~60
	5.4	Presumptions by Administrative Agent		~~59~~61
	5.5	Interest Payment Dates		~~59~~61
	5.6	Voluntary Prepayments		~~59~~61

		5.6.1	Right to Prepay	~~59~~61
		5.6.2	Replacement of a Lender	~~60~~62
		5.6.3	Designation of a Different Lending Office	~~61~~63

	5.7	Mandatory Prepayments		~~61~~63

		5.7.1	Sale of Assets	~~61~~63
		5.7.2	Currency Fluctuations	~~61~~63
		5.7.3	Issuances of Certain Debt; Issuances of Equity	~~62~~64
		5.7.4	Recovery of Insurance or Condemnation Proceeds	~~62~~64
		5.7.5	Application Among Interest Rate Options	~~62~~64

	5.8	Increased Costs		~~63~~64

		5.8.1	Increased Costs Generally	~~63~~64
		5.8.2	Capital Requirements	~~63~~65
		5.8.3	Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans	~~64~~65
		5.8.4	Delay in Requests	~~64~~65

	5.9	Taxes		~~64~~66

		5.9.1	Issuing Lender	~~64~~66
		5.9.2	Payments Free of Taxes	~~64~~66
		5.9.3	Payment of Other Taxes by the Loan Parties	~~64~~66
		5.9.4	Indemnification by the Loan Parties	~~64~~66
		5.9.5	Indemnification by the Lenders	~~65~~67
		5.9.6	Evidence of Payments	~~65~~67
		5.9.7	Status of Lenders	~~65~~67
		5.9.8	Treatment of Certain Refunds	~~67~~69
		5.9.9	Survival	~~68~~69

	5.10	Indemnity		~~68~~70
	5.11	Settlement Date Procedures		~~68~~70
	5.12	Currency Conversion Procedures for Judgments		~~69~~71
	5.13	Indemnity in Certain Events		~~69~~71

6.	REPRESENTATIONS AND WARRANTIES			~~69~~71

	6.1	Representations and Warranties		~~69~~71

		6.1.1	Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default	~~69~~71
		6.1.2	Subsidiaries and Owners; Investment Companies	~~70~~72
		6.1.3	Validity and Binding Effect	~~70~~72
		6.1.4	No Conflict; Material Agreements; Consents	~~70~~72
		6.1.5	Litigation; Labor Matters	~~71~~73
		6.1.6	Financial Statements	~~71~~73

(iii)

		6.1.7	Margin Stock	~~72~~74
		6.1.8	Full Disclosure	~~72~~74
		6.1.9	Taxes	~~72~~74
		6.1.10	Patents, Trademarks, Copyrights, Licenses, Etc	~~73~~74
		6.1.11	Liens in the Collateral	~~73~~74
		6.1.12	Insurance	~~73~~75
		6.1.13	ERISA Compliance	~~73~~75
		6.1.14	Environmental Matters	~~74~~75
		6.1.15	Solvency	~~74~~75
		6.1.16	Anti-Terrorism Laws	~~74~~76

	6.2	Updates to Schedules		~~74~~76

7.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT			~~74~~76

	7.1	First Loans and Letters of Credit		~~74~~76

		7.1.1	Deliveries	~~75~~76
		7.1.2	Payment of Fees	~~77~~78

	7.2	Each Loan or Letter of Credit		~~77~~78

8.	COVENANTS			~~77~~78

	8.1	Affirmative Covenants		~~77~~79

		8.1.1	Preservation of Existence, Etc	~~77~~79
		8.1.2	Payment of Liabilities, Including Taxes, Etc	~~77~~79
		8.1.3	Maintenance of Insurance	~~77~~79
		8.1.4	Maintenance of Properties and Leases	~~78~~79
		8.1.5	Visitation Rights	~~78~~79
		8.1.6	Keeping of Records and Books of Account	~~78~~80
		8.1.7	Compliance with Laws; Use of Proceeds	~~78~~80
		8.1.8	Further Assurances	~~78~~80
		8.1.9	Anti-Terrorism Laws; International Trade Compliance	~~79~~80
		8.1.10	Keepwell	~~79~~80
		8.1.11	Landlord Waivers	~~79~~81
		8.1.12	~~Post-Closing Matters~~	~~80~~[Reserved]81
		8.1.13	Covenant to Guaranty Obligations and Give Security	~~80~~81
		8.1.14	Performance of Material Agreements	~~81~~83

	8.2	Negative Covenants		~~82~~83

		8.2.1	Indebtedness	~~82~~83
		8.2.2	Liens; Lien Covenants	~~83~~84
		8.2.3	Guaranties	~~83~~84
		8.2.4	Loans and Investments	~~83~~84
		8.2.5	Dividends and Related Distributions	~~84~~85
		8.2.6	Liquidations, Mergers, Consolidations, Acquisitions	~~84~~85
		8.2.7	Dispositions of Assets or Subsidiaries	~~84~~86
		8.2.8	Affiliate Transactions	~~85~~87
		8.2.9	Subsidiaries, Partnerships and Joint Ventures	~~85~~87

(iv)

		8.2.10	Continuation of or Change in Business	~~85~~87
		8.2.11	Fiscal Year	~~86~~87
		8.2.12	Issuance of Stock	~~86~~88
		8.2.13	Changes in Organizational Documents	~~86~~88
		8.2.14	Capital Expenditures and Leases	~~86~~88
		8.2.15	[Reserved]	~~86~~88
		8.2.16	Maximum Leverage Ratio	~~86~~88
		8.2.17	Minimum Interest Coverage Ratio	~~86~~88
		8.2.18	Negative Pledge on Real Property	~~87~~89
		8.2.19	Limitation on Negative Pledges	~~87~~89

	8.3	Reporting Requirements		~~87~~89

		8.3.1	Quarterly Financial Statements	~~87~~89
		8.3.2	Annual Financial Statements	~~87~~89
		8.3.3	Certificate of Parent	~~88~~90
		8.3.4	Notices	~~88~~90

9.	DEFAULT			~~89~~91

	9.1	Events of Default		~~89~~91

		9.1.1	Payments Under Loan Documents	~~89~~91
		9.1.2	Breach of Warranty	~~89~~92
		9.1.3	Anti-Terrorism Laws	~~90~~92
		9.1.4	Breach of Specified Covenants	~~90~~92
		9.1.5	Breach of Other Covenants	~~90~~92
		9.1.6	Defaults in Other Agreements or Indebtedness	~~90~~92
		9.1.7	Final Judgments or Orders	~~90~~92
		9.1.8	Loan Document Unenforceable	~~90~~92
		9.1.9	Uninsured Losses; Proceedings Against Assets	~~90~~92
		9.1.10	Events Relating to Pension Plans and Multiemployer Plans	~~91~~93
		9.1.11	Change of Control	~~91~~93
		9.1.12	~~2010 Note Documents~~	~~91~~[Reserved] 93
		9.1.13	Relief Proceedings	~~91~~93

	9.2	Consequences of Event of Default		~~91~~93

		9.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings	~~91~~93
		9.2.2	Bankruptcy, Insolvency or Reorganization Proceedings	~~92~~94
		9.2.3	Set-off	~~92~~94
		9.2.4	Application of Proceeds	~~92~~94

10.	THE ADMINISTRATIVE AGENT			~~93~~95

	10.1	Appointment and Authority		~~93~~95
	10.2	Rights as a Lender		~~94~~96
	10.3	Exculpatory Provisions		~~94~~96
	10.4	Reliance by Administrative Agent		~~95~~97
	10.5	Delegation of Duties		~~96~~97
	10.6	Resignation		~~96~~98

(v)

	10.7	Non-Reliance on Administrative Agent and Other Lenders		~~97~~99
	10.8	No Other Duties, etc		~~97~~99
	10.9	Administrative Agent’s Fee		~~97~~99
	10.10	Authorization to Release Collateral and Guarantors		~~97~~99
	10.11	No Reliance on Administrative Agent’s Customer Identification Program		~~98~~99
	10.12	Administrative Agent May File Proofs of Claim		~~98~~100

11.	MISCELLANEOUS			~~99~~100

	11.1	Modifications, Amendments or Waivers		~~99~~100

		11.1.1	Increase of Commitment	~~99~~101
		11.1.2	Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment	~~99~~101
		11.1.3	Release of Collateral or Guarantor	~~99~~101
		11.1.4	Miscellaneous	~~99~~101

	11.2	No Implied Waivers; Cumulative Remedies		~~100~~102
	11.3	Expenses; Indemnity; Damage Waiver		~~100~~102

		11.3.1	Costs and Expenses	~~100~~102
		11.3.2	Indemnification by the Borrowers	~~100~~103
		11.3.3	Reimbursement by Lenders	~~101~~103
		11.3.4	Waiver of Consequential Damages, Etc	~~101~~103
		11.3.5	Payments	~~102~~104

	11.4	Holidays		~~102~~104
	11.5	Notices; Effectiveness; Electronic Communication		~~102~~104

		11.5.1	Notices Generally	~~102~~104
		11.5.2	Electronic Communications	~~102~~104
		11.5.3	Change of Address, Etc	~~103~~105

	11.6	Severability		~~103~~105
	11.7	Duration; Survival		~~103~~105
	11.8	Successors and Assigns		~~103~~105

		11.8.1	Successors and Assigns Generally	~~103~~105
		11.8.2	Assignments by Lenders	~~103~~106
		11.8.3	Register	~~105~~107
		11.8.4	Participations	~~105~~107
		11.8.5	Certain Pledges; Successors and Assigns Generally	~~106~~108

	11.9	Confidentiality		~~106~~109

		11.9.1	General	~~106~~109
		11.9.2	Sharing Information With Affiliates of the Lenders	~~107~~109

	11.10	Counterparts; Integration; Effectiveness		~~107~~109

		11.10.1	Counterparts; Integration; Effectiveness	~~107~~109

	11.11	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL		~~108~~110

(vi)

		11.11.1	Governing Law	~~108~~110
		11.11.2	SUBMISSION TO JURISDICTION	~~108~~110
		11.11.3	WAIVER OF VENUE	~~108~~110
		11.11.4	SERVICE OF PROCESS	~~109~~111
		11.11.5	WAIVER OF JURY TRIAL	~~109~~111

	11.12	USA Patriot Act Notice		~~109~~111
	11.13	Obligations of Domestic Loan Parties		~~110~~112
	11.14	Acknowledgement and Consent to Bail-In of EEA Financial Institutions		112

	11.15	No Advisory or Fiduciary Responsibility		113

12.	JOINT AND SEVERAL OBLIGATIONS OF BORROWERS			~~110~~113

	12.1	Joint and Several Obligations		~~110~~113
	12.2	Rights to Administer Credit		~~110~~113
	12.3	Primary Obligation		~~111~~114
	12.4	Payments Recovered From Lender		~~111~~114
	12.5	No Release		~~111~~114
	12.6	Actions Not Required		~~111~~115
	12.7	Deficiencies		~~112~~115
	12.8	Borrower Bankruptcy		~~112~~116
	12.9	Limited Subrogation		~~113~~116
	12.10	Borrowers’ Financial Condition		~~113~~116
	12.11	Relationship of Borrowers		~~113~~116
	12.12	Limitations		~~113~~116

(vii)

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES
SCHEDULE 1.1(A)	-	PRICING GRID
SCHEDULE 1.1(B)	-	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(D)	-	DOMESTIC GUARANTORS
~~SCHEDULE 1.1(F)~~	~~-~~	~~FOREIGN GUARANTORS~~
SCHEDULE 1.1(L)	-	EXISTING LETTERS OF CREDIT
SCHEDULE 1.1(P)	-	PERMITTED LIENS
~~SCHEDULE 1.1(S)~~	~~-~~	~~EXCLUDED FOREIGN SUBSIDIARIES~~
SCHEDULE 6.1.1	-	QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2	-	SUBSIDIARIES
SCHEDULE 6.1.14	-	ENVIRONMENTAL DISCLOSURES
SCHEDULE 7.1.1	-	OPINION OF COUNSEL
SCHEDULE 8.1.3	-	INSURANCE REQUIREMENTS RELATING TO COLLATERAL
~~SCHEDULE 8.1.12~~	~~-~~	~~POST-CLOSING MATTERS~~
SCHEDULE 8.2.1	-	PERMITTED INDEBTEDNESS

EXHIBITS
EXHIBIT 1.1(A)	-	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(G)(1)	-	GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)	-	GUARANTY AGREEMENT
EXHIBIT 1.1(I)(2)	-	INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(N)(1)	-	REVOLVING CREDIT NOTE
EXHIBIT 1.1(N)(2)	-	SWING LOAN NOTE
EXHIBIT 1.1(P)(1)	-	AMENDED AND RESTATED PATENT SECURITY AGREEMENT
EXHIBIT 1.1(P)(2)	-	AMENDED AND RESTATED TRADEMARK SECURITY AGREEMENT
EXHIBIT 1.1(S)	-	PLEDGE AND SECURITY AGREEMENT
EXHIBIT 2.5.1	-	LOAN REQUEST
EXHIBIT 2.5.2	-	SWING LOAN REQUEST
EXHIBIT 2.12	-	LENDER JOINDER
EXHIBIT 5.9.7(A)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(B)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(C)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(D)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 8.3.3	-	QUARTERLY COMPLIANCE CERTIFICATE

(viii)

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT (as hereafter amended, this “Agreement”) is dated as of September 12, 2014 and is made by and among:

(i)	STONERIDGE, INC., an Ohio corporation, STONERIDGE ELECTRONICS, INC., a Texas corporation, STONERIDGE CONTROL DEVICES, INC., a Massachusetts corporation, and STONERIDGE ELECTRONICS AB, reg. no. 556442-9388, a Swedish corporation (each individually, a “Borrower” and, collectively, the “Borrowers”),

(ii)	each of the GUARANTORS (as hereinafter defined),

(iii)	the LENDERS (as hereinafter defined),

(iv)	PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the “Administrative Agent”), and

(v)	PNC BANK, NATIONAL ASSOCIATION, in its capacity as Issuing Lender (as hereinafter defined); and PNC BANK, NATIONAL ASSOCIATION, in its capacity as Swing Loan Lender (as hereinafter defined).

The Borrowers, the Administrative Agent, the Issuing Lender and certain of the Lenders are parties to that certain Second Amended and Restated Credit and Security Agreement, dated as of December 1, 2011, as amended (the “Existing Credit Agreement”). The Lenders hereunder that are party to the Existing Credit Agreement are sometimes referred to collectively as the “Existing Lenders”.

The Existing Credit Agreement amended and restated in its entirety and superseded that certain Amended and Restated Credit and Security Agreement, dated as of September 20, 2010, as amended among the Borrowers, certain of the Lenders, PNC Bank, National Association, in its capacities as administrative agent and letter of credit issuer (the “Second Credit Agreement”), which Second Credit Agreement amended and restated in its entirety that certain Credit and Security Agreement, dated as of November 2, 2007, as amended, among the Borrowers (other than Stoneridge Sweden) and certain of its affiliates, certain of the Lenders, PNC Bank, National Association (as successor by merger to National City Business Credit, Inc.), in its capacity as administrative agent, and PNC Bank, National Association (as successor by merger to National City Bank), in its capacity as letter of credit issuer.

Pursuant and subject to the Existing Credit Agreement, the Lenders agreed to advance to the Borrowers revolving credit loans in an aggregate principal amount not to exceed $100,000,000 (collectively, as their respective outstanding principal balances exist immediately prior to the effectiveness of this Agreement, the “Existing Revolving Loans”) and the Issuing Lenders agreed to issue letters of credit (collectively, as their respective issued and undrawn amounts exist immediately prior to the effectiveness of this Agreement, the “Existing Letters of Credit”). A list of the Existing Letters of Credit is set forth on Schedule 1.1(L) hereto).

The Borrowers have requested the Existing Lenders to amend and restate in their entirety the terms and conditions of the Existing Credit Agreement as herein provided and have requested each Lender hereunder that is not an Existing Lender to join in this Agreement and such amended and restated terms and conditions.

Subject to the satisfaction of the terms and conditions set forth in this Agreement, (i) the Borrowers, the Guarantors, the Administrative Agent, the Existing Lenders, the Issuing Lender, and the Swing Loan Lender hereby agree that the Existing Credit Agreement shall be amended and restated as provided herein, and (ii) the Lenders that are not Existing Lenders hereby join in this Agreement and such amended and restated terms and conditions. In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.          CERTAIN DEFINITIONS

1.1          Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

~~2010 Note Documents shall mean Parent’s Senior Secured Notes due 2017 issued on or about October 4, 2010 pursuant to that certain Indenture, dated as of October 4, 2010, among Parent, as “Issuer”, Electronics and Controls, as guarantors thereunder, and The Bank of New York Mellon Trust Company, N.A., as “Trustee”, as the same may be from time to time amended, restated or otherwise modified, and each other document executed in connection with the foregoing.~~

~~2010 Note Intercreditor Agreement shall mean that certain Intercreditor Agreement, dated as of October 4, 2010, executed by each of the Domestic Borrowers, The Bank of New York Mellon Trust Company, N.A., as “Notes Collateral Agent” (as therein defined) and the Administrative Agent as “Initial ABL Agent” (as therein defined), as amended.~~

Additional Equity means, with respect to any Foreign Subsidiary a portion of the Equity Interests of which are pledged to the Collateral Agent pursuant to a Collateral Document (an “Issuer”), additional Equity Interests issued to such Issuer’s Domestic Loan Party parent as part of an administrative contribution of capital to such Issuer; provided that:

(a)          such Additional Equity may be issued only if the Law of the Issuer’s jurisdiction of organization does not permit such administrative contributions of capital to be made without a corresponding issuance of Equity Interests;

(b)          at the time of such issuance, no Potential Default or Event of Default has occurred and is continuing;

(c)          the amount of all such Additional Equity issued subsequent to the Third Amendment Effective Date and not pledged to the Collateral Agent pursuant to the following clause (d) shall not at any time exceed 5% of the Equity Interests of the Issuer; and

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(d)          at such time as the amount of Additional Equity that is not pledged to the Collateral Agent pursuant to a Collateral Document equals 5% of the Equity Interests of such Issuer, the applicable Domestic Loan Party and the Issuer shall deliver to the Collateral Agent any such amendments to the applicable Collateral Documents (together with all other documents and deliveries pursuant thereto) as requested by the Collateral Agent, each of which shall be in form and substance reasonably satisfactory to the Collateral Agent, in order to create a first priority pledge over such Additional Equity; provided that no more than 65% of the voting Equity Interests of such Issuer shall be required to be pledged.

Administrative Agent shall mean PNC Bank, National Association, and its successors and assigns, in its capacity as administrative agent hereunder.

Administrative Agent’s Fee shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].

Administrative Agent’s Letter shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].

Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds ~~10% or more~~(A) 15% or more (with respect to any Person which on the Third Amendment Effective Date beneficially owns or holds any class of the voting or other Equity Interest of Parent) or (B) 10% or more (with respect to any other Person not covered by the foregoing clause (A)), in each case, of any class of the voting or other Equity Interests of such Person or (iii) of which 10% or more of any class of voting interests or other Equity Interests ~~of which~~ is beneficially owned or held, directly or indirectly, by such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

Anti-Terrorism Laws shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

Applicable Facility Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Facility Fee.”

Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Letter of Credit Fee.”

Applicable Margin shall mean, as applicable:

(i)          the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans under the Base Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Revolving Credit Base Rate Spread”, or

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(ii)         the percentage spread to be added to the LIBOR Rate applicable to Revolving Credit Loans under the LIBOR Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Revolving Credit LIBOR Rate Spread”.

Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

Arranger shall mean PNC Capital Markets LLC and JPMorgan Chase Bank, N.A., each in its capacity as a joint lead arranger.

Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).

Authorized Officer shall mean, with respect to any Loan Party, the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Assistant Treasurer or similarly empowered position of such Loan Party, any manager or the members (as applicable) in the case of any Loan Party which is a limited liability company, or such other individuals, designated by written notice to the Administrative Agent from the Borrowers, authorized to execute notices, reports and other documents on behalf of such Loan Party required hereunder. The Borrowers may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

Bail-In Action shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Federal Funds Open Rate, plus fifty basis points (0.5%), (ii) the Prime Rate, and (iii) the Daily LIBOR Rate, plus 100 basis points (1.0%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

Base Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(i) [Revolving Credit Base Rate Options].

Borrower and Borrowers shall have the meaning specified in the introductory paragraph. A Borrower is either a Domestic Borrower or a Foreign Borrower.

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Borrower Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries and Owners; Investment Companies].

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a LIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by a Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

Brazil Pledge Agreements shall mean (i) a first priority pledge agreement under the laws of the Federative Republic of Brazil among Parent, as pledgor, the Administrative Agent, and Stoneridge Brazil with respect to the quotas of Stoneridge Brazil and (ii) a first priority pledge agreement under the laws of the Federative Republic of Brazil among Parent, as pledgor, the Administrative Agent and PST with respect to the quotas of PST, in each case as amended, restated, modified or supplemented from time to time.

British Pound shall refer to the lawful currency of the United Kingdom.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the LIBOR Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

Capital Expenditures shall mean for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a consolidated balance sheet of such Person.

Capital Lease shall mean, subject to Section 1.3 [Accounting Principles; Changes in GAAP] as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a Capital Lease on the balance sheet of that Person.

Capital Lease Obligations shall mean all obligations under Capital Leases of the Parent and its Subsidiaries, without duplication, in each case taken at the amount thereof accounted for as liabilities identified as “capital lease obligations” (or any similar words) on a consolidated balance sheet of the Parent and its Subsidiaries prepared in accordance with GAAP.

Capital Stock shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

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Cash Management Agreements shall have the meaning specified in Section 2.6.6 [Swing Loans Under Cash Management Agreements].

CEA shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

CFC shall mean a Controlled Foreign Corporation, as such term is defined in Section 957 of the Code.

CFTC shall mean the Commodity Futures Trading Commission.

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any Law, (ii) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

Change of Control shall mean (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the Capital Stock of the Parent; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Parent nor (ii) appointed by directors so nominated; or (c) the Parent shall cease to own, free and clear of all Liens or other encumbrances (other than Liens pursuant to the Loan Documents), 100% of the outstanding voting Subsidiary Equity Interests of each other Borrower on a fully diluted basis.

CIP Regulations shall have the meaning specified in Section 10.11 [No Reliance on Administrative Agent’s Customer Identification Program].

Closing Date shall mean the Business Day on which the first Loan shall be made, which shall be September 12, 2014.

Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

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Collateral shall mean the collateral under the Pledge and Security Agreement ~~or~~ , any Intellectual Property Security Agreement, any Foreign Pledge Agreement or any other Collateral Document.

Collateral Agent shall mean the Administrative Agent acting as Collateral Agent for the Secured Parties (as defined in the Pledge and Security Agreement), and any successor Collateral Agent designated pursuant to Section 10.6 [Resignation] hereof.

Collateral Document shall mean any Intellectual Property Security Agreement, any Foreign Pledge Agreement and the Pledge and Security Agreement, in each case as amended, restated, modified or supplemented from time to time.

Commitment shall mean as to any Lender its Revolving Credit Commitment and, in the case of PNC, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments and Swing Loan Commitment of all of the Lenders.

Commodity Hedge shall mean any commodity swap, commodity option, or forward commodity contract transaction, commodity price hedging arrangement, and any other similar transaction.

Commodity Hedge Liabilities shall have the meaning assigned in the definition of Lender Provided Commodity Hedge.

Compliance Certificate shall have the meaning specified in Section 8.3.3 [Certificate of Parent].

Computation Date shall have the meaning specified in Section 2.11.1 [Periodic Computations of Dollar Equivalent amounts of Revolving Credit Loans and Letters of Credit Outstanding, Etc.].

Connection Income Taxes shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Consolidated EBITDA shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) ~~without duplication of any amount added pursuant to clause (i) above, any cash premiums or other non-cash charges related to the early extinguishment of the 2010 Note Documents and the amendment and restatement of the Existing Credit Agreement for such period~~[reserved] and (v) any non-cash charges (other than the write-down of current assets) for such period (provided that to the extent that all or any portion of the income of any person is excluded from Consolidated Net Income pursuant to the definition thereof for all or any portion of such period any amounts set forth in the preceding clauses (i) through (~~v~~iv) that are attributable to such person shall not be included for purposes of this definition for such period or portion thereof), and minus (b) without duplication (i) all cash payments made during such period on account of reserves, restructuring charges and other non-recurring non-cash charges added to Consolidated Net Income pursuant to clause (a)(v) above in a previous period and (ii) to the extent included in determining such Consolidated Net Income, any non-cash extraordinary gains and all non-recurring non-cash items of income for such period, all determined on a consolidated basis in accordance with GAAP; provided that for purposes of calculating Consolidated EBITDA for any period (A) the Consolidated EBITDA of any Person acquired by Parent or any Subsidiary of Parent pursuant to a Permitted Acquisition during such period shall be included on a Pro Forma Basis for such period and (B) the Consolidated EBITDA of any person or line of business sold or otherwise disposed of by Parent or any Subsidiary of any Loan Party during such period shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period).

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Consolidated Funded Indebtedness shall mean Indebtedness of the Parent and its Subsidiaries on a consolidated basis, but excluding Indebtedness of the type described in any of clauses (iv), (v) and (vi) of the definition of “Indebtedness” unless such Indebtedness under any of such clauses (iv), (v) and (vi) is not contingent.

Consolidated Interest Expense shall mean, for any period, total interest expense (including, without limitation, that portion attributable to Capital Lease Obligations in accordance with GAAP and capitalized interest) of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP with respect to all outstanding Indebtedness of the Parent and its Subsidiaries during such period and other financing fees, charges and expenses incurred by such Person for such period (including with respect to letters of credit), in each case determined after giving effect to any net payments made or received by the Parent and its Subsidiaries with respect to Interest Rate Hedges and shall exclude any non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations in respect of Interest Rate Hedges or other derivative instruments pursuant to Statement of Financial Accounting Standards No. ~~133; provided, however, solely for the purpose of clause (b) of Section 8.2.17 [Minimum Interest Coverage Ratio], that for the purpose of computing Consolidated Interest Expense for each of the Parent’s fiscal quarters ending, respectively, December 31, 2013, March 31, 2014, June 30, 2014 and September 30, 2014, interest expense attributable to the Indebtedness under the 2010 Note Documents shall be deemed to be $930,000 in each such fiscal quarter.~~133.

Consolidated Net Debt shall mean an amount equal to Consolidated Funded Indebtedness of the Parent and its Subsidiaries on such date, minus the sum of (i) the amount of consolidated cash in deposit accounts in the United States on such date and (ii) sixty-five percent (65%) of the amount of consolidated cash in deposit accounts outside of the United States that is freely transferable from such jurisdiction to the United States on such date and, as to each of (i) and (ii), is not subject to a Lien in favor of any Person other than the Collateral Agent or to any restriction on the use thereof, other than pursuant to the Loan Documents.

Consolidated Net Income shall mean, for any period, the net income (or loss) of the Parent and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, the portion of net income (or loss) of the Parent and its Subsidiaries on a consolidated basis allocable to minority interest in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Parent or one of its Subsidiaries.

8

Controls shall mean Stoneridge Control Devices, Inc., a Massachusetts corporation.

Covered Entity shall mean (a) each Borrower, each of such Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral and each of their respective officers and employees, (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above and (c) any agent of the foregoing who acts in any capacity in connection with or benefits from the Loans. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage on such day.

Defaulting Lender shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, the Issuing Lender, PNC (as the Swing Loan Lender) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrowers or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent or the Borrowers, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Borrowers’ receipt of such certification in form and substance satisfactory to the Administrative Agent or the Borrowers, as the case may be, (d) has become the subject of a Bankruptcy Event or a Bail-in Action or (e) has failed at any time to comply with the provisions of Section 5.3 [Sharing of Payments by Lenders] within two Business Days of the date required with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders.

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As used in this definition and in Section 2.10 [Defaulting Lenders], the term “Bankruptcy Event” means, with respect to any Person, such Person or such Person’s direct or indirect parent company becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

Dollar Equivalent shall mean, with respect to any amount of any currency, as of any Computation Date, the Equivalent Amount of such currency expressed in Dollars.

Domestic Borrower shall mean each of Parent, Controls and Electronics.

Domestic Guarantor shall mean each Guarantor that is not a Foreign Subsidiary, as listed on Schedule 1.1(D) (as updated from time to time).

Domestic Loan Party shall mean each Domestic Borrower and each Domestic Guarantor.

Domestic Subsidiary shall mean each Subsidiary that is not a Foreign Subsidiary.

Drawing Date shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Dutch Pledge Agreement shall mean the equity interest pledge agreement in form and substance reasonably satisfactory to the Administrative Agent to create a first priority pledge under the laws of the Kingdom of the Netherlands over 65% of the combined voting power of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in Stoneridge Netherlands and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in Stoneridge Netherlands, as amended, restated, modified or supplemented from time to time.

EEA Financial Institution shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

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EEA Member Country shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

EU Bail-In Legislation Schedule shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Effective Date shall mean the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

Electronics shall mean Stoneridge Electronics, Inc., a Texas corporation.

Eligible Contract Participant shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

Eligibility Date shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).

Environmental Laws shall mean all applicable federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to regulated substances; (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated substances; (vi) the presence of contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of environmentally sensitive areas.

Equity Interests shall mean (i) shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or (ii) any warrants, options or other rights to acquire such shares or interests.

Equivalent Amount shall mean, at any time, as determined by Administrative Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the “Reference Currency”) which is to be computed as an equivalent amount of another currency (the “Equivalent Currency”), the amount of such Equivalent Currency converted from such Reference Currency at Administrative Agent’s spot selling rate (based on the market rates then prevailing and available to Administrative Agent) for the sale of such Equivalent Currency for such Reference Currency at a time determined by Administrative Agent on the second Business Day immediately preceding the event for which such calculation is made.

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Equivalent Currency shall have the meaning specified in the definition of “Equivalent Amount”.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

ERISA Event shall mean (a) with respect to a Pension Plan, a reportable event under Section 4043 of ERISA as to which event (after taking into account notice waivers provided for in the regulations) there is a duty to give notice to the PBGC; (b) a withdrawal by Parent or any member of the ERISA Group from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Parent or any member of the ERISA Group from a Multiemployer Plan, notification that a Multiemployer Plan is in reorganization, or occurrence of an event described in Section 4041A(a) of ERISA that results in the termination of a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Parent or any member of the ERISA Group.

ERISA Group shall mean, at any time, the Parent and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Parent, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.

Euro shall refer to the lawful currency of the Participating Member States.

European Interbank Market shall mean the European interbank market for Euro operating in Participating Member States.

Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an “Event of Default.”

Excluded Foreign Subsidiaries shall mean any Foreign Subsidiary that is not the Foreign ~~Subsidiaries listed on Schedule 1.1(S).~~ Borrower.

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Excluded Hedge Liability or Liabilities shall mean, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

Excluded Subsidiaries shall mean, collectively, SRI CS LLC (fka Bolton Conductive Systems LLC), a Michigan limited liability company, and the Excluded Foreign Subsidiaries. The Excluded Subsidiaries are not required to join this Agreement as Guarantors.

Excluded Taxes shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal or Swedish withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 5.6.2 [Replacement of a Lender]) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.9.7 [Status of Lenders], amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 5.9.7 [Status of Lenders], and (iv) any U.S. federal withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of the Borrowers to provide documentation or information to the IRS).

Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

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Existing Credit Agreement shall have the meaning specified in the recital paragraphs of this Agreement.

Existing Lenders, Existing Letters of Credit, and Existing Revolving Loans shall have the respective meanings specified in the recital paragraphs of this Agreement.

Expiration Date shall mean, with respect to the Revolving Credit Commitments, September 12, ~~2019.~~2021.

Facility Fee shall have the meaning specified in Section 2.3 [Facility Fees].

FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

Federal Funds Open Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Administrative Agent (for purposes of this definition, an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrowers, effective on the date of any such change.

Foreign Borrower shall mean Stoneridge Sweden.

Foreign Borrower Sublimit shall have the meaning specified in Section 2.1.3 [Certain Limitations].

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Foreign Currency Hedge shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency.

Foreign Currency Hedge Liabilities shall have the meaning assigned in the definition of Lender Provided Foreign Currency Hedge.

~~Foreign Guarantor shall mean each Guarantor that is a Foreign Subsidiary, as listed on Schedule 1.1(F) (as updated from time to time).~~

Foreign Holding Company shall mean any Guarantor which has no material assets or operations, other than the holding of ownership interests in one or more CFCs.

Foreign Lender shall mean (i) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (ii) if the applicable Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

~~Foreign Loan Party shall mean the Foreign Borrower and each Foreign Guarantor.~~

Foreign Pledge Agreements shall mean, collectively, the Brazil Pledge Agreements, Dutch Pledge Agreement and Mauritius Pledge Agreement.

Foreign Subsidiary shall mean a Subsidiary (which may be a corporation, limited liability company, partnership or other legal entity) organized under the Laws of a jurisdiction outside of the United States.

GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles; Changes in GAAP], and applied on a consistent basis both as to classification of items and amounts.

Guarantor shall mean each of the parties to this Agreement which is designated as a “Guarantor” on the Closing Date and each other Person which joins this Agreement as a Guarantor after the Closing Date, as listed on Schedule 1.1(D) [Domestic Guarantors] ~~or Schedule 1.1(F) [Foreign Guarantors], each~~, as updated from time to time.

Guarantor Joinder shall mean a joinder by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1).

Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

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Guaranty Agreement shall mean the Guaranty Agreement in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Lenders.

Hedge Liabilities shall mean collectively, the Commodity Hedge Liabilities, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities.

ICC shall have the meaning specified in Section 11.11.1 [Governing Law].

Increasing Lender shall have the meaning specified in Section 2.12 [Increase in Revolving Credit Commitments].

Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, (iv) obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (v) any other transaction (including forward sale or purchase agreements, Capital Leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (vi) any Guaranty of Indebtedness for borrowed money.

Indemnified Taxes shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.

Indemnitee shall have the meaning specified in Section 11.3.2 [Indemnification by the Borrowers].

Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries, provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the date of this Agreement, such information is clearly identified at the time of delivery as confidential.

Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.

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Intellectual Property Security Agreement shall mean any of the Patent Security Agreement, Trademark Security Agreement or any security agreement relating to copyrights hereinafter executed and delivered by each of the Domestic Loan Parties to the Administrative Agent for the benefit of the Lenders.

Intercompany Subordination Agreement shall mean a Subordination Agreement among the Loan Parties in the form attached hereto as Exhibit 1.1(I)(2).

Interest Period shall mean the period of time selected by a Borrower in connection with (and to apply to) any election permitted hereunder by such Borrower to have Revolving Credit Loans bear interest under the LIBOR Rate Option. Subject to the last sentence of this definition, such period shall be one Month with respect to Optional Currency Loans and one, two, three or six Months with respect to all other Loans. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if such Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the LIBOR Rate Option if such Borrower is renewing or converting to the LIBOR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Loan Party in order to provide protection to, or minimize the impact upon, such Loan Party of increasing floating rates of interest applicable to Indebtedness.

Interest Rate Hedge Liabilities shall have the meaning assigned in the definition of Lender Provided Interest Rate Hedge.

Interest Rate Option shall mean any LIBOR Rate Option or Base Rate Option.

IRS shall mean the United States Internal Revenue Service.

ISP98 shall have the meaning specified in 11.11.1 [Governing Law].

Issuing Lender shall mean, with respect to any Letter of Credit, the issuer of such Letter of Credit and shall be, (i) with respect to Letter of Credit No. CPCS-853803 issued by JPMorgan Chase Bank, N.A. on September 1, 2011 in the amount of $1,700,000 for the benefit of China Merchants Bank or (ii) with respect to any other Letter of Credit hereunder, PNC, in its individual capacity as issuer of Letters of Credit hereunder, and any other Lender that Borrowers, Administrative Agent and such other Lender may agree may from time to time issue Letters of Credit hereunder. Unless the context clearly indicates otherwise, (a) in the context of any request or application for a Letter of Credit, “Issuing Lender” shall refer to the Issuing Lender to which such request or application is submitted, (ii) in the context of any Letter of Credit that is issued, amended, renewed or extended, “Issuing Lender” shall refer to the Issuing Lender that issued, amended, renewed or extended such Letter of Credit and (iii) with respect to references to “Issuing Lender” that do not relate to a Letter of Credit or a request or application therefor, “Issuing Lender” shall be deemed to refer to each and every Issuing Lender, severally, as its respective interests may appear.

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Joint Venture shall mean a corporation, partnership, limited liability company or other entity in which any Person other than the Loan Parties and their Subsidiaries holds, directly or indirectly, an Equity Interest; provided that (i) no Subsidiary of any Loan Party shall be considered to be a Joint Venture and (ii) any Subsidiary of a Joint Venture shall be considered to be a Joint Venture.

Law shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.

Lender Provided Commodity Hedge shall mean a Commodity Hedge which is provided by any Lender or its Affiliate or a Person that was a Lender or its Affiliate at the time such Commodity Hedge was entered into and for which such Lender confirms to the Administrative Agent in writing no later than five (5) Business Days after the execution thereof that it: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes; provided that no such confirmation shall be required for any Lender Provided Commodity Hedge entered into prior to the Closing Date and permitted under the Existing Credit Agreement. The liabilities owing to the provider of any Lender Provided Commodity Hedge (the “Commodity Hedge Liabilities”) by any Loan Party or Subsidiary thereof that is party to such Lender Provided Commodity Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Loan Party and of each other Loan Party (subject to Section 5.1.2 [Bifurcation]), be guaranteed obligations under the Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Commodity Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.4 [Application of Proceeds].

Lender Provided Foreign Currency Hedge shall mean a Foreign Currency Hedge which is provided by any Lender or its Affiliate and for which such Lender confirms to the Administrative Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes; provided that no such confirmation shall be required for any Lender Provided Foreign Currency Hedge entered into prior to the Closing Date and permitted under the Existing Credit Agreement. The liabilities owing to the provider of any Lender Provided Foreign Currency Hedge (the “Foreign Currency Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Foreign Currency Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party (subject to Section 5.1.2 [Bifurcation]), be guaranteed obligations under the Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Foreign Currency Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.4 [Application of Proceeds].

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Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate and with respect to which such Lender confirms to Administrative Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement, or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes; provided that no such confirmation shall be required for any Lender Provided Interest Rate Hedge entered into prior to the Closing Date and permitted under the Existing Credit Agreement. The liabilities owing to the provider of any Lender Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Interest Rate Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party (subject to Section 5.1.2 [Bifurcation]), be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.4 [Application of Proceeds].

Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender. For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Collateral Agent for the benefit of the Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed.

Letter of Credit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit] and shall include, without limitation, each Existing Letter of Credit.

Letter of Credit Borrowing shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Letter of Credit Fee shall have the meaning specified in Section 2.9.2 [Letter of Credit Fees].

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Letter of Credit Obligation shall mean, as of any date of determination, the aggregate Dollar Equivalent amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate Dollar Equivalent amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Dollar Equivalent Amount of Reimbursement Obligations and Letter of Credit Borrowings on such date.

Letter of Credit Sublimit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

Leverage Ratio shall mean, as of any date of determination, the ratio of (A) Consolidated Net Debt on such date to (B) Consolidated EBITDA (i) for the four fiscal quarters then ending if such date is a fiscal quarter end or (ii) for the four fiscal quarters most recently ended if such date is not a fiscal quarter end.

LIBOR Rate shall mean the following:

(a)          with respect to the Dollar Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent which has been approved by the Intercontinental Exchange Benchmark Administration Ltd. (or such other Person that takes over the administration of such rate) as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. LIBOR may also be expressed by the following formula:

LIBOR =	London interbank offered rates quoted by Bloomberg or appropriate successor as shown on Bloomberg Page BBAM1 1.00 – LIBOR Reserve Percentage

The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrowers of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

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(b)          with respect to Optional Currency Loans in currency other than Euro comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by Administrative Agent by dividing (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which deposits in the relevant Optional Currency are offered by leading banks in the Relevant Interbank Market), or the rate which is quoted by an Alternate Source, at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for deposits in the relevant Optional Currency for an amount comparable to the principal amount of such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. Such LIBOR Rate may also be expressed by the following formula:

LIBOR =	Relevant Interbank Market offered rate quoted by Bloomberg or appropriate successor as shown on Bloomberg Page BBAM1 1.00 - LIBOR Reserve Percentage

The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrowers of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. The LIBOR Rate for any Loans shall be based upon the LIBOR Rate for the currency in which such Loans are requested.

(c)          with respect to Optional Currency Loans denominated in Euro comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by Administrative Agent by dividing (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which deposits in Euro are offered by leading banks in the Relevant Interbank Market) or the rate which is quoted by an Alternate Source, at approximately 11:00 a.m., Brussels time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for deposits in Euro for an amount comparable to the principal amount of such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. Such LIBOR Rate may also be expressed by the following formula:

LIBOR =	London interbank offered rate quoted by Bloomberg or appropriate successor as shown on Bloomberg Page BBAM1 1.00 – LIBOR Reserve Percentage

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The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrowers of the LFOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. LIBOR Rate for any Loans shall be based upon the LIBOR Rate for the currency in which such Loans are requested.

Notwithstanding anything contained herein to the contrary, if at any time the LIBOR Rate as calculated in accordance with this definition shall be less than zero, the LIBOR Rate shall be deemed to be zero for all purposes under this Agreement.

LIBOR Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(ii) [Revolving Credit LIBOR Rate Option].

LIBOR Reserve Percentage shall mean as of any day the maximum percentage in effect on such day, (i) as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”); and (ii) to be maintained by a Lender as required for reserve liquidity, special deposit, or similar purpose by any governmental or monetary authority of any country or political subdivision thereof (including any central bank), against (A) any category of liabilities that includes deposits by reference to which a LIBOR Rate is to be determined, or (B) any category of extension of credit or other assets that includes Loans or Borrowing Tranches to which a LIBOR Rate applies.

Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

Loan Documents shall mean this Agreement, the Administrative Agent’s Letter, the Guaranty Agreement, the Intercompany Subordination Agreement, the Notes, any Intellectual Property Security Agreement, the Pledge and Security Agreement, the Foreign Pledge Agreements, ~~the 2010 Note Intercreditor Agreement~~any other Collateral Document and any other instruments, certificates or documents delivered in connection herewith or therewith.

Loan Parties shall mean the Borrowers and the Guarantors.

Loan Request shall have the meaning specified in Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests].

Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans and Swing Loans or any Revolving Credit Loan or Swing Loan.

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Material Adverse Change shall mean a material adverse effect on (a) the financial condition, results of operations or business of any Loan Party, (b) the financial condition, results of operations or business of the Loan Parties and their respective Subsidiaries, taken as a whole, (c) the value of the assets or property of any Loan Party or the Collateral, or the Collateral Agent’s Liens on the Collateral or, subject to Permitted Liens, the priority of any such Lien or (d) the practical realization of the benefits of the Administrative Agent’s, the Collateral Agent’s and each Lender’s rights and remedies under this Agreement and the other Loan Documents.

Mauritius Pledge Agreement shall mean the equity interest or share pledge agreement in form and substance reasonably satisfactory to the Administrative Agent to create a first priority pledge under the Commercial Code of the laws of the Republic of Mauritius over 65% of the combined voting power of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in Stoneridge Mauritius and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in Stoneridge Mauritius, as amended, restated, modified or supplemented from time to time.

Month, with respect to an Interest Period under the LIBOR Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any LIBOR Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

Multiemployer Plan shall mean any employee pension benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Parent or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five plan years, has made or had an obligation to make such contributions.

New Lender shall have the meaning specified in Section 2.12 [Increase in Revolving Credit Commitments].

Non-Consenting Lender shall have the meaning specified in Section 11.1 [Modifications, Amendments or Waivers].

Non-Material Transaction shall mean a transaction, or series of related transactions, which satisfies the following requirements:

(i)          at the time of the consummation of such transaction, no Event of Default or Potential Default shall have occurred and be continuing;

(ii)         the value of the assets or Capital Stock exchanged or transferred shall not exceed (a) individually for any such transaction, an amount that is 2% of the gross value of the consolidated total assets of the Parent and its Subsidiaries and (b) in the aggregate for all such transactions consummated after the Third Amendment Effective Date, an amount that is 5% of the gross value of the consolidated total assets of the Parent and its Subsidiaries;

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(iii)        if as a result of such transaction a Loan Party acquires or otherwise obtains assets or Capital Stock that are required to be Collateral, such Loan Party shall comply with the requirements of Section 8.1.13 [Covenant to Guaranty Obligations and Give Security], the Pledge and Security Agreement and the other Collateral Documents, in each case to the extent required therein and within the time periods set forth therein; and

(iv)        Administrative Agent shall be reasonably satisfied that any such transaction will not adversely affect in any material respect the interest of the Lenders hereunder.

Non-Qualifying Party shall mean any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the Effective Date of the applicable Swap.

Notes shall mean collectively, and Note shall mean separately, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans and in the form of Exhibit 1.1(N)(2) evidencing the Swing Loan.

Obligation shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Letters of Credit, the Administrative Agent’s Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, (ii) any Lender Provided Commodity Hedge, (iii) any Lender Provided Interest Rate Hedge, (iv) any Lender Provided Foreign Currency Hedge, and (v) any Other Lender Provided Financial Service Product. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

Optional Currency shall mean the following lawful currencies: the Euro, the British Pound, the Swedish Krona and any other currency approved by Administrative Agent and all of the Lenders pursuant to Section 2.11.4(iii)) [European Monetary Union; Requests for Additional Optional Currencies]. Subject to Section 2.11.4 [European Monetary Union], each Optional Currency must be the lawful currency of the specified country.

Optional Currency Loans shall have the meaning specified in Section 2.1.1 [Revolving Credit Loans; Optional Currency Loans].

Optional Currency Sublimit shall have the meaning specified in Section 2.1.1 [Revolving Credit Loans; Optional Currency Loans].

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Order shall have the meaning specified in Section 2.9.9 [Liability for Acts and Omissions].

Original Currency shall have the meaning specified in Section 5.12 [Currency Conversion Procedures for Judgments].

Other Connection Taxes shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Currency shall have the meaning specified in Section 5.12 [Currency Conversion Procedures for Judgments].

Other Lender Provided Financial Service Product shall mean agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, or (f) cash management, including controlled disbursement, accounts or services. The liabilities owing to the provider of any Other Lender Provided Financial Service Product by any Loan Party or Subsidiary thereof shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Loan Party and of each other Loan Party (subject to Section 5.1.2 [Bifurcation]), be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable.

Other Taxes shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6.2 [Replacement of a Lender]).

Overnight Rate shall mean for any day with respect to any Loans in an Optional Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the Relevant Interbank Market.

Parent shall mean Stoneridge, Inc., an Ohio corporation.

Participant has the meaning specified in Section 11.8.4 [Participations].

Participant Register shall have the meaning specified in Section 11.8.4 [Participations].

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Participating Member State shall mean any member State of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

Participation Advance shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Patent Security Agreement shall mean the Amended and Restated Patent Security Agreement in substantially the form of Exhibit 1.1(P)(1) executed and delivered by each of the Domestic Loan Parties to the Administrative Agent for the benefit of the Lenders.

Payment Date shall mean the first day of each calendar quarter after the date hereof and on the Expiration Date or upon acceleration of the Notes.

Payment In Full and Paid in Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

Pension Plan shall mean at any time an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) (including a “multiple employer plan” as described in Sections 4063 and 4064 of ERISA, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or Section 430 of the Code and either (i) is sponsored, maintained or contributed to by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been sponsored, maintained or contributed to by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group, or in the case of a “multiple employer” or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

Permitted Acquisition shall mean any acquisition by a Loan Party or a Subsidiary of Equity Interests in a Person or assets constituting a business or a division or line of business of a Person, if (a) the business or businesses engaged in by such Person, or such business, division or line of business, as applicable, is permitted by Section 8.2.10 [Continuation of or Change in Business], (b) no Event of Default or Potential Default has occurred and is continuing or would result therefrom, (c) all transactions related thereto are consummated in accordance with applicable laws, (d) in the case of an acquisition of Equity Interests in a Person, after giving effect to such acquisition, more than 50% of the Equity Interests in such Person, and any other Subsidiary resulting from such acquisition, shall be owned directly or indirectly by the Parent, (e) all actions required to be taken, if any, with respect to each Subsidiary or asset resulting from such acquisition under Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] shall be taken, (f) the Parent and the Subsidiaries are in compliance, on a Pro Forma Basis with the covenant contained in Section 8.2.17 [Minimum Interest Coverage Ratio], (g) after giving effect to the incurrence of any Indebtedness under Section 8.2.1(vii) [Indebtedness] and on a Pro Forma Basis, the Leverage Ratio of the Parent and its Subsidiaries does not exceed 2.50 to 1.00, (h) in the case of an acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such acquisition, (i) on the date of the consummation of such acquisition, and after giving effect thereto and the payment of consideration thereunder and costs and expenses in connection therewith by any one or more of the Parent and its Subsidiaries, the remainder obtained by subtracting the aggregate of the Revolving Facility Usage on such date from the aggregate amount of the Revolving Credit Commitments on such date shall be greater than Fifty Million Dollars ($50,000,000), and (j) the Borrowers have delivered to the Administrative Agent a certificate signed by an Authorized Officer to the effect set forth in clauses (a) through (i) above (together with all financial information considered relevant by the Administrative Agent for the business or Person being acquired with respect to any individual Permitted Acquisition if aggregate consideration (including cash and non-cash consideration, equity consideration, any assumption of Indebtedness and any earn out payments) paid by Parent and its Subsidiaries exceeds Fifty Million Dollars ($50,000,000)) and, with respect to clauses (f), (g) and (i), including reasonably detailed calculations demonstrating compliance therewith.

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Permitted Investments shall mean:

(i)          direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

(ii)         commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor’s Financial Services LLC or P-1 by Moody’s Investors Service, Inc. on the date of acquisition;

(iii)        demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor’s Financial Services LLC on the date of acquisition;

(iv)        money market or mutual funds whose investments are limited to those types of investments described in clauses (i)-(iii) above; and

(v)         investments made under the Cash Management Agreements or under cash management agreements with any other Lenders.

Permitted JV Transaction shall mean the acquisition by a Loan Party or a Subsidiary of Equity Interests in a Joint Venture which would satisfy the definition of “Permitted Acquisition” in all respects other than clause (d) in the definition thereof and so long as (i) such Joint Venture is organized under the Laws of a jurisdiction outside of the United States and (ii) no Loan Party or Subsidiary shall be liable, or agree to become liable, for any liabilities of such Joint Venture beyond such Loan Party or Subsidiary’s Equity Interest in such Joint Venture.

Permitted Transaction shall mean a transaction, or series of related transactions, which satisfies the following requirements:

(i)          at the time of the consummation of such transaction, no Event of Default or Potential Default shall have occurred and be continuing;

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(ii)         the parties to such transaction shall be (a) one or more Subsidiaries which are not Loan Parties and (b) one or more third parties which are not Affiliates of any Loan Party or Subsidiary thereof;

(iii)        the value of the assets or Capital Stock exchanged or transferred shall not exceed (a) individually, for any such transaction, an amount that is 2% of the gross value of the consolidated total assets of the Parent and its Subsidiaries and (b) in the aggregate for all such transactions consummated after the Third Amendment Effective Date, an amount that is 5% of the gross value of the consolidated total assets of the Parent and its Subsidiaries;

(iv)        if as a result of such transaction a Loan Party acquires or otherwise obtains assets or Capital Stock that are required to be Collateral, such Loan Party shall comply with the requirements of Section 8.1.13 [Covenant to Guaranty Obligations and Give Security], the Pledge and Security Agreement and the other Collateral Documents, in each case to the extent required therein and within the time periods set forth therein; and

(v)         the Borrowers shall provide the Administrative Agent with written notice, together with such further details and information as is reasonably requested by the Administrative Agent, with respect to such transaction, no later than 5 Business Days after the closing of such transaction.

Permitted Liens shall mean:

(i)          Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

(ii)         Pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;

(iii)        Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

(iv)        Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(v)         Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(vi)        Liens, security interests and mortgages in favor of the Administrative Agent for the benefit of the Lenders and their Affiliates securing the Obligations (including Lender Provided Commodity Hedges, Lender Provided Interest Rate Hedges , Lender Provided Foreign Currency Hedges and Other Lender Provided Financial Services Obligations);

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(vii)       Any Lien existing on the date of this Agreement and described on Schedule 1.1(P), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

(viii)      Purchase Money Security Interests and Capital Lease Obligations permitted in Section 8.2.14 [Capital Expenditures and Leases]; provided that (i) the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests and Capital Lease Obligations shall not exceed Sixteen Million Dollars ($16,000,000) in the aggregate (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P)), and (ii) such Liens shall be limited to the assets acquired with such purchase money financing or leased pursuant to such capital lease;

(ix)         Any Lien against the assets of a Foreign Subsidiary (other than ~~a~~the Foreign ~~Loan Party~~Borrower);

(x)          ~~So long as obligations under the 2010 Note Documents are outstanding, any Lien pursuant to the 2010 Note Documents, subject to the 2010 Note Intercreditor Agreement; or~~[Reserved]

(xi)         The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

(1)         claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

(2)         claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

(3)         claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

(4)         Liens resulting from final judgments or orders described in Section 9.1.7 [Final Judgments or Orders].

Permitted Swedish Merger shall mean the merger of Stoneridge Sweden, Stoneridge AB and Stoneridge Nordic AB, with Stoneridge Sweden as the surviving entity, so long as the Loan Parties have provided the Administrative Agent with all documentation and other information requested by the Administrative Agent in order to comply with requirements of the USA Patriot Act or other applicable Law.

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Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

Pledge and Security Agreement shall mean the Pledge and Security Agreement in substantially the form of Exhibit 1.1(S) executed and delivered by each of the Domestic Loan Parties to the Administrative Agent for the benefit of the Lenders.

PNC shall mean PNC Bank, National Association, its successors and assigns.

Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.

Prime Rate shall mean the interest rate per annum announced from time to time by the financial institution then serving as the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the Collateral which is subject only to statutory Liens for taxes not yet due and payable or Purchase Money Security Interests permitted hereunder.

Pro Forma Basis shall mean, with respect to compliance with any covenant or test hereunder (including for the purposes of the pricing grid on Schedule 1.1(A) hereof), compliance with such covenant or test after giving effect to (a) any increase in Commitments pursuant to Section 2.12 [Increase in Revolving Credit Commitments], (b) any Permitted Acquisition (to the extent not subsequently disposed of during such period), or (c) any sale or disposition of assets (other than as permitted in clauses (i) through (iv) of Section 8.2.7 [Dispositions of Assets and Subsidiaries]), as if such increase, Permitted Acquisition or such sale or disposition, and all other increases, Permitted Acquisitions or sales or dispositions, and any refinancing of Indebtedness in connection therewith consummated during such period, and any Indebtedness or other liabilities incurred in connection with any such Permitted Acquisition or sale or disposition had been consummated or, as the case may be, incurred at the beginning of such period. For purposes of this definition, (i) if any Indebtedness to be so incurred bears interest at a floating rate and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the last day of the applicable period had been the applicable rate for the entire period (taking into account any applicable Interest Rate Hedge), (ii) if such Indebtedness bears, at the option of the Borrowers a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Borrowers, either the fixed or floating rate (determined in accordance with clause (i)); and (iii) interest on Indebtedness under a revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such period.

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PST shall mean PST Eletrônica, Ltda., a limited business company.

Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent). Notwithstanding anything contained herein to the contrary, if at any time the Published Rate as calculated in accordance with this definition shall be less than zero, the Published Rate shall be deemed to be zero for all purposes under this Agreement.

Purchase Money Security Interest shall mean Liens upon tangible personal property, other than inventory (as defined in the Uniform Commercial Code), securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

Qualified ECP Loan Party shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

Ratable Share shall mean:

(i)          with respect to a Lender’s obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, and receive payments, interest, and fees related thereto, the proportion that such Lender’s Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders, provided however that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

(ii)         with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment by (ii) the sum of the aggregate amount of the Revolving Credit Commitments of all Lenders; provided however that if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments and provided further in the case of Section 2.10 [Defaulting Lenders] when a Defaulting Lender shall exist, “Ratable Share” shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.

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Recipient shall mean (i) the Administrative Agent, (ii) any Lender and (iii) the Issuing Lender, as applicable.

Reference Currency shall have the meaning specified in the definition of “Equivalent Amount.”

Reimbursement Obligation shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Related Parties shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

Relevant Interbank Market shall mean (a) in relation to the Euro, the European Interbank Market, (b) in relation to Swedish Krona, the Stockholm interbank market and (c) in relation to any other currency, the London interbank market.

Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.

Reportable Compliance Event shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

Required Lenders shall mean Lenders (other than any Defaulting Lender) having more than 50% of the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender).

Required Share shall have the meaning assigned to such term in Section 5.11 [Settlement Date Procedures].

Restricted Investments shall mean all of the following with respect to any of the Excluded Foreign Subsidiaries: (i) investments or contributions by any of the Loan Parties directly or indirectly in or to the capital of or other payments to or for the benefit of such Excluded Foreign Subsidiary, (ii) loans by any of the Loan Parties directly or indirectly to such Excluded Foreign Subsidiary, (iii) guaranties by any of the Loan Parties directly or indirectly of the obligations of such Excluded Foreign Subsidiary, or (iv) other obligations, contingent or otherwise, of any of the Loan Parties to or for the benefit of such Excluded Foreign Subsidiary.

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Restricted Payment shall have the meaning set forth in Section 8.2.5 [Dividends and Related Distributions].

Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Revolving Credit Loans,” as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrowers pursuant to Section 2.1 [Revolving Credit Commitments] or Section 2.9.3 [Disbursements, Reimbursement].

Revolving Facility Usage shall mean at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.

Sanctioned Country shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

Sanctioned Person shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

Settlement Date shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant to the procedures set forth in Section 5.11 [Settlement Date Procedures].

Solvent shall mean, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Statements shall have the meaning specified in Section 6.1.6(i) [Historical Statements].

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Stoneridge Brazil shall mean Stoneridge do Brasil Participações Ltda., a limited business company (formerly known as Alphabet do Brasil Ltda.).

Stoneridge Mauritius shall mean Stoneridge Asia Holdings Ltd., a Mauritius corporation.

Stoneridge Netherlands shall mean SRI Holdings CV, a Dutch limited partnership.

Stoneridge Sweden shall mean Stoneridge Electronics AB, a Swedish corporation.

Subsidiary of any Person at any time shall mean any corporation, trust, partnership, limited liability company or other business entity (i) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (ii) which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries.

Subsidiary Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries and Owners; Investment Companies].

Swap shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

Swap Obligation shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Interest Rate Hedge, Lender Provided Commodity Hedge or a Lender Provided Foreign Currency Hedge.

Swedish Krona shall refer to the lawful currency of the Kingdom of Sweden.

Swing Loan Commitment shall mean PNC’s commitment to make Swing Loans to the Domestic Borrowers pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount up to Twenty Million Dollars ($20,000,000).

Swing Loan Lender shall mean PNC, in its capacity as a lender of Swing Loans.

Swing Loan Note shall mean the Swing Loan Note of the Domestic Borrowers in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 [Swing Loan Requests] hereof.

Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC to a Domestic Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.

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Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

~~TED Transaction shall mean the transaction pursuant to which TED de México, S.A. de C.V. shall be split into two entities, each of with shall be organized under the laws of the United Mexican States and owned by Parent.~~Third Amendment Effective Date shall mean the “Amendment Effective Date” as defined in that certain Amendment No. 3 to Third Amended and Restated Credit Agreement and Amendment to Pledge and Security Agreement, dated as of August 12, 2016, among the Borrowers, the Administrative Agent and the Lenders.

Trademark Security Agreement shall mean the Amended and Restated Trademark Security Agreement in substantially the form of Exhibit 1.1(P)(2) executed and delivered by each of the Domestic Loan Parties to the Administrative Agent for the benefit of the Lenders.

UCP shall have the meaning specified in Section 11.11.1 [Governing Law].

USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

U.S. Person shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate shall have the meaning specified in Section 5.9.7 [Status of Lenders].

~~Wiring Business Divestiture shall mean the disposition by Parent and its Affiliates of an unincorporated division in the business of designing and manufacturing electrical power and signal distribution products and systems pursuant to that certain Asset Purchase Agreement, dated as of May 26, 2014, as amended, among Parent, Motherson Sumi Systems Limited, a limited company incorporated under the laws of India and MSSL (GB) Limited, a limited company incorporated under the laws of the United Kingdom and certain other documentation in connection therewith.~~

Withholding Agent shall mean any Loan Party and the Administrative Agent.

Write-Down and Conversion Powers shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

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1.2           Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person’s successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall constitute references to Eastern Time.

1.3           Accounting Principles; Changes in GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing statements referred to in Section 6.1.6(i) [Financial Statements; Historical Statements]. Notwithstanding the foregoing, if Parent notifies the Administrative Agent in writing that Parent wishes to amend any financial covenant in Section 8.2 [Negative Covenants] of this Agreement, any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Facility Fee determinations to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such financial covenants and/or interest, Letter of Credit Fee or Facility Fee determinations (or if the Administrative Agent notifies the Parent in writing that the Required Lenders wish to amend any financial covenant in Section 8.2 [Negative Covenants], any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Facility Fee determinations to eliminate the effect of any such change in GAAP), then the Administrative Agent, the Lenders and the Parent shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, the Loan Parties’ compliance with such covenants and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Facility Fee determinations shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Parent and the Required Lenders, and the Loan Parties shall provide to the Administrative Agent, when they deliver their financial statements pursuant to Section 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements] of this Agreement, such reconciliation statements as shall be reasonably requested by the Administrative Agent. For purposes of calculations made pursuant to the terms of this Agreement, GAAP will be deemed to treat operating leases and capital leases in a manner consistent with their current treatment under generally accepted accounting principles as in effect on the Closing Date, notwithstanding any modifications or interpretive changes thereto that may occur hereafter.

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1.4          Currency Calculations . All financial statements and Compliance Certificates shall be set forth in Dollars. For purposes of preparing the financial statements, calculating financial covenants and determining compliance with covenants expressed in Dollars, Optional Currencies shall be converted to Dollars on a weighted average (spot rate for any balance sheet calculation) in accordance with GAAP.

1.5          Pro Forma Calculations. With respect to any period during which any increase in Commitments pursuant to Section 2.12 [Increase in Revolving Credit Commitments], any Permitted Acquisition or any sale or disposition of assets (other than as permitted in clauses (i) through (iv) of Section 8.2.7 [Dispositions of Assets and Subsidiaries]) occurs as permitted pursuant to the terms hereof, the financial covenants set forth in Sections 8.2.16 [Maximum Leverage Ratio] and 8.2.17 [Minimum Interest Coverage Ratio] and the pricing grid on Schedule 1.1(A) hereof shall be calculated with respect to such period and such increase in Commitments, such Permitted Acquisition or such sale or disposition on a Pro Forma Basis.

1.6          Same Indebtedness; Other References.

1.6.1           This Agreement and the other Loan Documents shall not be deemed to provide for or effect a novation or repayment and re-advance of any portion of the Existing Revolving Loans or the Existing Letters of Credit now outstanding, it being the intention of the Borrowers and the Lenders hereby that the Indebtedness owing under this Agreement be and hereby is the same Indebtedness as that owing under the Existing Credit Agreement immediately prior to the effectiveness hereof. Without limiting the generality of the foregoing, to the extent, if any, not paid prior to the effectiveness of this Agreement, all accrued interest and fees owing under and pursuant to the Existing Credit Agreement shall be due and payable in full on the date on which they would have been due and payable pursuant the Existing Credit Agreement.

1.6.2           Upon the effectiveness of this Agreement as provided in Section 7.1.1 [Deliveries] hereof, the Existing Credit Agreement shall be deemed to have been amended and restated in its entirety and superseded by this Agreement, and any references in any other Loan Document to the Existing Credit Agreement shall be deemed to refer to this Agreement.

2.          REVOLVING CREDIT AND SWING LOAN FACILITIES

2.1          Revolving Credit Commitments.

2.1.1           Revolving Credit Loans; Optional Currency Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, the terms and conditions governing Existing Revolving Loans shall be amended and restated in their entirety to provide for an amended and restated revolving credit facility under which each Lender severally agrees to make Revolving Credit Loans in either Dollars or one or more Optional Currencies to the Borrowers at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to each such Loan (i) the aggregate Dollar Equivalent amount of Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations, (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments, (iii) no Revolving Credit Loan to which the Base Rate Option applies shall be made in an Optional Currency and (iv) the aggregate Dollar Equivalent principal amount of Revolving Credit Loans made in any Optional Currency (each an “Optional Currency Loan”) shall not exceed $100,000,000 (the “Optional Currency Sublimit”). Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1 [Revolving Credit Commitments].

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The Existing Revolving Loans shall, upon and subject to the terms and conditions of this Agreement, including Section 7 [Conditions of Lending and Issuance of Letters of Credit] hereof, be refinanced with an initial advance of Revolving Credit Loans on the Closing Date (with such Revolving Credit Loans advanced on the Closing Date being pursuant to the respective Ratable Shares of the Lenders), and all commitments for revolving credit under the Existing Credit Agreement thereupon shall be terminated.

2.1.2           Swing Loan Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, PNC may, at its option, cancelable at any time for any reason whatsoever, make swing loans in Dollars (the “Swing Loans”) to the Domestic Borrowers at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of the Swing Loan Commitment, provided that after giving effect to such Loan, the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments of the Lenders. Within such limits of time and amount and subject to the other provisions of this Agreement, the Domestic Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.2 [Swing Loan Commitment].

2.1.3           Certain Limitations. Notwithstanding anything to the contrary contained this Agreement (including this Section 2.1 [Revolving Credit Commitments]), any Note, or any other Loan Document, at no time shall the Equivalent Amount of the portion of the Revolving Credit Loans and Letter of Credit Obligations that consist of Revolving Credit Loans advanced to the Foreign Borrower and Letters of Credit issued for the account of the Foreign Borrower exceed ~~Fifty~~Eighty Million Dollars ($~~50,000,000~~80,000,000) in the aggregate (the “Foreign Borrower Sublimit”).

2.2         Nature of Lenders’ Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share. The aggregate Dollar Equivalent of each Lender’s Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

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2.3         Facility Fees. Accruing from the date hereof until the Expiration Date, each Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable facility fee (the “Facility Fee”) equal to the Applicable Facility Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed), multiplied by the aggregate Revolving Credit Commitments from time to time in effect; provided, further, that any Facility Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such Facility Fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided further that no Facility Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Facility Fees shall be payable in arrears on each Payment Date and in Dollars.

2.4         Termination or Reduction of Revolving Credit Commitments. The Borrowers shall have the right, upon not less than three (3) Business Days’ notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments (ratably among the Lenders in proportion to their Ratable Shares); provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Revolving Facility Usage would exceed the aggregate Revolving Credit Commitments of the Lenders. Any such reduction shall be in an amount equal to Five Million Dollars ($5,000,000), or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect. Any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Facility Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated. Any notice to reduce the Revolving Credit Commitments under this Section 2.4 [Termination or Reduction of Revolving Credit Commitments] shall be irrevocable.

2.5         Revolving Credit Loan Requests; Swing Loan Requests.

2.5.1           Revolving Credit Loan Requests. Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 10:00 a.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in Dollars to which the LIBOR Rate Option applies or the conversion to or the renewal of the LIBOR Rate Option for any Loans in Dollars; (ii) four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Optional Currency Loans or the date of conversion to or renewal of the LIBOR Rate Option for any Optional Currency Loan, and (iii) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (A) the applicable Borrower, (B) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amount shall be in (x) integral multiples of One Million Dollars ($1,000,000) (or the Dollar Equivalent thereof) and not less than Five Million Dollars ($5,000,000) (or the Dollar Equivalent thereof) for each Borrowing Tranche under the LIBOR Rate Option, and (y) integral multiples of Five Hundred Thousand Dollars ($500,000) and not less than One Million Dollars ($1,000,000) for each Borrowing Tranche under the Base Rate Option, (C) whether the LIBOR Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche, (D) the currency in which such Revolving Credit Loans shall be funded if the applicable Borrower elects the LIBOR Rate Option, and (E) in the case of a Borrowing Tranche to which the LIBOR Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche. No Optional Currency Loan may be borrowed as a Base Rate Loan or converted into a Base Rate Loan or a Loan denominated in a different Optional Currency.

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2.5.2           Swing Loan Requests. Except as otherwise provided herein, any Domestic Borrower may from time to time prior to the Expiration Date request the Swing Loan Lender to make Swing Loans by delivery to the Swing Loan Lender not later than 12:00 noon on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a “Swing Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the applicable Borrower, the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than One Hundred Thousand Dollars ($100,000).

2.6         Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.

2.6.1           Making Revolving Credit Loans. The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrowers, including the currency in which the Revolving Credit Loan is requested, and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations with Respect to Revolving Credit Loans]. Each Lender shall remit the principal amount of each Revolving Credit Loan in the requested Optional Currency (or in Dollars if so requested by the Administrative Agent) to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the applicable Borrower in U.S. Dollars or the requested Optional Currency (as applicable) and immediately available funds at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds, including funds in the requested Optional Currency, the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Administrative Agent]. Each Lender at its option may make any Revolving Credit Loan by causing any domestic or foreign office, branch or affiliate of such Lender to make such Revolving Credit Loan.

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2.6.2           Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender (on a several basis) and the Borrowers (on a joint and several basis) agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.6.3           Making Swing Loans. So long as PNC elects to make Swing Loans, PNC shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2, [Swing Loan Requests] fund such Swing Loan to the applicable Domestic Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 4:00 p.m. on the Borrowing Date.

2.6.4           Repayment of Revolving Credit Loans. The Borrowers shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date.

2.6.5           Borrowings to Repay Swing Loans. PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender’s Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. PNC shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.6.5 [Borrowings to Repay Swing Loans] and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 [Revolving Credit Loan Requests] are then satisfied) by the time PNC so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from PNC.

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2.6.6           Swing Loans Under Cash Management Agreements. In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.6.3 [Making Swing Loans], without the requirement for a specific request from the Borrowers pursuant to Section 2.5.2 [Swing Loan Requests], PNC as the Swing Loan Lender may make Swing Loans to the Domestic Borrowers in accordance with the provisions of the agreements between such Domestic Borrower and such Swing Loan Lender relating to such Domestic Borrower’s deposit, sweep and other accounts at such Swing Loan Lender and related arrangements and agreements regarding the management and investment of such Domestic Borrower’s cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in such Domestic Borrower’s accounts which are subject to the provisions of the Cash Management Agreements. Swing Loans made pursuant to this Section 2.6.6 [Swing Loans Under Cash Management Agreements] in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2 [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.5.2 [Swing Loan Requests], (iii) be payable by such Domestic Borrower, both as to principal and interest, at the rates and times set forth in this Agreement, (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by such Domestic Borrower in accordance with the provisions of the Cash Management Agreements, be subject to each Lender’s obligation pursuant to Section 2.6.5 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2 [Revolving Credit and Swing Loan Facilities].

2.7         Notes. The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note, dated the Closing Date payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment of such Lender. The Obligation of the Domestic Borrowers to repay the aggregate unpaid principal amount of Swing Loans made to it by the Swing Loan Lender, together with interest thereon, shall be evidenced by a swing Note, dated the Closing Date payable to the order of the Swing Loan Lender in a face amount equal to the Swing Loan Commitment.

2.8         Use of Proceeds. The proceeds of the Loans shall be used (i) ~~to refinance all existing Indebtedness of the Borrowers under the 2010 Note Documents, (ii)~~ for the payment of fees, costs and expenses relating to the Loan Documents and the transactions contemplated thereby and (~~iii~~ii) for Permitted Acquisitions, Permitted JV Transactions and ongoing working capital, capital expenditures and other general company purposes, in each case to the extent permitted hereunder.

2.9         Letter of Credit Subfacility. Subject to the limitations set forth in Section 2.1.3[Certain Limitations]:

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2.9.1        Issuance of Letters of Credit. Upon the effectiveness of this Agreement, each Existing Letter of Credit shall constitute a “Letter of Credit” for all purposes of this Agreement, issued, for purposes of this Section 2.9 [Letter of Credit Subfacility], on the Closing Date (provided that any and all fees accrued to the Closing Date in respect thereof pursuant to the Existing Credit Agreement shall have been paid in full on or before the Closing Date); all of the risk participation exposures in respect of the Existing Letters of Credit shall be deemed to be assumed by the Lenders ratably according to their respective Ratable Shares; and the Borrowers, the Administrative Agent and the Issuing Lender hereby agree that, from and after such date, the terms of this Agreement shall apply to the Existing Letters of Credit, superseding any other agreement theretofore applicable to them to the extent inconsistent with the terms hereof. The Borrowers or any Loan Party may at any time prior to the Expiration Date request the issuance of a standby or trade letter of credit (each a “Letter of Credit”), which may be denominated in either Dollars or an Optional Currency, for its own account or the account of another Loan Party or any Subsidiary, or the amendment or extension of an existing Letter of Credit, by delivering or transmitting electronically, or having such other Loan Party deliver or transmit electronically to the Issuing Lender (with a copy to the Administrative Agent) a completed application for letter of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 10:00 a.m. at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. The Borrowers or any Loan Party shall authorize and direct the Issuing Lender to name the applicable Borrower or any Loan Party or any Subsidiary as the “Applicant” or “Account Party” of each Letter of Credit; provided that if any such Subsidiary that is an “Applicant” or “Account Party” is not a Loan Party, the applicable Letter of Credit Obligations shall be the Obligations of each Loan Party that directly or indirectly owns the Equity Interests of such Subsidiary. Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide the Administrative Agent with a copy thereof.

2.9.1.1           Unless the Issuing Lender has received notice from any Lender, the Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9 [Letter of Credit Subfacility], the Issuing Lender or any of the Issuing Lender’s Affiliates will issue the proposed Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than the Expiration Date and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any time outstanding, Ten Million Dollars ($10,000,000) (the “Letter of Credit Sublimit”) or (ii) the Revolving Facility Usage exceed, at any time outstanding, the Revolving Credit Commitments. Each request by the Borrowers for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrowers that it shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

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2.9.1.2           Notwithstanding Section 2.9.1.1, the Issuing Lender shall not be under any obligation to issue any Letter of Credit if any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it.

2.9.2        Letter of Credit Fees. The Borrowers shall pay in Dollars (i) to the Administrative Agent for the ratable account of the Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate on the daily amount available to be drawn under each Letter of Credit, and (ii) to the Issuing Lender for its own account a fronting fee equal to 0.125% per annum on the daily amount available to be drawn under each Letter of Credit. All Letter of Credit Fees and fronting fees shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit. The Borrowers shall also pay (in Dollars) to the Issuing Lender for the Issuing Lender’s sole account the Issuing Lender’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.9.3        Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in a Dollar Equivalent amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

2.9.3.1           In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrowers and the Administrative Agent thereof. Provided that it shall have received such notice, the Borrowers shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the Issuing Lender prior to 12:00 noon on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”) by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender in the same currency as paid, unless otherwise required by the Administrative Agent of the Issuing Lender. In the event the Borrowers fail to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 noon on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrowers shall be deemed to have requested that Revolving Credit Loans be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.9.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

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2.9.3.2           Each Lender shall upon any notice pursuant to Section 2.9.3.1 make available to the Administrative Agent for the account of the Issuing Lender an amount in Dollars in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.9.3 [Disbursements; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrowers in that amount. If any Lender so notified fails to make available in Dollars to the Administrative Agent for the account of the Issuing Lender the amount of such Lender’s Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Credit Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.9.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation to make funds available to the Administrative Agent as and when required under this Section 2.9.3.2.

2.9.3.3           With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans in Dollars under the Base Rate Option to the Borrowers in whole or in part as contemplated by Section 2.9.3.1, because of the Borrowers’ failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrowers shall be deemed to have incurred from the Issuing Lender a borrowing (each a “Letter of Credit Borrowing”) in Dollars in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.9.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a “Participation Advance”) from such Lender in satisfaction of its participation obligation under this Section 2.9.3 [Disbursements, Reimbursement].

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2.9.4        Repayment of Participation Advances.

2.9.4.1           Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrowers (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.

2.9.4.2           If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section in reimbursement of a payment made under any Letter of Credit or interest or fees thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate (or, for any payment in an Optional Currency, the Overnight Rate) in effect from time to time.

2.9.5        Documentation. Each Loan Party agrees to be bound by the terms of the Issuing Lender’s application and agreement for letters of credit and the Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.9.6        Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.9.7        Nature of Participation and Reimbursement Obligations. Each Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 [Letter of Credit Subfacility] under all circumstances, including the following circumstances:

(i)          any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Borrowers or any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

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(ii)         the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], 2.6 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3 [Disbursements, Reimbursement];

(iii)        any lack of validity or enforceability of any Letter of Credit;

(iv)        any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(v)         the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;

(vi)        payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii)       the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)      any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)         any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

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(x)          any breach of this Agreement or any other Loan Document by any party thereto;

(xi)         the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii)        the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(xiii)       the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv)      any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.9.8       Indemnity. Each Domestic Borrower (on a joint and several basis for itself and all other Loan Parties) and the Foreign Borrower (solely as to itself) hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction.

2.9.9       Liability for Acts and Omissions. As between any Loan Party and the Issuing Lender, or the Issuing Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender’s or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender’s gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

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Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrowers or any Lender.

2.9.10     Issuing Lender Reporting Requirements. Each Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and Borrowers a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

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2.10       Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)          fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.3 [Facility Fees];

(ii)         the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(iii)        if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:

(a)          all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Revolving Facility Usage does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;

(b)          if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, cash collateralize for the benefit of the Issuing Lender the Borrowers’ obligations corresponding to such Defaulting Lender’s Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;

(c)          if the Borrowers cash collateralize any portion of such Defaulting Lender’s Letter of Credit Obligations pursuant to clause (b) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations during the period such Defaulting Lender’s Letter of Credit Obligations are cash collateralized;

(d)          if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.9.2 [Letter of Credit Fees] shall be adjusted in accordance with such non-Defaulting Lenders’ Ratable Share; and

(e)          if all or any portion of such Defaulting Lender’s Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to clause (a) or (b) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or cash collateralized; and

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(iv)        so long as such Lender is a Defaulting Lender, PNC shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Lender is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.10(iii)[ Defaulting Lenders], and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.10(iii)(a) [Defaulting Lenders] (and such Defaulting Lender shall not participate therein).

The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lender, and agrees to maintain, a first priority security interest in all such cash collateral as security for the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to this Agreement. If at any time the Administrative Agent determines that cash collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lender as herein provided, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional cash collateral in an amount sufficient to eliminate such deficiency (after giving effect to any cash collateral provided by the Defaulting Lender).

If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) PNC or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, PNC shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless PNC or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to PNC or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrowers, PNC and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.

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2.11       Utilization of Commitments in Optional Currencies.

2.11.1      Periodic Computations of Dollar Equivalent Amounts of Revolving Credit Loans that are Optional Currency Loans and Letters of Credit Outstanding; Repayment in Same Currency. For purposes of determining utilization of the Revolving Credit Commitments, the Administrative Agent will determine the Dollar Equivalent amount of (i) the proposed Revolving Credit Loans that are Optional Currency Loans and Letters of Credit to be denominated in an Optional Currency as of the requested Borrowing Date or date of issuance, as the case may be, (ii) the outstanding Letter of Credit Obligations denominated in an Optional Currency as of the last Business Day of each month, and (iii) the outstanding Revolving Credit Loans denominated in an Optional Currency as of the end of each Interest Period (each such date under clauses (i) through (iii), and any other date on which the Administrative Agent determines it is necessary or advisable to make such computation, in its sole discretion, is referred to as a “Computation Date”). Unless otherwise provided in this Agreement or agreed to by the Administrative Agent and the Company, each Loan and Reimbursement Obligation shall be repaid or prepaid in the same currency in which the Loan or Reimbursement Obligation was made.

2.11.2      Notices From Lenders That Optional Currencies Are Unavailable to Fund New Loans. The Lenders shall be under no obligation to make the Revolving Credit Loans requested by the Borrowers which are denominated in an Optional Currency if any Lender notifies the Administrative Agent by 5:00 p.m. four (4) Business Days prior to the Borrowing Date for such Revolving Credit Loans that such Lender cannot provide its Revolving Credit Ratable Share of such Revolving Credit Loans in such Optional Currency; provided that a Lender may give such notice only in the event that such Lender has determined that the relevant Optional Currency is no longer freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars or available to such Lender, or to banks generally, in the Relevant Interbank Market. In the event the Administrative Agent timely receives a notice from a Lender pursuant to the preceding sentence, the Administrative Agent will notify the Borrowers no later than 12:00 noon three (3) Business Days prior to the Borrowing Date for such Revolving Credit Loans that the Optional Currency is not then available for such Revolving Credit Loans, and the Administrative Agent shall promptly thereafter notify the Lenders of the same and the Lenders shall not make such Revolving Credit Loans requested by the Borrowers under its Loan Request.

2.11.3     Notices From Lenders That Optional Currencies Are Unavailable to Fund Renewals of the LIBOR Rate Option. If a Borrower delivers a Loan Request requesting that the Lenders renew the LIBOR Rate Option with respect to an outstanding Borrowing Tranche of Revolving Credit Loans denominated in an Optional Currency, the Lenders shall be under no obligation to renew such LIBOR Rate Option if any Lender delivers to the Administrative Agent a notice by 5:00 p.m. four (4) Business Days prior to the effective date of such renewal that such Lender cannot continue to provide Revolving Credit Loans in such Optional Currency. In the event the Administrative Agent timely receives a notice from a Lender pursuant to the preceding sentence, the Administrative Agent will notify the Borrowers no later than 12:00 noon three (3) Business Days prior to the renewal date that the renewal of such Revolving Credit Loans in such Optional Currency is not then available, and the Administrative Agent shall promptly thereafter notify the Lenders of the same. If the Administrative Agent shall have so notified the Borrowers that any such continuation of such Revolving Credit Loans in such Optional Currency is not then available, any notice of renewal with respect thereto shall be deemed withdrawn, and such Loans shall be redenominated into Loans in Dollars at the Base Rate Option or LIBOR Rate Option, at the applicable Borrower’s option (subject, in the case of the LIBOR Rate Option, to compliance with Section 2.6.1 [Making Revolving Credit Loans, Etc.] and Section 4.1[Interest Rate Options]), with effect from the last day of the Interest Period with respect to any such Loans. The Administrative Agent will promptly notify the Borrowers and the Lenders of any such redenomination, and in such notice, the Administrative Agent will state the aggregate Dollar Equivalent amount of the redenominated Revolving Credit Loans in an Optional Currency as of the applicable Computation Date with respect thereto and such Lender’s Revolving Credit Ratable Share thereof.

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2.11.4     European Monetary Union.

(i)          Payments In Euros Under Certain Circumstances. If (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro or (ii) any Optional Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such currency as lawful currency of such nation and the Administrative Agent or the Required Lenders shall so request in a notice delivered to the Borrowers, then any amount payable hereunder by any party hereto in such Optional Currency shall instead by payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate established by that nation for the purpose of implementing the replacement of the relevant Optional Currency by the Euro (and the provisions governing payments in Optional Currencies in this Agreement shall apply to such payment in the Euro as if such payment in the Euro were a payment in an Optional Currency). Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any Optional Currency will, except as otherwise provided herein, continue to be payable only in that currency.

(ii)         Additional Compensation Under Certain Circumstances. Each Borrower agrees, at the request of any Lender, to compensate such Lender for any loss, cost, expense or reduction in return that such Lender shall reasonably determine shall be incurred or sustained by such Lender as a result of the replacement of any Optional Currency by the Euro and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of any Lender setting forth such Lender’s determination of the amount or amounts necessary to compensate such Lender shall be delivered to the Borrowers and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(iii)        Requests for Additional Optional Currencies. The Borrowers may deliver to the Administrative Agent a written request that Revolving Credit Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of “Optional Currency” herein, provided that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Lenders in the Relevant Interbank Market. The Administrative Agent will promptly notify the Lenders of any such request promptly after the Administrative Agent receives such request. The Administrative Agent will promptly notify the Borrowers of the acceptance or rejection by the Administrative Agent and each of the Lenders of the Borrowers’ request. The requested currency shall be approved as an Optional Currency hereunder only if the Administrative Agent and all of the Lenders approve in writing of the Borrowers’ request.

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2.12         Increase in Revolving Credit Commitments, Increasing Lenders and New Lenders. The Borrowers may, at any time prior to the fourth (4th) anniversary of the Closing Date, but in no event more than three (3) times during the term of this Agreement, request that (1) the current Lenders increase their Revolving Credit Commitments (any current Lender which elects to increase its Revolving Credit Commitment shall be referred to as an “Increasing Lender”) or (2) one or more new lenders (each a “New Lender”) join this Agreement and provide a Revolving Credit Commitment hereunder, subject to the following terms and conditions:

2.12.1.1           No Obligation to Increase. No current Lender shall be obligated to increase its Revolving Credit Commitment and any increase in the Revolving Credit Commitment by any current Lender shall be in the sole discretion of such current Lender.

2.12.1.2           Defaults. There shall exist no Events of Default or Potential Default on the effective date of such increase after giving effect to such increase.

2.12.1.3           Aggregate Revolving Credit Commitments. After giving effect to such increase, (i) the total Revolving Credit Commitments shall not exceed $380,000,000 and (ii) the aggregate amount of increases in the Revolving Credit Commitments since the Closing Date pursuant to this Section 2.12 [Increase in Revolving Credit Commitments, Increasing Lenders and New Lenders] shall not exceed $80,000,000.

2.12.1.4           Minimum Revolving Credit Commitments. The amount of the Revolving Credit Commitment provided by each New Lender shall be at least $5,000,000; and the aggregate amount of the new Revolving Credit Commitments of all of the New Lenders and additional Revolving Credit Commitments of all of the Increasing Lenders that are the subject of such increase shall be at least $20,000,000.

2.12.1.5           Resolutions; Opinion. The Loan Parties shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Credit Commitment has been approved by such Loan Parties, and (2) an opinion of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents by, and enforceability of the Loan Documents against, the Loan Parties.

2.12.1.6           Notes. The Borrowers shall execute and deliver (1) to each Increasing Lender a replacement revolving credit Note reflecting the new amount of such Increasing Lender’s Revolving Credit Commitment after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated) and (2) to each New Lender a revolving credit Note reflecting the amount of such New Lender’s Revolving Credit Commitment.

2.12.1.7           Approval of New Lenders. Any New Lender shall be subject to the approval of the Administrative Agent, the Issuing Lender, the Swing Loan Lender and, unless an Event of Default has occurred and is continuing at the time of such increase, the Borrowers.

2.12.1.8           Increasing Lenders. Each Increasing Lender shall confirm its agreement to increase its Revolving Credit Commitment pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Borrowers and delivered to the Administrative Agent at least five (5) days before the effective date of such increase.

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2.12.1.9           New Lenders; Joinder. Each New Lender shall execute a lender joinder in substantially the form of Exhibit 2.12 pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment in the amount set forth in such lender joinder.

2.12.2     Treatment of Outstanding Loans and Letters of Credit.

2.12.2.1           Repayment of Outstanding Loans; Borrowing of New Loans. On the on the effective date of such increase, the Borrowers shall repay all Loans then outstanding, subject to the Borrowers’ indemnity obligations under Section 5.10 [Indemnity]; provided that it may borrow new Loans with a Borrowing Date on such date. Each of the Lenders shall participate in any new Loans made on or after such date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section 2.12.

2.12.2.2           Outstanding Letters of Credit. Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, each Increasing Lender and each New Lender (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letter of Credit and the participation of each other Lender in such Letter of Credit shall be adjusted accordingly and (ii) will acquire, (and will pay to the Administrative Agent, for the account of each Lender, in immediately available funds, an amount equal to) its Ratable Share of all outstanding Participation Advances.

3.          RESERVED

4.          INTEREST RATES

4.1         Interest Rate Options. The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by them from the Base Rate Option or LIBOR Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than eight (8) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrowers may not request, convert to, or renew the LIBOR Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the LIBOR Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrowers to pay any indemnity under Section 5.10 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate. Interest on the principal amount of each Optional Currency Loan shall be paid by the Borrowers in such Optional Currency.

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4.1.1        Revolving Credit Interest Rate Options; Swing Line Interest Rate. The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

(i)          Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii)         Revolving Credit LIBOR Rate Option: A rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed with respect to Loans denominated in British Pounds and computed on the basis of a year of 360 days and actual days elapsed with respect to Loans denominated in all other currencies) equal to the LIBOR Rate as determined for each applicable Interest Period plus the Applicable Margin.

Subject to Section 4.3 [Interest After Default], the Daily LIBOR Rate (computed on the basis of a year of 360 days and actual days elapsed) plus the Applicable Margin under the LIBOR Rate Option shall apply to the Swing Loans; provided that if for any reason the Daily LIBOR Rate is unascertainable, unlawful or unavailable then the Base Rate Option applicable to Revolving Credit Loans shall apply to the Swing Loans.

4.1.2        [Reserved].

4.1.3        Rate Quotations. The Borrowers may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.2         Interest Periods. At any time when the Borrowers shall select, convert to or renew a LIBOR Rate Option, the Borrowers shall notify the Administrative Agent thereof by delivering a Loan Request to the Administrative Agent (i) at least three (3) Business Days prior to the effective date of such LIBOR Rate Option with respect to a Loan denominated in Dollars, and (ii) at least four (4) Business Days prior to the effective date of such LIBOR Rate Option with respect to an Optional Currency Loan. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a LIBOR Rate Option:

4.2.1        Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under the LIBOR Rate Option shall be in integral multiples of, and not less than, the respective amounts set forth in Section 2.5.1 [Revolving Credit Loan Requests]; and

4.2.2           Renewals. In the case of the renewal of a LIBOR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

4.3         Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, (a) automatically while any Event of Default exists under Sections 9.1.1 [Payments Under Loan Documents] or 9.1.13 [Relief Proceedings] and (b) with respect to any other Event of Default, at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:

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4.3.1           Letter of Credit Fees, Interest Rate. The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by two percent (2.0%) per annum;

4.3.2           Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to Revolving Credit Loans under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is Paid In Full; and

4.3.3           Acknowledgment. Each Borrower acknowledges that the increase in rates referred to in this Section 4.3 [Interest After Default] reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrowers upon demand by Administrative Agent.

4.4         LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

4.4.1           Unascertainable. If on any date on which a LIBOR Rate would otherwise be determined, the Administrative Agent shall have determined that:

(i)          adequate and reasonable means do not exist for ascertaining such LIBOR Rate, or

(ii)         a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate,

then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].

4.4.2           Illegality; Increased Costs; Deposits Not Available. If at any time any Lender shall have determined that:

(i)          the making, maintenance or funding of any Loan to which a LIBOR Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii)         such LIBOR Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

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(iii)        after making all reasonable efforts, deposits of the relevant amount in Dollars or in the Optional Currency, as applicable, for the relevant Interest Period for a Loan, or to banks generally, to which a LIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].

4.4.3           Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrowers thereof, and in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to select, convert to or renew a LIBOR Rate Option or select an Optional Currency, as applicable, shall be suspended until the Administrative Agent shall have later notified the Borrowers, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrowers have previously notified the Administrative Agent of its selection of, conversion to or renewal of a LIBOR Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrowers shall, subject to the Borrowers’ indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which a LIBOR Rate Option applies, on the date specified in such notice either (i) as applicable, convert such Loan to the Base Rate Option otherwise available with respect to such Loan or select a different Optional Currency or Dollars, or (ii) prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments]. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall be automatically redenominated into Loans in Dollars and converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

4.5         Selection of Interest Rate Options. If the Borrowers fail to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBOR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrowers shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, as applicable to Revolving Credit Loans, commencing upon the last day of the existing Interest Period, and such Revolving Credit Loans shall be automatically redenominated into Loans in Dollars.

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5.          PAYMENTS

5.1         Payments; Bifurcation.

5.1.1           Payments. Subject to Section 5.9.2 [Payments Free of Taxes], all payments and prepayments to be made in respect of principal, interest, Facility Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to 11:00 a.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 11:00 a.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Effective Rate in the case of Loans or other amounts due in Dollars, or the Overnight Rate in the case of Loans or other amounts due in an Optional Currency, with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement (including the Equivalent Amounts of the applicable currencies where such computations are required) and shall be deemed an “account stated”. All payments of principal and interest made in respect of the Loans must be repaid in the same currency (whether Dollars or the applicable Optional Currency) in which such Loan was made and all Unpaid Drawings with respect to each Letter of Credit shall be made in the same currency (whether Dollars or the applicable Optional Currency) in which such Letter of Credit was issued. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the applicable Borrower with the Administrative Agent.

5.1.2           Bifurcation. For the avoidance of doubt, each of the Loan Parties and each of the Lenders acknowledges and agrees that, notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, the Obligations of the Foreign Borrower under this Agreement or any of the other Loan Documents shall be separate and distinct from the Obligations of any Domestic Loan Party including, without limitation, the Domestic Borrowers, and shall be expressly limited to the Obligations of the Foreign Borrower. In furtherance of the foregoing, each of the parties acknowledges and agrees that the liability of the Foreign Borrower for the payment and performance of its covenants, representations and warranties set forth in this Agreement and the other Loan Documents shall be several from but not joint with the Obligations of the Domestic Borrowers and any other Domestic Loan Party. Each Borrower hereby jointly and severally unconditionally and irrevocably guarantees the full and punctual payment and performance when due of all the Obligations of the Foreign Borrower owing to any Lender or any Lender Affiliate, including, without limitation, Obligations and liabilities under any Lender Provided Commodity Hedge, any Lender Provided Interest Rate Hedge (other than Excluded Hedge Liability or Liabilities), any Lender Provided Foreign Currency Hedge (other than Excluded Hedge Liability or Liabilities), and any Other Lender Provided Financial Service Product.

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5.2         Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Facility Fees and Letter of Credit Fees (but excluding the Administrative Agent’s Fee and the Issuing Lender’s fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Sections 4.4.3 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [LIBOR Rate Unascertainable; Etc.], 5.6.2 [Replacement of a Lender] or 5.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Facility Fees and Letter of Credit Fees, as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Domestic Borrowers of principal, interest, fees or other amounts from the Domestic Borrowers with respect to Swing Loans shall be made by or to PNC according to Section 2.6.5 [Borrowings to Repay Swing Loans].

5.3         Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)          if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii)         the provisions of this Section 5.3 [Sharing of Payments by Lenders] shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of this Section 5.3 [Sharing of Payments by Lenders] shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

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5.4         Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate (or, for payments in an Optional Currency, the Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

5.5         Interest Payment Dates. Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the LIBOR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 5.7 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).

5.6         Voluntary Prepayments.

5.6.1       Right to Prepay. Each Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]). Whenever a Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans denominated in Dollars, and at least four (4) Business Days prior to the date of prepayment of any Optional Currency Loans, or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:

(w)          the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(x)          a statement indicating the application of the prepayment between the Revolving Credit Loans and Swing Loans;

(y)          a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans to which the LIBOR Rate Option applies; and

(z)          the total principal amount of such prepayment, which shall not be less than the lesser of (i) the Revolving Facility Usage or (ii) Five Hundred Thousand Dollars ($500,000) for any Swing Loan or One Million Dollars ($1,000,000) for any Revolving Credit Loan.

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All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights], if a Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which such Borrower is prepaying, the prepayment shall be applied (i) first to the Revolving Credit Loans to which the Base Rate Option applies, then to Revolving Credit Loans which are not Optional Currency Loans, then to Optional Currency Loans, then to Swing Loans. Any prepayment hereunder shall be subject to the Borrowers’ Obligation to indemnify the Lenders under Section 5.10 [Indemnity]. Prepayments shall be made in the currency in which such Loan was made unless otherwise directed by the Administrative Agent.

5.6.2       Replacement of a Lender. In the event any Lender (a) gives notice under Section 4.4 [LIBOR Rate Unascertainable, Etc.], (b) requests compensation under Section 5.8 [Increased Costs], or requires the Borrowers to pay any Indemnified Taxes or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], (c) is a Defaulting Lender, (d) becomes subject to the control of an Official Body (other than normal and customary supervision), or (e) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrowers may, at their sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights (other than existing rights to payments pursuant to Sections 5.8 [Increased Costs] or 5.9 [Taxes]) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)          the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 11.8 [Successors and Assigns];

(ii)         such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)        in the case of any such assignment resulting from a claim for compensation under Section 5.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)        such assignment does not conflict with applicable Law.

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A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

5.6.3        Designation of a Different Lending Office. If any Lender requests compensation under Section 5.8 [Increased Costs], or a Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], then such Lender shall (at the request of such Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.8 [Increased Costs] or Section 5.9 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment

5.7         Mandatory Prepayments.

5.7.1       Sale of Assets. Within five (5) Business Days of any sale or disposition of assets authorized by Section 8.2.7(v) [Dispositions of Assets or Subsidiaries] which results in the Loan Parties receiving more than Twenty Million Dollars ($20,000,000) of net cash proceeds in the aggregate from all asset sales or dispositions during such fiscal year, the Borrowers shall make a mandatory prepayment of principal on the Revolving Credit Loans equal to the after-tax proceeds of such sale (as estimated in good faith by the Borrowers), together with accrued interest on such principal amount~~; provided that the net cash proceeds received by the Loan Parties as a result of the Wiring Business Divestiture shall be excluded from the calculation of such amount for the fiscal year ending December 31, 2014.~~. All prepayments of Revolving Credit Loans pursuant to this Section 5.7.1 [Sale of Assets] shall not permanently reduce the Revolving Credit Commitment.

5.7.2        Currency Fluctuations. If on any Computation Date the Revolving Facility Usage is equal to or greater than the Revolving Credit Commitments as a result of a change in exchange rates between one (1) or more Optional Currencies and Dollars, then the Administrative Agent shall notify the Borrowers of the same. The Borrowers shall pay or prepay (subject to Borrowers’ indemnity obligations under Sections 5.8 [Increased Costs] and 5.10 [Indemnity]) within three (3) Business Days after receiving such notice such that the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments after giving effect to such payments or prepayments

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5.7.3        Issuances of Certain Debt; Issuances of Equity. Within thirty (30) calendar days of (A) the issuance by a Loan Party of any equity security for cash proceeds, excluding any cash proceeds received with respect to (i) any capital contribution to a Loan Party by another Loan Party or (ii) any issuance or sale of any equity security (a) to a Loan Party, (b) constituting directors’ qualifying shares (c) to management or employees of any Loan Party or Excluded Foreign Subsidiary under any employee stock option, stock purchase plan, employee benefit plan or other similar arrangements in existence from time to time, (d) by Parent to the seller of a business acquired pursuant to a Permitted Acquisition or (e) by Parent the proceeds of which are used to finance a Permitted Acquisition or (B) the incurrence of any Indebtedness (other than Indebtedness permitted under Section 8.2.1 [Indebtedness]) by such Loan Party, the Borrowers shall make a mandatory prepayment of principal on the Revolving Credit Loans equal to the amount of the aggregate net cash proceeds of such issuance (as estimated in good faith by the Borrowers); provided that the net cash proceeds attributable or relating to the Foreign Borrower shall not be applied to any Obligations other than the Obligations of the Foreign Borrower. All prepayments of Revolving Credit Loans pursuant to this Section 5.7.3 [Issuances of Certain Debt; Issuances of Equity] shall not permanently reduce the Revolving Credit Commitment.

5.7.4        Recovery of Insurance or Condemnation Proceeds. If, in connection with any Loan Party’s or the Administrative Agent’s receipt of insurance proceeds with respect to assets of any Loan Party in accordance with Schedule 8.1.3 [Maintenance of Insurance] or condemnation proceeds with respect to assets of any Loan Party taken as a result of an Official Body’s exercise of or threat to exercise the power of eminent domain, condemnation or similar power, when such insurance or condemnation proceeds are greater than Twenty Million Dollars ($20,000,000), the Borrowers shall make a mandatory prepayment of, or the Administrative Agent shall apply such insurance proceeds against, as applicable, principal on the Revolving Credit Loans equal to the amount of the aggregate net cash proceeds (as estimated in good faith by the Borrowers); provided that the net cash proceeds attributable or relating to the Foreign Borrower shall not be applied to any Obligations other than the Obligations of the Foreign Borrower. All prepayments of Revolving Credit Loans pursuant to this Section 5.7.4 [Recovery of Insurance or Condemnation Proceeds] shall not permanently reduce the Revolving Credit Commitment.

5.7.5        Application Among Interest Rate Options. All prepayments required pursuant to this Section 5.7 [Mandatory Prepayments] shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans denominated in Dollars and subject to a LIBOR Rate Option (in order of Interest Period maturities, beginning with the earliest to mature), then to Optional Currency Loans. In accordance with Section 5.10 [Indemnity], but subject at all times to Section 2.1.3 [Certain Limitations] and Section 5.1.2 [Bifurcation], the Borrowers shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a LIBOR Rate Option on any day other than the last day of the applicable Interest Period.

5.8         Increased Costs.

5.8.1        Increased Costs Generally. If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

(ii)         subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

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(iii)        impose on any Lender, the Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrowers will pay to such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

5.8.2       Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

5.8.3        Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 5.8.1 [Increased Costs Generally] or 5.8.2 [Capital Requirements] and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

5.8.4       Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

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5.9         Taxes.

5.9.1        Issuing Lender. For purposes of this Section 5.9 [Taxes], the term “Lender” includes the Issuing Lender and the term “applicable Law” includes FATCA.

5.9.2        Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.9 [Taxes]) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

5.9.3        Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

5.9.4        Indemnification by the Loan Parties. The Domestic Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. The Foreign Borrower shall indemnify each Recipient within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, but solely with respect to payments required to be made by, or in respect of Loans, interest thereon or other Obligations owed by the Foreign Borrower, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

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5.9.5        Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.9.5 [Indemnification by the Lenders].

5.9.6        Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 5.9 [Taxes], such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

5.9.7        Status of Lenders.

(i)          Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.9.7(ii)(A), (ii)(B) and (ii)(D) below) [Status of Lenders] shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)         Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A)         any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

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(B)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(i)          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)         executed originals of IRS Form W-8ECI;

(iii)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 5.9.7(A) to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv)        to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(B) or Exhibit 5.9.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(D) on behalf of each such direct and indirect partner;

(C)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

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(D)         if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

5.9.8       Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.9 [Taxes] (including by the payment of additional amounts pursuant to this Section 5.9 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.9 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 5.9.8 [Treatment of Certain Refunds] (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 5.9.8 [Treatment of Certain Refunds]), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.9.8 [Treatment of Certain Refunds] the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

5.9.9       Survival. Each party’s obligations under this Section 5.9 [Taxes] shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

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5.10       Indemnity. In addition to the compensation or payments required by Section 5.8 [Increased Costs] or Section 5.9 [Taxes], and without duplication thereof but subject at all times to Section 2.1.3 [Certain Limitations] and Section 5.1.2 [Bifurcation], the Domestic Borrowers (on a joint and several basis) and the Foreign Borrower shall indemnify each Lender against all liabilities, losses or expenses (including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(i)          payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due), or

(ii)         attempt by a Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments].

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given.

5.11       Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Domestic Borrowers may borrow, repay and reborrow Swing Loans and PNC may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitments] hereof during the period between Settlement Dates. The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a “Required Share”). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on any mandatory prepayment date as provided for herein and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 [Settlement Date Procedures] shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Commitment]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately (and in any event no later than 3:00 p.m. on the Business Day following such demand) to the Administrative Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans.

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5.12       Currency Conversion Procedures for Judgments. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal lending procedures each Lender could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

5.13       Indemnity in Certain Events. The obligation of Borrowers in respect of any sum due from Borrowers to any Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal lending procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss.

6.          REPRESENTATIONS AND WARRANTIES

6.1         Representations and Warranties. The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

6.1.1       Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default. Each Loan Party and each Subsidiary of each Loan Party (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1.1 [Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default] and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, (iv) has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part, (v) is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.14 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently doing business except where the failure to do so would not constitute a Material Adverse Change, and (vi) has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens. No Event of Default or Potential Default exists or is continuing. No Loan Party is an EEA Financial Institution.

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6.1.2       Subsidiaries and Owners; Investment Companies. Schedule 6.1.2 states (i) the name of each of each Borrower’s Subsidiaries, its jurisdiction of organization and the amount, percentage and type of Equity Interests in such Subsidiary (the “Subsidiary Equity Interests”), (ii) the name of each holder of an Equity Interest in each Borrower (other than Parent), the amount, percentage and type of such Equity Interest (the “Borrower Equity Interests”), and (iii) any options, warrants or other rights outstanding to purchase any such Equity Interests referred to in clause (i) or (ii). Each Borrower and each Subsidiary of such Borrower has good and marketable title to all of the Subsidiary Equity Interests it purports to own, free and clear in each case of any Lien and all such Subsidiary Equity Interests have been validly issued, fully paid and nonassessable. None of the Loan Parties or Subsidiaries of any Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.”

6.1.3       Validity and Binding Effect. This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by each Loan Party, and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

6.1.4        No Conflict; Material Agreements; Consents. Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate or articles of incorporation, code of regulations, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents). There is no default under such material agreement (referred to above) and none of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change. No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents, except for those consents, approvals, exemptions, orders, authorizations, or other actions, notices or filings, the failure of which to obtain or make could not result in a Material Adverse Change.

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6.1.5        Litigation; Labor Matters. (i) There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or in equity before any Official Body which individually or in the aggregate ~~may~~could reasonably be expected to result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

(ii)           None of the Parent or any of its Subsidiaries (a) is a party to any labor dispute affecting any bargaining unit or other group of employees generally, (b) is subject to any material strike, slow down, workout or other concerted interruptions of operations by employees of the Parent or any of its Subsidiaries, whether or not relating to any labor contracts, (c) is subject to any significant pending or, to the knowledge of the Borrowers, threatened, unfair labor practice complaint, before the National Labor Relations Board, (d) is subject to any significant pending or, to the knowledge of the Borrowers, threatened, grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement, (e) is subject to any significant pending or, to the knowledge of the Borrowers, threatened, significant strike, labor dispute, slowdown or stoppage, or (f) is, to the knowledge of the Borrowers, involved or subject to any union representation organizing or certification matter with respect to the employees of the Parent or any of its Subsidiaries, except (with respect to any matter specified in any of the above clauses), for such matters as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

6.1.6       Financial Statements.

(i)          Historical Statements. The Parent has delivered to the Administrative Agent copies of its audited consolidated year-end financial statements for and as of the end of the three fiscal years ended December 31, 2011, December 31, 2012, and December 31, 2013. In addition, the Parent has delivered to the Administrative Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended June 30, 2014 (all such annual and interim statements being collectively referred to as the “Statements”). The Statements were compiled from the books and records maintained by the Parent’s management, are complete and fairly represent the consolidated financial condition of the Parent and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the interim statements) to normal year-end audit adjustments.

(ii)         Accuracy of Financial Statements. Neither the Parent nor any Subsidiary of the Parent has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Parent or any Subsidiary of the Parent which may cause a Material Adverse Change. Since December 31, 2013, no Material Adverse Change has occurred.

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6.1.7        Margin Stock. None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

6.1.8        Full Disclosure. To the best of each Loan Party’s knowledge, neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in reports filed with the Securities and Exchange Commission, this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.

6.1.9       Taxes. All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

6.1.10      Patents, Trademarks, Copyrights, Licenses, Etc. Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without any known possible, alleged or actual conflict with the rights of others.

6.1.11      Liens in the Collateral. The Liens in the Collateral granted to the Collateral Agent for the benefit of the Lenders pursuant to any Collateral Document constitute and will continue to constitute Prior Security Interests ~~(or, at any time when the 2010 Note Intercreditor Agreement is in effect, a perfected security interest with the priority required pursuant thereto)~~. All filing fees and other expenses in connection with the perfection of such Liens have been or will be paid by the Domestic Borrowers.

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6.1.12      Insurance. The properties of each Loan Party and each of its Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party and Subsidiary in accordance with prudent business practice in the industry of such Loan Parties and Subsidiaries.

6.1.13      ERISA Compliance.

(i)          Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favorable determination or opinion letter, which has not by its terms expired, that such Pension Plan is so qualified, or such Pension Plan is entitled to rely on an IRS advisory or opinion letter with respect to an IRS-approved master and prototype or volume submitter plan, or a timely application for such a determination or opinion letter is currently being processed by the IRS with respect thereto; and, to the best knowledge of Parent, nothing has occurred which would prevent, or cause the loss of, such qualification. Parent and each member of the ERISA Group have made all required contributions to each Pension Plan subject to Sections 412 or 430 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 or 430 of the Code has been made with respect to any Pension Plan.

(ii)         No ERISA Event has occurred or is reasonably expected to occur; (a) no Pension Plan has any unfunded pension liability (i.e., excess of benefit liabilities over the current value of that Pension Plan’s assets, determined pursuant to the assumptions used for funding the Pension Plan for the applicable plan year in accordance with Section 430 of the Code); (b) neither Parent nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (c) neither Parent nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA, with respect to a Multiemployer Plan; (d) neither Parent nor any member of the ERISA Group has received notice pursuant to Section 4242(a)(1)(B) of ERISA that a Multiemployer Plan is in reorganization and that additional contributions are due to the Multiemployer Plan pursuant to Section 4243 of ERISA; and (e) neither Parent nor any member of the ERISA Group has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

6.1.14      Environmental Matters. Each Loan Party is and, to the knowledge of each respective Loan Party and each of its Subsidiaries is and has been in compliance with applicable Environmental Laws except as disclosed on Schedule 6.1.14 [Environmental Matters]; provided that such matters so disclosed could not in the aggregate result in a Material Adverse Change.

6.1.15      Solvency. On the Closing Date and after giving effect to the initial Loans hereunder, each of the Loan Parties is Solvent.

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6.1.16     Anti-Terrorism Laws. (i) No Covered Entity is a Sanctioned Person, and (ii) no Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

6.2         Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrowers shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same. No Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule; provided however, that the Borrowers may update Schedules 6.1.1 [Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default] and 6.1.2 [Subsidiaries and Owners; Investment Companies] without any Lender approval in connection with any transaction permitted under Sections 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], 8.2.7 [Dispositions of Assets or Subsidiaries] and 8.2.9 [Subsidiaries, Partnerships and Joint Ventures].

7.           CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

7.1         First Loans and Letters of Credit.

7.1.1       Deliveries. On the Closing Date, the Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:

(i)          A certificate of each of the Loan Parties signed by an Authorized Officer, dated the Closing Date stating that (w) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct in all material respects (without duplication of any materiality qualifiers contained therein), (x) the Loan Parties are in compliance with each of the covenants and conditions hereunder, (y) no Event of Default or Potential Default exists, and (z) no Material Adverse Change has occurred since the date of the last audited financial statements of the Parent delivered to the Administrative Agent;

(ii)         A certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Domestic Loan Parties (or the equivalent authorized signatory for ~~any~~the Foreign ~~Loan Party~~Borrower), certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business;

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(iii)        This Agreement and each of the other Loan Documents signed by an Authorized Officer and all appropriate financing statements and appropriate stock powers and certificates evidencing the pledged Collateral;

(iv)        Written opinions of counsel for the Loan Parties, dated the Closing Date and as to the matters set forth in Schedule 7.1.1 [Deliveries];

(v)         Evidence that adequate insurance, including flood insurance, if applicable, required to be maintained under this Agreement is in full force and effect, with additional insured and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Administrative Agent and its counsel naming the Administrative Agent as additional insured and lender loss payee;

(vi)        A duly completed Compliance Certificate evidencing pro forma compliance with Sections 8.2.16 [Maximum Leverage Ratio] and Section 8.2.17 [Minimum Interest Coverage Ratio] as of the last day of the fiscal quarter of Parent ended June 30, 2014, signed by an Authorized Officer of Parent;

(vii)       All material consents required to effectuate the transactions contemplated hereby;

(viii)      Evidence reasonably satisfactory to the Administrative Agent that all interest, fees and other obligations under the Existing Credit Agreement (other than principal of the Existing Revolving Loans, contingent claims in respect of the Existing Letters of Credit and unbilled expenses) have been paid in full to the Closing Date;

(ix)         [Reserved];

(x)          Evidence that all Liens in the Collateral pursuant to the Collateral Documents have been duly perfected and have the priority required under the Loan Documents, including Lien searches in acceptable scope and with acceptable results;

(xi)         The Domestic Loan Parties have used commercially reasonable efforts to obtain an executed landlord’s waiver or other lien waiver agreement from the lessor, warehouse operator or other applicable Person for each leased Collateral location as required under the Pledge and Security Agreement or Section 8.1.11 [Landlord Waivers] hereof;

(xii)        Evidence relating to the Loan Parties’ liabilities with respect to Environmental Laws and ERISA and status as to labor and employee matters affecting the Loan Parties that reasonably would be expected to cause a Material Adverse Change, as the Arrangers or the Administrative Agent may reasonably request, which liabilities and status shall be reasonably satisfactory to the Arrangers and the Administrative Agent;

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(xiii)       A perfection certificate, in form and substance reasonably acceptable to the Administrative Agent, executed and delivered on behalf of the Loan Parties by an Authorized Officer of each Loan Party;

(xiv)      [Reserved];

(xv)       Evidence, in form and substance satisfactory to the Administrative Agent, that no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened, at law, in equity, in arbitration or before any Official Body Authority, by or against any Loan Party or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or (b) either individually or in the aggregate, if determined adversely, would reasonably be expected to cause a Material Adverse Change;

(xvi)      Evidence, in form and substance satisfactory to the Administrative Agent, that since December 31, 2013 there shall not have occurred any change, development or event that has or would reasonably be expected to cause a Material Adverse Change;

(xvii)     Documentation and other information requested by the Administrative Agent in order to comply with requirements of the USA Patriot Act;

(xviii)    Evidence of termination of each of (a) the Pledge Agreement, dated as of November 2, 2007, among Parent, as pledgor, the Administrative Agent, as pledgee, and TED de México, S.A. de C.V. (“TED”), as depositary, (b) the Pledge Agreement, dated as of November 2, 2007, among Controls, as pledgor, the Administrative Agent, as pledgee, and TED, as depositary and (c) the Pledge Agreement, dated as of November 2, 2007, among Electronics, as pledgor, the Administrative Agent, as pledgee, and TED, as depositary; and

(xix)       Such other documents in connection with such transactions as the Administrative Agent or its counsel may reasonably request.

7.1.2        Payment of Fees. The Borrowers shall have paid all fees and expenses payable on or before the Closing Date as required by this Agreement, the Administrative Agent’s Letter or any other Loan Document.

7.2         Each Loan or Letter of Credit. At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (i) the representations, warranties of the Loan Parties shall then be true and correct, (ii) no Event of Default or Potential Default shall have occurred and be continuing, (iii) the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders, and (iv) the Borrowers shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be.

8.          COVENANTS

The Loan Parties, jointly and severally, covenant and agree that until Payment In Full, the Loan Parties shall comply at all times with the following covenants:

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8.1         Affirmative Covenants.

8.1.1       Preservation of Existence, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.].

8.1.2       Payment of Liabilities, Including Taxes, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

8.1.3       Maintenance of Insurance. Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent. The Loan Parties shall comply with the covenants and provide the endorsement set forth on Schedule 8.1.3 [Maintenance of Insurance] relating to property and related insurance policies covering the Collateral.

8.1.4       Maintenance of Properties and Leases. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

8.1.5       Visitation Rights. Each Loan Party shall, and shall cause each of its Subsidiaries to, at its expense, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect, subject to Section 11.9 [Confidentiality], any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers, with reasonable notice prior to any visit or inspection. In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent.

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8.1.6       Keeping of Records and Books of Account. Each Borrower shall, and shall cause each Subsidiary of such Borrower to, maintain and keep proper books of record and account which enable such Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over such Borrower or any Subsidiary of such Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

8.1.7       Compliance with Laws; Use of Proceeds. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects; provided that it shall not be deemed to be a violation of this Section 8.1.7 [Compliance with Laws; Use of Proceeds] if any failure to comply with any Law would not reasonably be expected to result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would reasonably be expected to constitute a Material Adverse Change. The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.8 [Use of Proceeds] and as permitted by applicable Law.

8.1.8       Further Assurances. Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Collateral Agent’s Lien on and Prior Security Interest ~~(or, at any time when the 2010 Note Intercreditor Agreement is in effect, a perfected security interest with the priority required pursuant thereto)~~ in the Collateral and all other personal property of the Loan Parties whether now owned or hereafter acquired as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Administrative Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

8.1.9       Anti-Terrorism Laws; International Trade Compliance. (a) No Covered Entity will become a Sanctioned Person, (b) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (c) the funds used to repay the Obligations will not be derived from any unlawful activity, (d) each Covered Entity shall comply with all Anti-Terrorism Laws, and (e) the Borrowers shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event.

8.1.10     Keepwell. Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 8.1.10 [Keepwell] for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.1.10 [Keepwell], or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 8.1.10 [Keepwell] shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents. Each Qualified ECP Loan Party intends that this Section 8.1.10 [Keepwell] constitute, and this Section 8.1.10 [Keepwell] shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18(A)(v)(II) of the CEA.

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8.1.11      Landlord Waivers. The Domestic Loan Parties shall use diligent and commercially reasonable efforts to deliver to the Administrative Agent (i) an executed landlord waiver, in form and substance reasonably satisfactory to the Administrative Agent, executed by the lessor of each leased Collateral location of each Domestic Loan Party and (ii) an executed bailee or processor waiver, in form and substance reasonably satisfactory to the Administrative Agent, executed by each bailee or processor having possession of any Collateral of any Domestic Loan Party. Each Domestic Loan Party shall provide to the Administrative Agent such information relating to leases of Collateral locations and the terms of bailment or processing (including copies thereof) as the Administrative Agent may reasonably request from time to time. Notwithstanding anything to the contrary in this Section 8.1.11 [Landlord Waivers], the Domestic Loan Parties shall not be required to deliver a landlord waiver or bailee or processor waiver with respect to any location that contains Collateral as to which both of the following conditions are met (1) such Collateral has an aggregate value of less than $1,000,000 at all times and (2) such Collateral is situated at such location for a period of less than 180 days.

8.1.12      ~~Post-Closing Matters. Notwithstanding the provisions of Section 7.1 [First Loans and Letters of Credit], the documents and tasks expressly identified on Schedule 8.1.12 [Post-Closing Matters] hereto shall not constitute conditions that are required to be performed prior to the effectiveness of this Agreement; provided that Loan Parties shall execute and deliver the documents and complete the tasks set forth on Schedule 8.1.12 [Post-Closing Matters], in each case within the time limits specified therein (which may be extended in the Administrative Agent’s sole discretion).~~[Reserved].

8.1.13      Covenant to Guaranty Obligations and Give Security. Upon the formation or acquisition of any new direct or indirect Subsidiary (other than an Excluded Foreign Subsidiary) by any Loan Party, as soon as reasonably practicable, and in any case on or prior to twenty (20) days after such formation, acquisition or designation (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion), Parent shall, in each case:

(i)          cause each such Subsidiary to duly execute and deliver to the Administrative Agent a Guaranty Agreement or guaranty joinder, in form and substance reasonably satisfactory to the Administrative Agent, providing a Guaranty Agreement of the Obligations of the Domestic Borrowers or Foreign Borrower, as applicable, subject to any limitations required by local Law; provided that (x) the Guaranty Agreement by a CFC shall apply only to the Obligations of the Foreign Borrower; (y) no CFC shall guarantee the Obligations of the Domestic Loan Parties and (z) recourse under any Guaranty Agreement by a Foreign Holding Company shall be limited to Collateral pledged by such Foreign Holding Company;

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(ii)         cause each such Subsidiary that is required to become a Guarantor pursuant to this Section 8.1.13 [Covenant to Guaranty Obligations and Give Security] to duly execute and deliver to the Administrative Agent supplements to the Security Agreement and other applicable Loan Documents, as specified by, and in form and substance reasonably satisfactory to, the Administrative Agent, in each case granting a Lien in substantially all personal property of such Subsidiary (subject to the limitations set forth in the Pledge and Security Agreement and other applicable Loan Documents), securing the Obligations of such Subsidiary under its Guaranty Agreement; provided that (x) no assets of a CFC shall be pledged in support of the Obligations of the Domestic Loan Parties, (y) no more than 65% of the Equity Interests of a CFC shall be pledged in support of the Obligations of the Domestic Loan Parties, and (z) none of the Equity Interests of a Foreign Holding Company shall be pledged in support of the Obligations of the Domestic Loan Parties;

(iii)        cause each such Subsidiary that is required to become a Guarantor pursuant to this Section 8.1.13 [Covenant to Guaranty Obligations and Give Security] to deliver any and all certificates representing Equity Interests owned by such Subsidiary to the extent required by the Pledge and Security Agreement or, if applicable in the case of Equity Interests of Foreign Subsidiaries and to the extent required by the Pledge and Security Agreement, cause the legal representative(s) of such Subsidiary to register the transfer of the Equity Interests in the relevant share registers of such Subsidiary, in each applicable case accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and, to the extent required by the Pledge and Security Agreement, instruments, if any, evidencing the intercompany debt held by such Subsidiary, if any, indorsed in blank to the Administrative Agent or accompanied by other appropriate instruments of transfer;

(iv)        take and cause such Subsidiary to take whatever reasonable action under applicable Law (including the filing of Uniform Commercial Code financing statements or comparable documents or instruments), registration of such Lien in appropriate public registers and delivery of certificates evidencing stock and membership interests) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting perfected Liens on the properties purported to be subject to the Loan Documents delivered pursuant to this Section 8.1.13 [Covenant to Guaranty Obligations and Give Security], enforceable against all third parties in accordance with their terms; and

(v)         deliver to the Administrative Agent documents in the forms described in Section 7.1 [First Loans and Letters of Credit] modified as appropriate, including, without limitation, a signed copy of customary legal opinions of counsel for the Loan Parties (or, where customary in the applicable jurisdiction, the Administrative Agent) reasonably acceptable to the Administrative Agent as to such matters set forth in clauses (i) through (iv) above as the Administrative Agent may reasonably request.

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To the extent applicable, Parent shall cause such Subsidiary to institute and complete a “whitewash” or comparable procedure to the extent necessary under the applicable Laws of any relevant jurisdiction so as to enable such Subsidiary to legally and validly provide a Guaranty Agreement and grant a first-priority and, to the extent required by the applicable Loan Documents, perfected security interest in the Equity Interests it owns in its Subsidiaries and all of its other assets constituting Collateral under the Loan Documents in the manner, and within the time periods required by, this Section 8.1.13 [Covenant to Guaranty Obligations and Give Security].

Notwithstanding the foregoing, (i) the Collateral Agent shall not take a security interest in or Lien, or require any of the items it is entitled to require or request pursuant to Section 8.1.13 [Covenant to Guaranty Obligations and Give Security] or other similar items with respect to those assets as to which the Administrative Agent shall determine, in its reasonable discretion, (a) that the cost of obtaining such Lien (including any mortgage, stamp, intangibles or other Tax, or similar items) exceeds the practical benefit to the Lenders of the security afforded thereby or (b) such Guaranty or grant of security interest would reasonably be expected to cause the provisions of Section 5.1.2 [Bifurcation] to be breached and (ii) Liens required to be granted pursuant to this Section 8.1.13[Covenant to Guaranty Obligations and Give Security], and actions required to be taken, including to perfect such Liens, shall be subject to exceptions and limitations consistent with those set forth in the Collateral Documents.

8.1.14     Performance of Material Agreements. Each Loan Party will, and will cause each of its Subsidiaries to perform its obligations under all material agreements or instruments which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject.

8.2	Negative Covenants.

8.2.1       Indebtedness. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

(i)          Indebtedness under the Loan Documents;

(ii)         Existing Indebtedness as set forth on Schedule 8.2.1 [Indebtedness] (including any extensions or renewals thereof; provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2.1 [Indebtedness] );

(iii)        Indebtedness incurred with respect to Purchase Money Security Interests and Capital Lease Obligations as and to the extent permitted under Section 8.2.14 [Capital Expenditures and Leases];

(iv)        Indebtedness of a Loan Party to another Loan Party which is subordinated pursuant to the Intercompany Subordination Agreement;

(v)         Any (i) Lender Provided Interest Rate Hedge, (ii) Lender Provided Foreign Currency Hedge, (ii) other Interest Rate Hedge or Foreign Currency Hedge (so long as the Loan Parties provide prompt notice to the Administrative Agent of such Interest Rate Hedge or Foreign Currency Hedge) (iii) Indebtedness under any Other Lender Provided Financial Services Product. or (iv) Lender Provided Commodity Hedge; provided however, the Loan Parties shall enter into a Commodity Hedge, Interest Rate Hedge or Foreign Currency Hedge only for hedging (rather than speculative) purposes;

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(vi)        Indebtedness owing by Foreign Subsidiaries (other than the Foreign Borrower) so long as (a) the aggregate unpaid principal Dollar Equivalent thereof does not at any time exceed Fifty Million Dollars ($50,000,000) and (b) after giving effect to the incurrence of such Indebtedness and on a pro forma basis (determined in a manner reasonably satisfactory to the Administrative Agent) (i) the Parent and its Subsidiaries are in compliance with the covenant contained in Section 8.2.17 [Minimum Interest Coverage Ratio] and (ii) the Leverage Ratio of the Parent and its Subsidiaries does not exceed 2.75 to 1.00, in each case recomputed as of the last day of the most recently ended fiscal quarter for which financial statements are available as if such Indebtedness had occurred on the first day of each relevant period for testing compliance;

(vii)       Indebtedness owing by Foreign Subsidiaries (other than the Foreign Borrower) (a) incurred to fund a Permitted Acquisition, (b) incurred by the assumption of Indebtedness as part of the consideration for a Permitted Acquisition or (c) to which the Person acquired pursuant to a Permitted Acquisition is subject; and

(viii)      Indebtedness permitted under Section 8.2.4 [Loans and Investments].

8.2.2       Liens; Lien Covenants. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

8.2.3       Guaranties. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of Indebtedness of the Loan Parties permitted hereunder and subject to the limitations set forth in Section 8.2.4 [Loans and Investments] below.

8.2.4       Loans and Investments. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

(i)          trade credit extended on usual and customary terms in the ordinary course of business;

(ii)         advances to employees to meet expenses incurred by such employees in the ordinary course of business;

(iii)        Permitted Investments;

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(iv)        Restricted Investments (other than those described in clause (viii) below) in the Excluded Foreign Subsidiaries made after the Closing Date not exceeding Ten Million Dollars ($10,000,000) in the aggregate at any time outstanding;

(v)         loans, advances and investments in, or Guaranties of Indebtedness of (a) a Domestic Loan Party by another Domestic Loan Party, (b) a Foreign Subsidiary by another Foreign Subsidiary or (c) a Foreign Subsidiary by a Domestic Loan Party; provided that loans, advances, investments and Guaranties by Domestic Loan Parties in Foreign Subsidiaries pursuant to this clause (c) shall not exceed ~~Twenty-Five~~Thirty Million Dollars ($~~25,000,000~~30,000,000) in the aggregate at any time outstanding;

(vi)        Permitted Acquisitions and Permitted JV Transactions;

(vii)       Subsidiaries and Joint Ventures formed in accordance with Section 8.2.9 [Subsidiaries; Partnerships; Joint Ventures]; and

(viii)      loans, advances and investments by Foreign Subsidiaries that are not Loan Parties in other Foreign Subsidiaries that are not Loan Parties.

8.2.5       Dividends and Related Distributions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of Capital Stock, on account of the purchase, redemption, retirement or acquisition of its shares of Capital Stock (or warrants, options or rights therefor) (each, a “Restricted Payment”), except:

(i)          dividends or other distributions payable to a Loan Party;

(ii)         Restricted Payments from Foreign Subsidiaries to other Foreign Subsidiaries; ~~and~~

(iii)        Restricted Payments made in connection with Permitted Transactions; and

(iv)        so long as no Event of Default shall have occurred and be continuing or would directly or indirectly be caused as a result thereof, the Parent may make Restricted Payments consisting of cash dividends to its shareholders or to effect the redemption, purchase or other acquisition or retirement for value by the Parent of its Equity Interests from shareholders; provided, however, that the aggregate amount of Restricted Payments made in reliance on this clause (~~iii~~iv) shall not exceed Seven Million Dollars ($7,000,000) in the aggregate in any fiscal year.

8.2.6           Liquidations, Mergers, Consolidations, Acquisitions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets constituting a business or division or line of business or Capital Stock of any other Person, other than Permitted Acquisitions and the Permitted Swedish Merger; provided that:

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(i)          any Loan Party other than the Parent may consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties; provided that if a Borrower is party to any such consolidation or merger, such Borrower shall be the surviving or continuing entity;

(ii)         Excluded Subsidiaries may consolidate or merge into other Excluded Subsidiaries;

(iii)        an Excluded Subsidiary may dissolve, liquidate or wind-up its affairs;

(iv)        any Subsidiary may dissolve, liquidate, wind-up its affairs, merge, consolidate or acquire all or substantially all of the assets constituting a business or division or line of business or Capital Stock of any other Person in connection with a Permitted Transaction; and

(v)         ~~(iv)~~ Stoneridge Mauritius or Stoneridge Brazil may merge into the Parent pursuant to Chapter 1701 of the Ohio Revised Code, so long as (1) no Event of Default or Potential Default has occurred and is continuing, (2) the Parent shall be the surviving or continuing entity, (3) Parent shall comply with the requirements of the Pledge and Security Agreement and Section 8.1.13 [Covenant to Guaranty Obligations and Give Security] within the time periods set forth therein and (4) Administrative Agent shall be reasonably satisfied that such merger will not adversely affect in any material respect the interest of the Lenders hereunder.

8.2.7       Dispositions of Assets or Subsidiaries. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of Capital Stock of a Subsidiary of such Loan Party), except:

(i)          transactions involving the sale of inventory in the ordinary course of business;

(ii)         any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party’s or such Subsidiary’s business;

(iii)        any sale, transfer or lease of assets by any wholly owned Subsidiary of such Loan Party to another Loan Party;

(iv)        any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 8.2.14 [Capital Expenditures and Leases]; provided such substitute assets are subject to the Administrative Agent’s Prior Security Interest;

(v)         any sale, transfer or lease of assets by any Foreign Subsidiary (other than the Foreign Borrower) to another Subsidiary; provided that if such recipient Subsidiary is a Loan Party, such assets are subject to the Administrative Agent’s Prior Security Interest;

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(vi)        any sale, transfer or other disposition of assets in connection with a transaction permitted by Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions]

(vii)       any sale, transfer or other disposition of assets by a Subsidiary in connection with a Permitted Transaction; or

(viii)      ~~(v)~~ any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (~~iv~~vii) above, which is approved by the Required Lenders so long as the after-tax proceeds (as reasonably estimated by the Borrowers) are applied as a mandatory prepayment of the Revolving Credit Loans in accordance with the provisions of Section 5.7.1 [Sale of Assets] above.

8.2.8       Affiliate Transactions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with any Affiliate of any Loan Party (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm’s-length terms and conditions which are fully disclosed to the Administrative Agent and is in accordance with all applicable Law.

8.2.9       Subsidiaries, Partnerships and Joint Ventures. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; (ii) Excluded Foreign Subsidiaries, ~~and~~ (iii) any Subsidiary, subject to the limitations contained in Section 8.2.4 [Loans and Investments], formed or acquired after the Closing Date which joins this Agreement as a Guarantor by complying with the requirements of Section 8.1.13 [Covenant to Guaranty Obligations and Give Security] to the extent required therein and (iv) in connection with a Permitted Transaction. Each of the Loan Parties shall not become or agree to become a party to a Joint Venture, other than the Parent’s 49% ownership in Minda Stoneridge Instruments Ltd. or pursuant to a Permitted JV Transaction.

8.2.10     Continuation of or Change in Business. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than [Borrower provide], substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year, and such Loan Party or Subsidiary shall not permit any material change in such business. Each Foreign Holding Company shall not engage in any material business or operations or acquire any assets or incur any liabilities other than (i) holding the ownership interests of one or more CFCs, and (ii) such other activities as are required or prudent in connection with the maintenance of good standing and administration of such Loan Party.

8.2.11     Fiscal Year. The Parent shall not, and shall not permit any Subsidiary of the Parent to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31, unless otherwise required by law.

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8.2.12     Issuance of Stock. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof to the extent that such issued shares, options, warrants and other rights are required to be Collateral, unless such shares, options, warrants and other rights are pledged to the Administrative Agent pursuant to the terms of the Pledge and Security Agreement; provided however, the foregoing restriction shall not apply to ~~(i) the issuance of additional shares of capital stock of the Parent, or options, warrants or other rights in respect thereof, so long as such issuance does not result in an Event of Default under Section 9.1.11 [Change of Control] or (ii) the issuance of Equity Interests in connection with the TED Transaction.~~ :

(i)         the issuance of additional shares of capital stock of the Parent, or options, warrants or other rights in respect thereof, so long as such issuance does not result in an Event of Default under Section 9.1.11 [Change of Control];

(ii)         the issuance of any Equity Interests of a Foreign Subsidiary to a Person who is a citizen of the jurisdiction of organization of such Foreign Subsidiary in an amount not to exceed the lesser of (a) 10% of the Equity Interests of such Foreign Subsidiary or (b) the maximum amount required by the Law of such jurisdiction to be issued to Persons who are citizens of such jurisdiction;

(iii)        the issuance of Additional Equity; or

(iv)        the issuance of Capital Stock or other Equity Interests by a Subsidiary in connection with a Permitted Transaction.

8.2.13     Changes in Organizational Documents. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its articles or certificate of incorporation (including any provisions or resolutions relating to Capital Stock), by-laws, code of regulations, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least fifteen (15) calendar days’ prior written notice to the Administrative Agent and the Lenders and, in the event such change would be adverse to the Lenders as determined by the Administrative Agent in its sole discretion, obtaining the prior written consent of the Required Lenders.

8.2.14     Capital Expenditures and Leases. Commencing with the fiscal year that commences January 1, 2015, the Loan Parties shall not permit the aggregate payments on account of Capital Expenditures of the Parent and its Subsidiaries to exceed Forty Million Dollars ($40,000,000) in any fiscal year, with any unspent portion of such Forty Million Dollars ($40,000,000) for such fiscal year available to roll over into the immediately subsequent fiscal year. Amounts spent in any fiscal year will first reduce the amount available for Capital Expenditures in that fiscal year prior to using any amounts rolled over from the immediately prior fiscal year. For the avoidance of doubt, in no event shall any unused portion for any fiscal year be rolled over or carried forward into any fiscal year beyond the immediately succeeding fiscal year.

8.2.15    [Reserved].

8.2.16    Maximum Leverage Ratio. The Loan Parties shall not permit the Leverage Ratio as of the end of any fiscal quarter to exceed 3.00 to 1.00.

8.2.17    Minimum Interest Coverage Ratio. The Loan Parties shall not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense of the Parent and its Subsidiaries, calculated as of the end of each fiscal quarter for the four (4) fiscal quarters then ended, to be less than 3.50 to 1.00.

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8.2.18     Negative Pledge on Real Property. The Loan Parties shall not, and shall not permit any Subsidiary, to create, incur, assume or suffer to exist any Lien upon any real property owned by such Loan Party or Subsidiary.

8.2.19    Limitation on Negative Pledges. Each of the Loan Parties shall not, and shall not permit any Subsidiary, to enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of such Loan Party or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the Obligations, other than (a) this Agreement and the other Loan Documents (b) with respect to a Subsidiary, imposed pursuant to an agreement that has been entered into in connection with a disposition of assets permitted under this Agreement of all or substantially all of the Equity Interests or assets of such Subsidiary, (c) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (d) customary provisions restricting assignment of any licensing agreement (in which a Loan Party or its Subsidiaries are the licensee) with respect to a contract entered into by a Loan Party or its Subsidiaries in the ordinary course of business and (e) customary provisions restricting subletting, sublicensing or assignment of any intellectual property license or any lease governing any leasehold interests of a Loan Party and its Subsidiaries.

8.3           Reporting Requirements. The Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

8.3.1       Quarterly Financial Statements. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Parent consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Parent as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

8.3.2       Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Parent, financial statements of the Parent consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Loan Parties shall deliver with such financial statements and certification by their accountants a letter of such accountants to the Administrative Agent and the Lenders substantially to the effect that, based upon their ordinary and customary examination of the affairs of the Parent, performed in connection with the preparation of such consolidated financial statements, and in accordance with GAAP, they are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof.

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8.3.3       Certificate of Parent. Concurrently with the financial statements of the Parent furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate (each a “Compliance Certificate”) of the Parent signed by the Chief Executive Officer, President or Chief Financial Officer of the Parent, in the form of Exhibit 8.3.3 [Certificate of Parent].

8.3.4       Notices.

8.3.4.1           Default. Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

8.3.4.2           Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of Twenty Million Dollars ($20,000,000) or which if adversely determined would reasonably be expected to constitute a Material Adverse Change.

8.3.4.3           Organizational Documents. Within the time limits set forth in Section 8.2.13 [Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party.

8.3.4.4           Erroneous Financial Information. Immediately in the event that the Parent or its accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance, notice in writing setting forth the details thereof and the action which the Borrowers propose to take with respect thereto.

8.3.4.5           ERISA Event. Immediately upon the occurrence of any ERISA Event, notice in writing setting forth the details thereof and the action which the Parent proposes to take with respect thereto.

8.3.4.6           Other Reports. Promptly upon their becoming available to any Borrower:

(i)          Annual Budget. The annual budget and any forecasts or projections of the Parent and its Subsidiaries, to be supplied not later than thirty (30) days after the commencement of the fiscal year to which any of the foregoing may be applicable,

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(ii)         Management Letters. Any reports including management letters submitted to any Borrower by independent accountants in connection with any annual, interim or special audit,

(iii)        SEC Reports; Shareholder Communications. Reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses and other shareholder communications, filed by any Borrower with the Securities and Exchange Commission, which shall be deemed received by the Administrative Agent and Lenders when so filed with the Securities and Exchange Commission, and

(iv)        Other Information. Such other reports and information as any of the Lenders may from time to time reasonably request.

Documents required to be delivered pursuant to Section 8.3.1 [Quarterly Financial Statements], Section 8.3.2 [Annual Financial Statements] and clauses (i) and (ii) of Section 8.3.4.6 [Other Reports] (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet; or (ii) on which such documents are posted on the Parent’s behalf on IntraLinks/IntraAgency/SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (A) upon the request of the Administrative Agent, the Parent shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender and (B) the Parent shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent with any such request for delivery, and each Lender shall be solely responsible for requesting delivery of or maintaining its copies of such documents.

9.         DEFAULT

9.1           Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1       Payments Under Loan Documents. The Borrowers shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit or Obligation or any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any other amount owing hereunder or under the other Loan Documents on the date on which such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

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9.1.2       Breach of Warranty. Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect (without duplication of any materiality qualifier contained therein) as of the time it was made or furnished;

9.1.3       Anti-Terrorism Laws. Any representation or warranty contained in Section 6.1.16 [Anti-Terrorism Laws] is or becomes false or misleading at any time;

9.1.4       Breach of Specified Covenants. Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.1 [Preservation of Existence, Etc.], Section 8.1.3 [Maintenance of Insurance], Section 8.1.5 [Visitation Rights] , Section 8.1.8 [Further Assurances], Section 8.1.9 [Anti-Terrorism Laws], Section 8.2 [Negative Covenants], Section 8.3 [Reporting Requirements], or any “Event of Default” (as defined in any other Loan Document) shall exist under such Loan Document.

9.1.5       Breach of Other Covenants. Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document (not specified in Sections 9.1.1, 9.1.2, 9.1.3 or 9.1.4 above) and such default shall continue unremedied for a period of ten (10) Business Days;

9.1.6       Defaults in Other Agreements or Indebtedness. A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of Ten Million Dollars ($10,000,000) in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

9.1.7       Final Judgments or Orders. Any final judgments or orders for the payment of money in excess of Ten Million Dollars ($10,000,000) in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

9.1.8       Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

9.1.9       Uninsured Losses; Proceedings Against Assets. There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of Ten Million Dollars ($10,000,000) or the Collateral or any other of the Loan Parties’ or any of their Subsidiaries’ assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

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9.1.10     Events Relating to Pension Plans and Multiemployer Plans. An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of Parent or any member of the ERISA Group under Title IV of ERISA to the Pension Plan or the PBGC in an aggregate amount in excess of Ten Million Dollars ($10,000,000), or Parent or any member of the ERISA Group fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, where the aggregate amount of unamortized withdrawal liability is in excess of Ten Million Dollars ($10,000,000);

9.1.11     Change of Control. A Change of Control shall occur;

9.1.12     ~~2010 Note Documents. The Borrowers shall fail to cause the 2010 Note Documents to be, or fail to deliver evidence that the 2010 Note Documents have been, terminated, and all outstanding Indebtedness and other obligations thereunder have been paid and all Liens securing such Indebtedness and other obligations have been released on or before October 31, 2014; or~~[Reserved]

9.1.13     Relief Proceedings. A Relief Proceeding shall have been instituted against any Loan Party or Subsidiary of a Loan Party and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party or Subsidiary of a Loan Party institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) any Loan Party or any Subsidiary of a Loan Party ceases to be Solvent or admits in writing its inability to pay its debts as they mature.

9.2           Consequences of Event of Default.

9.2.1       Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Sections 9.1.1 [Payments Under Loan Documents] through ~~9.1.12 [2010 Note Documents~~9.1.11 [Change of Control] shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrowers, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and each Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and

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9.2.2       Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 9.1.13 [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder shall be automatically and immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived and without further act of or consent by the Administrative Agent or any Lender; and

9.2.3       Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section are (i) subject to the provisions of Section 2.1.3 [Certain Limitations] and Section 5.1.2 [Bifurcation] and (ii) in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have. Each Lender and the Issuing Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

9.2.4       Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 [Consequences of Event of Default] and until Payment in Full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall, subject to the provisions of Section 2.1.3 [Certain Limitations] and Section 5.1.2 [Bifurcation], be applied as follows:

(i)          First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swing Loan Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lender and Swing Loan Lender in proportion to the respective amounts described in this clause First payable to them;

(ii)         Second, to payment of that portion of the Obligations constituting fees (including, without limitation, Letter of Credit Fees), indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

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(iii)        Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(iv)        Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Reimbursement Obligations and to the Administrative Agent for the account of the Issuing Lender to cash collateralize any undrawn amounts under outstanding Letters of Credit, in proportion to the respective amounts described in this clause Fourth held by them,

(v)         Fifth, to payment of obligations then owing under Lender Provided Interest Rate Hedges, Lender Provided Commodity Hedges, Lender Provided Foreign Currency Hedges, and Other Lender Provided Financial Service Products, ratably among the Lenders, the Issuing Lender, and the Lenders or Affiliates of Lenders which provide Lender Provided Interest Rate Hedges, Lender Provided Commodity Hedges, Lender Provided Foreign Currency Hedges, and Other Lender Provided Financial Service Products, in proportion to the respective amounts described in this clause Fifth held by them;

(vi)        Last, the balance, if any, to the Loan Parties or as required by Law.

Notwithstanding anything to the contrary in this Section 9.2.4 [Application of Proceeds], no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty Agreement (including sums received as a result of the exercise of remedies with respect to such Guaranty Agreement) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities; provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 9.2.4 [Application of Procceeds].

10.        THE ADMINISTRATIVE AGENT

10.1         Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

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The Administrative Agent shall also act as the Collateral Agent under this Agreement, the Pledge and Security Agreement and the other Loan Documents, and each of the Lenders and the Issuing Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as Collateral Agent and any agents or employees appointed by such Administrative Agent pursuant to this Section for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under this Agreement, the Pledge and Security Agreement or the other Loan Documents, or for exercising any rights and remedies thereunder at the direction of such Administrative Agent), shall be entitled to the benefits of all provisions of this Section 10 [The Administrative Agent], Section 11 [Miscellaneous] and Section 12 [Joint and Several Obligations of Borrowers] as if set forth in full herein with respect thereto. The Collateral Agent is hereby authorized by the Lenders which are a party to this Agreement to execute and deliver any documents necessary or appropriate to create rights of pledge governed by the laws of the Netherlands for the benefit of the Lenders, including, without limitation, the Dutch Pledge Agreement. Without prejudice to the provisions of this Agreement and the other Loan Documents, the parties hereto acknowledge and agree with the creation of parallel debt obligation of the Pledgors as will be described in the Parallel Debt(s) (both as defined in the Dutch Pledge Agreement) including that any payment received by the Collateral Agent in respect of the Parallel Debt(s) will be deemed a satisfaction of a pro rata portion of the corresponding amounts of the Obligations.

10.2         Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3         Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)          shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b)          shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c)          shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

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The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrowers, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4         Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5         Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 [The Administrative Agent] shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

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10.6         Resignation. The Administrative Agent or Collateral Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrowers (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent or Collateral Agent gives notice of its resignation, then the retiring Administrative Agent or Collateral Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent or Collateral Agent; provided that if the Administrative Agent or Collateral Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6 [Resignation]. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or Collateral Agent, and the retiring Administrative Agent or Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent or Collateral Agent, its respective sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent or Collateral Agent was acting as Administrative Agent or Collateral Agent, as the case may be. The parties hereto acknowledge and agree that, for purposes of any right of pledge governed by the laws of the Netherlands, including, without limitation, the Dutch Pledge Agreement, any resignation by the Collateral Agent is not effective with respect to its rights and obligations under the Parallel Debt(s), until such rights and obligations have been assumed by the successor Collateral Agent. Without prejudice to the provisions of this Agreement and the other Loan Documents, the Collateral Agent, as applicable, will reasonably cooperate in the assumption of its rights and obligations under or in connection with the Parallel Debt(s) by any such successor and will reasonably cooperate in transferring to such successor all rights under the Foreign Pledge Agreements to the extent governed by the laws of the Netherlands.

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If PNC resigns as Administrative Agent under this Section 10.6 [Registration], PNC shall also resign as an Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.

10.7         Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8         No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Arrangers, Syndication Agent, Co-Documentation Agents or Bookrunner listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

10.9         Administrative Agent’s Fee. The Borrowers shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) among the Borrowers and Administrative Agent, as amended from time to time.

10.10        Authorization to Release Collateral and Guarantors. The Lenders and Issuing Lenders authorize the Administrative Agent to release (i) any Collateral consisting of assets or Equity Interests sold or otherwise disposed of in a sale or other disposition or transfer permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], and (ii) any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

10.11       No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

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10.12       Administrative Agent May File Proofs of Claim. In case of the pendency of any Relief Proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Reimbursement Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent under Section 2.3 [Facility Fees], Section 2.9.2 [Letter of Credit Fees] and Section 11.3 [Expenses; Indemnity; Damages Waiver]) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.3 [Facility Fees] and Section 11.3 [Expenses; Indemnity; Damages Waiver].

11.        MISCELLANEOUS

11.1         Modifications, Amendments or Waivers. With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrowers, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:

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11.1.1     Increase of Commitment. Increase the amount of the Revolving Credit Commitment of any Lender hereunder without the consent of such Lender;

11.1.2     Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Facility Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Facility Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;

11.1.3     Release of Collateral or Guarantor. Except for sales of assets permitted by Section 8.2.7 [Dispositions of Assets or Subsidiaries], release all or substantially all of the Collateral or any Guarantor from its Obligations under the Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders); or

11.1.4     Miscellaneous. Amend Section 5.2 [Pro Rata Treatment of Lenders], Section 10.3 [Exculpatory Provisions] or Section 5.3 [Sharing of Payments by Lenders], Section 9.2.4 [Application of Proceeds] or this Section 11.1 [Modifications, Amendments or Waivers], alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders;

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Issuing Lender, or the Swing Loan Lender may be made without the written consent of the Administrative Agent, the Issuing Lender or the Swing Loan Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 [Increase of Commitment] through 11.1.4 [Miscellaneous] above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrowers shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.2 [Replacement of a Lender]. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

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Notwithstanding any provision to the contrary contained in this Section 11.1 [Modifications, Amendments or Waivers] the Administrative Agent, acting for itself and on behalf of all Lenders, and the Parent, acting on behalf of the Loan Parties, shall be permitted to amend or change any provision of any Loan Document or grant a written consent thereunder (and such amendment or consent, as the case may be, shall become effective to bind all parties without any further action or consent of any other party to any Loan Document, including, without limitation, any Lender) (a) in connection with a Non-Material Transaction, or (b) if the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Each Borrower does hereby designate Parent as its representative and agent, and Parent hereby accepts such appointment, for the purposes of entering into any such amendment or consent as set forth in the immediately preceding sentence, and the Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any such amendment or consent executed and delivered by Parent on behalf of any Loan Party.

11.2         No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.

11.3         Expenses; Indemnity; Damage Waiver.

11.3.1     Costs and Expenses. The Borrowers shall pay (i) all out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties.

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11.3.2     Indemnification by the Borrowers. Each Domestic Borrower (on a joint and several basis for itself and all other Loan Parties) and the Foreign Borrower (solely as to itself) shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of any Loan Party under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.3.2[Indemnification by the Borrowers] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

11.3.3     Reimbursement by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Borrowers] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.

11.3.4     Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.3.2 [Indemnification by Borrowers] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

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11.3.5     Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

11.4         Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5         Notices; Effectiveness; Electronic Communication.

11.5.1     Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.

11.5.2     Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

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11.5.3     Change of Address, Etc. Any party hereto may change its address, e-mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

11.6         Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.7         Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Borrowers contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full.

11.8         Successors and Assigns.

11.8.1     Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.5 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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11.8.2     Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)          Minimum Amounts.

(A)         in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)         in any case not described in clause (i)(A) of this Section 11.8.2 [Assignments by Lenders], the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)         Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii)        Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and:

(A)         the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)         the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv)        Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

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(v)         No Assignment to Borrowers. No such assignment shall be made to any Borrower or any of such Borrower’s Affiliates or Subsidiaries.

(vi)        No Assignment to Natural Persons, etc.. No such assignment shall be made to ~~a natural person~~(A) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof or (C) a Sanctioned Person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Etc.], 5.8 [Increased Costs], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8.2 [Assignments by Lenders] shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].

11.8.3     Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8.4     Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than (A) a natural person ~~or~~(or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Participant hereunder, would constitute a Defaulting Lender or a Subsidiary thereof, (C) a Sanctioned Person or (D) any Borrower or any of such Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders, and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

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Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Collateral or Guarantor]) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.4.2 [Illegality; Increased Costs; Deposits Not Available] 5.8 [Increased Costs], 5.10 [Indemnity] and 5.9 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.9.7 [Status of Lenders] (it being understood that the documentation required under Section 5.9.7 [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders]; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of a Different Lending Office] as if it were an assignee under Section 11.8.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Sections 5.8 [Increased Costs] or 5.9 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of Different Lending Office] with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

11.8.5     Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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11.9         Confidentiality.

11.9.1     General. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (vii) with the consent of the Borrowers or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers or the other Loan Parties. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.9.2     Sharing Information With Affiliates of the Lenders. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to a Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.9.1 [General].

11.10         Counterparts; Integration; Effectiveness.

11.10.1         Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

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11.11         CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

11.11.1         Governing Law. This Agreement shall be deemed to be a contract under and construed in accordance with the Laws of the State of New York without regard to its conflict of laws principles. Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to its conflict of laws principles.

11.11.2         SUBMISSION TO JURISDICTION. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY ISSUING LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.11.3         WAIVER OF VENUE. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.11. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

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11.11.4         SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

WITHOUT LIMITING THE TERMS OR EFFECTIVENESS OF ANY OF THE PRECEDING PROVISIONS OF THIS SECTION 11.11.4, THE FOREIGN BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE PARENT, AT ITS ADDRESS FROM TIME TO TIME SET FORTH ON SCHEDULE 1.1(B), AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMON, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE FOREIGN BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINT AND AGENT IN THE UNITED STATES OF AMERICA ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT.

11.11.5         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.12         USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.

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11.13       Obligations of Domestic Loan Parties. Notwithstanding anything to the contrary in this Agreement, none of the assets of the Foreign Borrower or any CFC, and each of their Subsidiaries, shall serve directly or indirectly as security for the Obligations of the Domestic Loan Parties within the meaning of Section 1.956-2(c)(2) of the United States Treasury Regulations.

11.14       Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)          the effects of any Bail-in Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(ii)         the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

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11.15         No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrowers and each other Loan Party acknowledge and agree, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent and any Affiliate thereof, any Arranger and the Lenders are arm’s-length commercial transactions between the Borrowers, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and, as applicable, its Affiliates, any Arranger and, as applicable, its Affiliates, and the Lenders and their Affiliates (collectively, solely for purposes of this Section, the “Lenders”), on the other hand, (ii) each of the Borrowers and the other Loan Parties have consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrowers and each other Loan Party are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, any Arranger (and their respective Affiliates) and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for any Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) none of the Administrative Agent, any Arranger, any of their respective Affiliates or any Lender has any obligation to the Borrowers, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, any Arranger, any of their respective Affiliates and the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, any Arranger, any of their respective Affiliates nor any Lender has any obligation to disclose any of such interests to the Borrowers, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger, any of their respective Affiliates or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

12.        JOINT AND SEVERAL OBLIGATIONS OF BORROWERS.

12.1         Joint and Several Obligations. By signing this Agreement, each Borrower agrees that it is liable, jointly and severally with the other Borrowers, for the payment of the Notes and all Obligations of the Borrowers under this Agreement and the other Loan Documents, and that the Administrative Agent and any Lender can enforce such Obligations against any Borrower, in such Administrative Agent’s or such Lender’s sole and unlimited discretion (but subject to the provisions of this Agreement and the other Loan Documents).

12.2         Rights to Administer Credit. The Administrative Agent and the Lenders, either directly or through the Administrative Agent, and each Borrower may at any time and from time to time, without the consent of, or notice to, the other Borrowers, without incurring responsibility to the other Borrowers, and without affecting, impairing or releasing any of the Obligations of the other Borrowers hereunder:

12.2.1     alter, change, modify, extend, release, renew, cancel, supplement or amend in any manner the Loan Documents, and the Borrowers’ joint and several liability shall continue to apply after giving effect to any such alteration, change, modification, extension, release, renewal, cancellation, supplement or amendment;

12.2.2     sell, exchange, surrender, realize upon, release (with or without consideration) or otherwise deal with in any manner and in any order any property of any Person mortgaged to the Administrative Agent or the Lenders or otherwise securing the Borrowers’ joint and several liability, or otherwise providing recourse to the Administrative Agent or the Lenders with respect thereto;

12.2.3     exercise or refrain from exercising any rights against a Borrower or others with respect to the Borrowers’ joint and several liability, or otherwise act or refrain from acting;

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12.2.4     settle or compromise any Borrower’s joint and several liability, any security therefor or other recourse with respect thereto, or subordinate the payment or performance of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to any creditor of any Borrower, including without limitation, the Administrative Agent, any Lender and any Borrower;

12.2.5     apply any sums received by the Administrative Agent or by any Lender from any source in respect of any liabilities of any Borrower to the Administrative Agent or any Lender to any of such liabilities, regardless of whether the Notes remain unpaid;

12.2.6     fail to set off or release, in whole or in part, any balance of any account or any credit on its books in favor of any Borrower, or of any other Person, and extend credit in any manner whatsoever to any Borrower, and generally deal with any Borrower and any security for the Borrowers’ joint and several liability or any recourse with respect thereto as the Administrative Agent or any Lender may see fit; and

12.2.7     consent to or waive any breach of, or any act, omission or default under, this Agreement or any other Loan Document, including, without limitation, any agreement providing Collateral for the payment of the Borrowers’ joint and several liability or any other indebtedness of the Borrowers to the Lenders.

12.3         Primary Obligation.No invalidity, irregularity or unenforceability of all or any part of the Borrowers’ joint and several liability or of any security therefor or other recourse with respect thereto shall affect, impair or be a defense to the other Borrowers’ joint and several liability, and all Obligations under this Agreement and the Loan Documents are primary Obligations of each Borrower.

12.4         Payments Recovered From Lender. If any payment received by the Administrative Agent or any Lender and applied to the Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of a Borrower or any other obligor), the Obligations to which such payment was applied shall be deemed to have continued in existence, notwithstanding such application, and each Borrower shall be jointly and severally liable for such Obligations as fully as if such application had never been made. References in this Agreement to amounts “paid” or to “paid in full” (or terms of like import) refer to payments that cannot be set aside, recovered, rescinded or required to be returned for any reason.

12.5         No Release. Until the Notes and all other Obligations under the Loan Documents have been paid in full and each and every one of the covenants and agreements of this Agreement are fully performed, the Obligations of each Borrower hereunder shall not be released, in whole or in part, by any action or thing (other than irrevocable payment in full) which might, but for this provision of this Agreement, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, extension, modification, forbearance or delay or other act or omission of the Administrative Agent or any Lender or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Administrative Agent or any Lender whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, any Borrower, nor shall any modification of any of the Notes or other Loan Documents or release of any security therefor by operation of Law or by the action of any third party affect in any way the Obligations of any Borrower hereunder, and each Borrower hereby expressly waives and surrenders any defense to its liability hereunder based upon any of the foregoing acts, omissions, things, agreements or waivers of any of them. No Borrower shall be exonerated with respect to its liabilities under this Agreement by any act or thing except irrevocable payment and performance of the Obligations, it being the purpose and intent of this Agreement that the Obligations constitute the direct and primary Obligations of each Borrower and that the covenants, agreements and all Obligations of each Borrower hereunder be absolute, unconditional and irrevocable.

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12.6         Actions Not Required. Each Borrower hereby waives any and all right to cause a marshalling of the other Borrowers’ assets or any other action by any court or other governmental body with respect thereto insofar as the rights of the Administrative Agent and the Lenders hereunder are concerned or to cause the Administrative Agent or the Lenders to proceed against any security for the Borrowers’ joint and several liability or any other recourse which the Administrative Agent or the Lenders may have with respect thereto, and further waives any and all requirements that the Administrative Agent or the Lenders institute any action or proceeding at Law or in equity against the other Borrowers or any other Person, or with respect to this Agreement, the Loan Documents, or any Collateral for the Borrowers’ joint and several liability, as a condition precedent to making demand on, or bringing an action or obtaining and/or enforcing a judgment against, each Borrower. Each Borrower further waives any requirement that the Administrative Agent or the Lenders seek performance by the other Borrowers or any other Person, of any Obligation under this Agreement, the Loan Documents or any Collateral for the Borrowers’ joint and several liability as a condition precedent to making a demand on, or bringing any action or obtaining and/or enforcing a judgment against, any Borrower. No Borrower shall have any right of setoff against the Administrative Agent or any Lender with respect to any of its Obligations hereunder. Any remedy or right hereby granted which shall be found to be unenforceable as to any Person or under any circumstance, for any reason, shall in no way limit or prevent the enforcement of such remedy or right as to any other Person or circumstance, nor shall such unenforceability limit or prevent enforcement of any other remedy or right hereby granted.

12.7         Deficiencies. Each Borrower specifically agrees that in the event of a foreclosure or other exercise of remedies under a Collateral Document held by the Administrative Agent or any Lender that secures any part or all of the Borrowers’ joint and several liability, and in the event of a deficiency resulting therefrom, each Borrower shall be, and hereby is expressly made, liable to the Administrative Agent and the Lenders for the full amount of such deficiency notwithstanding any other provision of this Agreement or provision of such agreement, any document or documents evidencing the indebtedness secured by such agreement or any other document or any provision of applicable Law which might otherwise prevent the Administrative Agent or any Lender from enforcing and/or collecting such deficiency. Each Borrower hereby waives any right to notice of a foreclosure under any Collateral Document, for the benefit of the Secured Parties (as defined in the Pledge and Security Agreement), by the other Borrowers which secures any part or all of the Borrowers’ joint and several liability.

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12.8         Borrower Bankruptcy. Each Borrower expressly agrees that its liability and Obligations under the Notes, this Agreement and the other Loan Documents shall not in any way be affected by the institution by or against the other Borrowers or any other Person or entity of any Insolvency Proceeding, or any action taken or not taken by the Administrative Agent or the Lenders in connection therewith, and that any discharge of any Borrower’s joint and several liability pursuant to any such Insolvency Proceeding shall not discharge or otherwise affect in any way the Obligations of the other Borrowers under the Notes, this Agreement and any other Loan Document, and that upon or at any time after the institution of any of the above actions, at the Administrative Agent’s or the Lenders’ sole discretion, the Borrowers’ joint and several Obligations shall be enforceable against any Borrower that is not itself the subject of such proceedings. Each Borrower expressly waives any right to argue that the Administrative Agent’s or the Lenders’ enforcement of any remedies against that Borrower is stayed by reason of the pendency of any such proceedings against the other Borrowers.

12.9         Limited Subrogation. Notwithstanding any payment or payments made by any Borrower hereunder or any setoff or application of funds of any Borrower by the Administrative Agent or any Lender, until 731 days after the Obligations have been irrevocably paid in full, such Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the other Borrowers or any Guarantor or any Collateral or Guaranty or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall such Borrower seek or be entitled to seek any contribution or reimbursement from the other Borrowers or any Guarantor in respect of payments made by such Borrower hereunder. If any amount shall be paid to a Borrower on account of such subrogation rights at any time when all of the Obligations shall not have been irrevocably paid in full, such amount shall be held by such Borrower in trust for the Administrative Agent and the Lenders, segregated from other funds of such Borrower and shall, forthwith upon receipt by such Borrower, be turned over to the Administrative Agent in the exact form received by such Borrower (duly indorsed by such Borrower to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent and the Lenders may determine.

12.10        Borrowers’ Financial Condition. Each Borrower is familiar with the financial condition of the other Borrowers, and each Borrower has executed and delivered this Agreement and the other Loan Documents based on that Borrower’s own judgment and not in reliance upon any statement or representation of the Administrative Agent or any Lender. Neither the Administrative Agent nor the Lenders shall have any obligation to provide any Borrower with any advice whatsoever or to inform any Borrower at any time of the Administrative Agent’s or the Lenders’ actions, evaluations or conclusions on the financial condition or any other matter concerning any Borrower.

12.11        Relationship of Borrowers. Each Borrower represents that such Borrower and its business operations receive mutual support and other benefits from the other Borrowers and its Subsidiaries, and it expects to derive benefits from the extension of credit accommodations to each other Borrower by the Lenders and finds it advantageous, desirable and in its best interests to execute and deliver this Agreement and the Notes to the Lenders.

12.12         Limitations.

12.12.1         If the Obligations of a Borrower would be held or determined by a court or tribunal having competent jurisdiction to be void, invalid or unenforceable on account of the amount of its aggregate liability under this Agreement, the Notes or the other Loan Documents, then, notwithstanding any other provision of this Agreement, the Notes or the other Loan Documents to the contrary, the aggregate amount of the liability of such Loan Party under this Agreement, the Notes and the other Loan Documents shall, without any further action by such Borrower, the Lenders, the Administrative Agent, the Issuing Lender or any other Person, be automatically limited and reduced to an amount which is valid and enforceable.

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12.12.2         Without limiting the generality of Section 12.12.1 above, each Borrower and the Administrative Agent, each Issuing Lender and each Lender, hereby confirms that it is the intention of all such parties that none of this Agreement, the Notes or any other Loan Document constitute a fraudulent transfer or conveyance under the federal Bankruptcy Code, the Uniform Fraudulent Conveyances Act, the Uniform Fraudulent Transfer Act or similar state statute applicable to this Agreement and the other Loan Documents. Therefore, such parties agree that the Obligations of a Borrower shall be limited to such maximum amount as will, after giving effect to such maximum amount and other contingent and fixed liabilities of such Borrower that are relevant under such Laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of the other Borrowers and any other obligor, result in the Obligations not constituting a fraudulent transfer or conveyance.

12.12.3         Notwithstanding anything to the contrary contained in the foregoing, the provisions of this Section 12 shall be subject at all times to Section 2.1.3 [Certain Limitations], Section 5.1.2 [Bifurcation] and Section 11.13 [Obligations of Domestic Loan Parties].

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IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

ATTEST:	BORROWERS:

STONERIDGE, INC.

By:
Name: George E. Strickler
Title: Executive Vice President, Chief
Financial Officer and Treasurer

STONERIDGE ELECTRONICS, INC.

By:
Name: George E. Strickler
Title: Vice President and Treasurer

STONERIDGE CONTROL DEVICES, INC.

By:
Name: George E. Strickler
Title: Vice President and Treasurer

STONERIDGE ELECTRONICS AB

By:
Name: Peter Kruk
Title: Managing Director

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, a Lender, Issuing Lender and Swing Loan Lender

By:

Name: Joseph G. Moran

Title: Senior Vice President

JPMORGAN CHASE BANK, N.A., as an Issuing Lender and a Lender

By:

Name:

Title:

COMPASS BANK, as a Lender

By:

Name:

Title:

CITIZENS BANK, NATIONAL ASSOCIATION, as a Lender

By:

Name:

Title:

THE HUNTINGTON NATIONAL BANK, as a Lender

By:

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:

Name:

Title:

BMO HARRIS BANK, N.A., as a Lender

By:

Name:

Title:

FIRST NIAGARA BANK, N.A., as a Lender

By:

Name:

Title:

FIRST COMMONWEALTH BANK, as a Lender

By:

Name:

Title:

SCHEDULE 1.1(A)

PRICING GRID—

VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO

Level	Leverage Ratio	Facility Fee	Letter of Credit Fee	Revolving Credit Base Rate Spread	Revolving Credit LIBOR Rate Spread
I	Less than 1.00 to 1.00	0.20%	1.05%	0.05%	1.05%
II	Greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00	0.25%	1.25%	0.25%	1.25%
III	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	0.30%	1.45%	0.45%	1.45%
IV	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	0.35%	1.65%	0.65%	1.65%
V	Greater than or equal to 2.50 to 1.00	0.35%	1.90%	0.90%	1.90%

For purposes of determining the Applicable Margin, the Applicable Facility Fee Rate and the Applicable Letter of Credit Fee Rate:

(a)          The Applicable Margin, the Applicable Facility Fee Rate and the Applicable Letter of Credit Fee Rate shall be determined on the Closing Date based on the Leverage Ratio computed on such date pursuant to a Compliance Certificate to be delivered on the Closing Date.

(b)          The Applicable Margin, the Applicable Facility Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each fiscal quarter ending after the Closing Date based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin, the Applicable Facility Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Parent]. If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3 [Certificate of Parent], then the rates in Level V shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered; and the rates in Level V shall apply upon and during the continuance of any other Event of Default.

(c)          If, as a result of any restatement of or other adjustment to the financial statements of the Parent or for any other reason, the Borrowers or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.9 [Letter of Credit Subfacility] or Section 4.3 [Interest After Default] or Section 9 [Default]. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share
Name: PNC Bank, National Association Address: 1900 East Ninth Street Cleveland, Ohio 44114 Attention: Trina Barkley Telephone: (412) 768-0423 Telecopy: (412) 705-2400	$60,000,000.00	20.000000000%

Name: JPMorgan Chase Bank, N.A. Address: 50 S. Main St. Floor 2 Akron, Ohio 44308 Attention: Andrea Booth Telephone: (330) 972-1806 Telecopy: (330) 972-1965	$60,000,000.00	20.000000000%

Name: Compass Bank Address: 159 Crocker Park Blvd. Westlake, Ohio 44145 Attention: Sandy Centa Telephone: (440)570-0841 Telecopy: (440) 414-0706	$40,000,000.00	13.333333333%

Name: Citizens Bank, National Association Address: 71 S. Wacker Drive Chicago, Illinois 60606 Attention: Lisa Garling Telephone: (312) 777-3610 Telecopy: (312) 777-4003	$40,000,000.00	13.333333333%

Name: The Huntington National Bank Address: 125 South Wacker Dr. Suite 2840 Chicago, Illinois 60606 Attention: Lori Cummins-Meyer Telephone: (312) 762-2173 Telecopy: (877) 274-8593	$25,000,000.00	8.333333333%

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share
Name: U.S. Bank National Association Address: 425 Walnut Street Cincinnati, Ohio 45202 Attention: ~~Michael E. Temnick~~Patrick H. McGraw Telephone: (513) 632-~~4133~~3032 Telecopy: (513) 632-~~4894~~2068	$25,000,000.00	8.333333333%

Name: BMO Harris Bank, N.A. Address: 135 N. Pennsylvania St. 9th Floor Indianapolis, Indiana 46204 Attention: Betsey Phillips Telephone: (317) 269-1291 Telecopy: (317) 269-2169	$20,000,000.00	6.666666667%

Name: First Niagara Bank, N.A. Address: 726 Exchange Street 9th Floor Buffalo, New York 14210 Attention: Agent Banking Telephone: (716) 819-5790 Telecopy: (716) 819-5156	$20,000,000.00	6.666666667%

Name: First Commonwealth Bank Address: 437 Grant Street Frick Building, Suite 1600 Pittsburgh, Pennsylvania 15219 Attention: Stephen J. Orban Telephone: (412) 690-2212 Telecopy: (412) 690-2206	$10,000,000.00	3.333333333%

Total	$300,000,000.00	100.00%

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrowers and Guarantors:

ADMINISTRATIVE AGENT

PNC Bank, National Association

Address: 1900 East Ninth Street

Cleveland, Ohio 44114

Attention: Trina Barkley
Telephone: (412) 768-0423
Telecopy: (412) 705-2400

With a Copy To:

Agency Services, PNC Bank, National Association
Mail Stop: P7-PFSC-04-I
Address: 500 First Avenue
Pittsburgh, PA 15219
Attention:          Agency Services
Telephone:        (412) 768-0423
Telecopy:          (412) 762-8672

BORROWERS:

~~Stoneridge, Inc.~~

~~Stoneridge Electronics, Inc.~~

~~Stoneridge Control Devices, Inc.~~

~~9400 East Market Street~~

~~Warren~~

Prior to December 1, 2016 (or such later date as the Borrowers shall have advised the Administrative Agent in a written notice pursuant to Section 11.5):

Stoneridge, Inc.

Stoneridge Electronics, Inc.

Stoneridge Control Devices, Inc.

9400 East Market Street

Warren, Ohio 44484
Attention: George E. Strickler

Telephone: (330) 856-2443

Telecopy: (330) 856-3618

After December 1, 2016 (or such later date as the Borrowers shall have advised the Administrative Agent in a written notice pursuant to Section 11.5):

Stoneridge, Inc.

Stoneridge Electronics, Inc.

Stoneridge Control Devices, Inc.

39675 MacKenzie Drive

Suite 400

Novi, Michigan 48377
Attention: George E. Strickler

Telephone: (___)___-___

Telecopy: (___)___-___

With a Copy to:

Tucker Ellis LLP

950 Main Avenue, Suite 1100

Cleveland, Ohio ~~44484~~
44113-7213

Attention: ~~George E. Strickler~~

Robert Loesch, Esq.

Telephone: (~~330) 856-2443~~

216) 696-5916

Telecopy: (~~330) 856-3618~~216) 216-592-5009

Stoneridge Electronics AB Nåsvägen 38 S-167 75 Bromma Sweden Attention: Peter Kruk Telephone: +46 10 4822800 Telecopy: +46 10 4822801

With ~~a copy~~copies to:

Stoneridge, Inc. – as set forth above

~~9400 East Market Street~~

~~Warren, Ohio 44484~~
~~Attention: George E. Strickler~~

~~Telephone: (330) 856-2443~~

Tucker Ellis LLP – as set forth above

~~Telecopy: (330) 856-3618~~

SCHEDULE 7.1.1

OPINIONS OF COUNSEL

All opinions should be dated as of the Closing Date and should be addressed to the Administrative Agent, Collateral Agent and Lenders. The reliance paragraph should allow opinion reliance by successors and assigns.

1.	Valid existence and good standing.

2.	Power and authority.

3.	Due authorization.

4.	Execution and delivery.

5.	Enforceability.

6.	No conflict with organizational documents, laws, orders or material agreements

7.	No approvals.

8.	Continued attachment and perfection of security interests.

9.	Investment Company Act.

10.	Margin Regulations.

11.	Confirmation of no litigation.

1

SCHEDULE 8.1.3

INSURANCE REQUIREMENTS RELATING TO THE COLLATERAL

COVENANTS:

At the request of the Administrative Agent, the Loan Parties shall deliver to the Collateral Agent and each of the Lenders (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties’ independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate, and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements which include the provisions set forth below or are otherwise in form acceptable to the Collateral Agent in its discretion. The applicable Loan Parties shall notify the Collateral Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Administrative Agent or Collateral Agent constituting insurance proceeds may, at the option of the Administrative Agent, (i) in the case of property insurance proceeds received during the existence of an Event of Default, be applied by the Administrative Agent to the payment of the Obligations in accordance with the terms of the Credit Agreement, (ii) for losses of less than Five Million Dollars ($5,000,000) received at such time as no Event of Default or Potential Default exists, be disbursed by the Administrative Agent to the applicable Loan Parties, and (iii) for losses equal to or greater than Five Million Dollars ($5,000,000) received at such time as no Event of Default or Potential Default exists, be disbursed by the Administrative Agent to the applicable Loan Parties on such terms as are deemed appropriate by the Administrative Agent for the repair, restoration and/or replacement of Collateral and other property in respect of which such proceeds were received.

ENDORSEMENT:

(i) specify the Collateral Agent as an additional insured and lender loss payee as its interests may appear,

(ii) with respect to all property insurance policies, provide that the interest of the Lenders shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies, except that the insurer shall not be obligated to maintain the insurance if cancelled pursuant and subject to clause (v) below,

(iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise,

(iv) provide that any and all rights of subrogation which the insurers may have or acquire against the Loan Parties shall be, at all times and in all respects, junior and subordinate to the prior Payment In Full of the Indebtedness hereunder and that no insurer shall exercise or assert any right of subrogation until such time as the Indebtedness hereunder has been Paid In Full and the Commitments have terminated,

(v) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until (a) with respect to a cancellation or change by reason of a failure to pay premium, at least ten (10) days after receipt by the Collateral Agent of written notice of such cancellation or change and (b) with respect to any other reason, at least thirty (30) days after receipt by the Collateral Agent of written notice of such cancellation or change,

(vi) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and

(vii) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured.~~SCHEDULE 8.1.12~~

~~POST-CLOSING MATTERS~~

~~The applicable Loan Parties shall deliver to the Administrative Agent as soon as possible, and in any event within the time periods (unless extended by the Administrative Agent in its sole discretion) specified below, the following, each in form and substance satisfactory to the Administrative Agent:~~

~~1.          No later than 3 Business Days following the termination of the 2010 Note Documents, the Collateral Agent shall have received all original certificates evidencing any Equity Interests pledged pursuant to the Pledge and Security Agreement, together with duly executed in blank, undated stock powers attached thereto.~~

~~2.          No later than 10 Business Days following the termination of the 2010 Note Documents, the Loan Parties shall have provided each Foreign Pledge Agreement signed by an Authorized Officer or appropriate signatory and all other documents and deliveries (including, without limitation, legal opinions) required to be delivered pursuant to or in connection with each Foreign Pledge Agreement.~~

~~3.          The Loan Parties shall comply with the requirements of Section 4.3(c) of the Pledge and Security Agreement within the time period set forth therein.~~

~~4.          No later than December 12, 2014, the Domestic Loan Parties have used commercially reasonable efforts to obtain an executed landlord’s waiver or other lien waiver agreement from the lessor, warehouse operator or other applicable Person for each leased Collateral location as required under the Pledge and Security Agreement or Section 8.1.11 [Landlord Waivers] hereof.~~

~~EXHIBIT 5.9.7(A)~~

~~[FORM OF]~~

~~U.S. TAX COMPLIANCE CERTIFICATE~~

~~(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)~~

~~Reference is hereby made to the Credit Agreement dated as of September 12, 2014, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Stoneridge, Inc., Stoneridge Electronics, Inc., Stoneridge Control Devices, Inc., Stoneridge Electronics AB, as borrowers, those affiliates party thereto as guarantors, PNC Bank, National Association, as Administrative Agent, Issuing Lender and Swing Loan Lender, and each lender from time to time party thereto.~~

~~Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.~~

~~The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.~~

~~Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.~~

~~[NAME OF LENDER]~~
~~By:~~
~~Name:~~
~~Title:~~

~~Date: ________ __, 20[ ]EXHIBIT 5.9.7(B)~~

~~[FORM OF]~~

~~U.S. TAX COMPLIANCE CERTIFICATE~~

~~(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)~~

~~Reference is hereby made to the Credit Agreement dated as of September 12, 2014, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Stoneridge, Inc., Stoneridge Electronics, Inc., Stoneridge Control Devices, Inc., Stoneridge Electronics AB, as borrowers, those affiliates party thereto as guarantors, PNC Bank, National Association, as Administrative Agent, Issuing Lender and Swing Loan Lender, and each lender from time to time party thereto.~~

~~Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code].~~

~~The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.~~

~~Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.~~

~~[NAME OF PARTICIPANT]~~
~~By:~~
~~Name:~~
~~Title:~~

~~Date: ________ __, 20[ ]EXHIBIT 5.9.7(C)~~

~~[FORM OF]~~

~~U.S. TAX COMPLIANCE CERTIFICATE~~

~~(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)~~

~~Reference is hereby made to the Credit Agreement dated as of September 12, 2014, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Stoneridge, Inc., Stoneridge Electronics, Inc., Stoneridge Control Devices, Inc., Stoneridge Electronics AB, as borrowers, those affiliates party thereto as guarantors, PNC Bank, National Association, as Administrative Agent, Issuing Lender and Swing Loan Lender, and each lender from time to time party thereto.~~

~~Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.~~

~~The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.~~

~~Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.~~

~~[NAME OF PARTICIPANT]~~
~~By:~~
~~Name:~~
~~Title:~~

~~Date: ________ __, 20[ ]EXHIBIT 5.9.7(D)~~

~~[FORM OF]~~

~~U.S. TAX COMPLIANCE CERTIFICATE~~

~~(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)~~

~~Reference is hereby made to the Credit Agreement dated as of September 12, 2014, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Stoneridge, Inc., Stoneridge Electronics, Inc., Stoneridge Control Devices, Inc., Stoneridge Electronics AB, as borrowers, those affiliates party thereto as guarantors, PNC Bank, National Association, as Administrative Agent, Issuing Lender and Swing Loan Lender, and each lender from time to time party thereto.~~

~~Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.~~

~~The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.~~

~~Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.~~

~~[NAME OF LENDER]~~
~~By:~~
~~Name:~~
~~Title:~~

~~Date: ________ __, 20[ ]~~

Exhibit B

~~Execution Version~~COMPOSITE VERSION

~~THIS PLEDGE AND SECURITY AGREEMENT is subject to the terms and provisions of the Intercreditor Agreement, dated as October 4, 2010 (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among PNC Bank, National Association, as collateral agent for the ABL Claimholders referred to therein (the “Collateral Agent”), The Bank of New York Mellon Trust Company, N.A., as collateral agent for the Notes Claimholders referred to therein, Stoneridge, Inc. and the other Grantors (as defined below).~~

~~EXHIBIT 1.1(S)~~

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of September 12, 2014 by and among Stoneridge, Inc., an Ohio corporation (the “Company”), Stoneridge Electronics, Inc., a Texas corporation, Stoneridge Control Devices, Inc., a Massachusetts corporation, and the other Persons listed on the signature pages hereof (each, including the Company, a “Grantor”, and collectively, the “Grantors”), and PNC Bank, National Association, in its capacity as Collateral Agent for the Administrative Agent, the Lenders and the Issuing Lender (as defined in the Credit Agreement) (collectively, the “Secured Parties”).

PRELIMINARY STATEMENT

Pursuant to the Credit Agreement (as defined below) the Lenders and the Issuing Lender have made loans and other financial accommodations to the Company and certain of the Grantors. Each Grantor is entering into this Security Agreement in order to induce the Lenders and the Issuing Lender to continue to make loans and other financial accommodations to the Company and certain of the Grantors and to secure the Obligations.

ACCORDINGLY, the Grantors and the Collateral Agent, on behalf of the Secured Parties, hereby agree as follows:

Article I
DEFINITIONS

1.1.          Terms Defined in the Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2.          Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

1.3.          Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the preamble and in the Preliminary Statement, the following terms shall have the following meanings:

“Additional Grantor” has the meaning set forth in Section 8.16.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Collateral” has the meaning set forth in Article II.

“Collateral Agent” has the meaning set forth in the preamble hereto.

“Controlled Deposit Account” means a Deposit Account that is subject to a Deposit Account Control Agreement.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of September 12, 2014, by and among the Grantors, as borrowers or guarantors thereunder, the financial institutions which are or become parties thereto, as lenders thereunder, and PNC Bank, National Association, as a lender, an issuer of letters of credit, and the agent for such lenders, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Collateral Agent, among any Grantor, a banking institution holding such Grantor’s funds, and the Collateral Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Grantor with such banking institution.

~~“Discharge of Notes Obligations” has the meaning set forth in the Intercreditor Agreement.~~

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Excluded Collateral” has the meaning set forth in Article II.

“Excluded Deposit Accounts” means, with respect to any Grantor, (a) deposit and/or securities accounts the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes in such amounts as are required to be paid to the IRS or state or local government agencies within the following two months with respect to employees of any of the Grantors, (ii) amounts required to be paid over to an employee benefit plan pursuant to United States Department of Labor Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Grantors, (b) all segregated deposit and/or securities accounts established as and constituting (and the balance of which consists solely of funds set aside in connection with) taxes accounts, payroll accounts and trust accounts, (c) accounts maintained outside of the United States, (d) accounts that are at all times maintained on a “zero balance” basis in the ordinary course of business.

“Excluded Payments” has the meaning set forth in Section 4.5(d)(iii).

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

2

“Foreign Subsidiary Voting Stock” means the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of any Foreign Subsidiary.

“Grantor” has the meaning set forth in the preamble hereto.

“Infringe” has the meaning set forth in Section 3.6(c).

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Patents, the Trademarks and the Licenses, goodwill and all rights to sue at law or in equity for any Infringement thereof, including the right to receive all proceeds and damages therefrom.

~~“Intercreditor Agreement” has the meaning set forth in the legend hereto.~~

“Investment Property” means the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuer” means any issuer of any Investment Property.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present and future breaches thereof.

~~“Notes Agent” means The Bank of New York Mellon Trust Company, N.A., as collateral agent for the Notes Claimholders under the 2010 Note Documents.~~

~~“Notes Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted pursuant to the 2010 Note Documents.~~

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all patents and patent applications, (b) all inventions and improvements described and claimed therein, (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof, (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof, (e) all rights to sue for past, present and future infringements thereof and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors, whether or not physically delivered to the Collateral Agent pursuant to this Security Agreement, in each case to the extent not constituting Excluded Collateral.

“Pledged Notes” means all promissory notes listed on Exhibit C and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

3

“Pledged Stock” means the Equity Interests listed on Exhibit C, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Grantor while this Security Agreement is in effect, in each case, to the extent not constituting Excluded Collateral.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Registered Intellectual Property” has the meaning set forth in Section 3.6(a).

“Requirement of Law” means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, statute or regulation or determination of an arbitrator or a court or other Official Body, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Obligations” means any Obligations, fees, premiums, indemnifications, reimbursements, damages, guarantees and other liabilities payable under this Security Agreement, the Credit Agreement and the other Loan Documents, in each case, whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding and all obligations and liabilities of each Grantor which may arise under, out of or in connection with this Security Agreement, the Credit Agreement or the other Loan Documents, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or any Secured Party that are required to be paid by such Guarantor pursuant to the terms of any of the foregoing agreements).

“Secured Parties” has the meaning set forth in the preamble hereto.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, trade styles, brand names, corporate names, business names, domain names, logos and other source or business identifiers and the registrations and applications for registration thereof, all common-law rights related thereto, and the goodwill of the business symbolized by the foregoing, (b) all renewals of the foregoing, (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof, (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing and (e) all rights corresponding to any of the foregoing throughout the world.

4

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, the Collateral Agent’s or any other Secured Party’s Lien on any Collateral.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state.

1.4.          Other Definitional Provisions. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section and Exhibit references are to this Security Agreement unless otherwise specified.

The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

1.5.          Exhibit Updates. The Grantors may update the Exhibits hereto from time to time to reflect changes to the information contained therein by notifying the Collateral Agent in writing and delivering such updated Exhibits to the Collateral Agent within 30 days of any such change, or such longer period as the Collateral Agent may agree, in its sole discretion.

1.6           Amendment and Restatement; Consolidation. This Security Agreement amends and restates in its entirety (a) Article IV of that certain Second Amended and Restated Credit and Security Agreement, dated as of December 1, 2011, as amended, which amended and restated in its entirety that certain Amended and Restated Credit and Security Agreement, dated as of September 20, 2010, as amended, which amended and restated in its entirety that certain Amended and Restated Credit and Security Agreement, dated as of November 2, 2007, as amended, among Stoneridge, Inc., Stoneridge Electronics, Inc. and Stoneridge Control Devices, Inc. and the Collateral Agent and (b) the Pledge and Security Agreement, dated as October 4, 2010, as amended, among Stoneridge, Inc., Stoneridge Electronics, Inc. and Stoneridge Control Devices, Inc. and the Collateral Agent (collectively, the documents referred to in clauses (a) and (b) hereof are hereinafter referred to as the “Original Security Documents”). The parties hereto agree and acknowledge that this Security Agreement is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the Liens, security interests, indebtedness, loans, liabilities, expenses, or obligations under the Existing Security Documents or under the Credit Agreement or any of the other Loan Documents (except in each case as expressly modified in accordance with the Credit Agreement and the other Loan Documents amended in connection therewith). All Liens under any of the Original Security Documents are hereby consolidated, amended and restated into this Security Agreement, as hereinafter set forth. All references to the “Security Agreement” or words of like import in any document, instrument or agreement executed and delivered in connection with the Original Security Agreement, to the extent not amended, superceded or restated in connection with the execution and delivery of the Credit Agreement on the date hereof, shall be deemed to refer, without further amendment, to this Security Agreement as this Security Agreement may be further amended, modified or extended.

5

Article II

GRANT OF SECURITY INTEREST

As collateral security for the payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the benefit of the Secured Parties (and hereby confirms the continuation of the grant to the Collateral Agent pursuant to the Existing Security Documents of), a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which, will be collectively referred to as the “Collateral”), including:

(i)           all Accounts;

(ii)          all Chattel Paper;

(iii)         all Intellectual Property;

(iv)         all Documents;

(v)          all Equipment;

(vi)         all Fixtures;

(vii)        all General Intangibles;

(viii)       all Goods;

(ix)          all Instruments;

(x)           all Inventory;

(xi)          all Investment Property;

(xii)         all cash or cash equivalents;

(xiii)        all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiv)       all Deposit Accounts with any bank or other financial institution (including all cash and other items deposited therein or credited thereto);

(xv)         all Commercial Tort Claims listed on Exhibit G;

(xvi)       and all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations; provided, however, that notwithstanding any of the other provisions set forth in this Security Agreement, the Collateral shall not include for any purpose, and this Security Agreement shall not constitute a grant of a security interest in any of the following assets, now owned or hereafter acquired or arising (the following assets being hereinafter collectively referred to as the “Excluded Collateral”): (a) any Equity Interest or group of Equity Interests issued by (i) a Foreign Holding Company or (ii) by Foreign Subsidiary representing more than 65% of the total outstanding Foreign Subsidiary Voting Stock of such Foreign Subsidiary; (b) owned real property and leasehold interests in real property, to the extent no Lien on those assets secures any other Indebtedness of any Grantor; (c) any lease, capital lease, license, permit, contract, or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) a breach or termination or right of termination on behalf of any other party pursuant to the terms of, or a default under, any such lease, capital lease, license, permit, contract or agreement (other than to the extent that any such Lien or other obligation would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions)); (d) any asset owned by any Grantor that is subject to a Permitted Lien that prohibits the creation of any Lien on such asset (other than to the extent that any such Lien or other obligation would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, or 9-409 of the UCC (or any successor provision or provisions)); and (e) any property to the extent that such grant of such security interest is prohibited by any Requirement of Law of an Official Body or requires a consent not obtained of any Official Body pursuant to such Requirement of Law is ineffective under applicable law.

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Article III
REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants as to itself to the Collateral Agent and the other Secured Parties that:

3.1.          Title, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit D, the Collateral Agent will have a fully perfected first priority security interest ~~(or, at any time when the Intercreditor Agreement is in effect, a perfection security interest with the priority required pursuant thereto)~~ in that Collateral of the Grantor in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1(e).

3.2.          Type and Jurisdiction of Organization, Organizational and Identification Numbers. As of the ~~Closing~~Third Amendment Effective Date, the type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.

3.3.          Principal Location. (a) In the case of a Grantor that is not a registered organization, such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A, and (b) in the case of other Grantors, as of the ~~Closing~~Third Amendment Effective Date, or, with respect to any Additional Grantor, such other date such Grantor became a party hereto, such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A.

3.4.          Deposit Accounts; Securities Accounts. All of such Grantor’s Deposit Accounts and Securities Accounts are listed on Exhibit B.

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3.5.          Exact Names. As of the ~~Closing~~Third Amendment Effective Date, or, with respect to any Additional Grantor, as of the date such Grantor becomes a party hereto, such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. As of the ~~Closing~~Third Amendment Effective Date, such Grantor has not during the past five years (i) other than as set forth in Part A of Exhibit A, been known by or used any other corporate or fictitious name, (ii) except as described on Exhibit E, been a party to any merger or consolidation or (iii) except as described in Exhibit E, acquired all of the Equity Interests or all or substantially all of the assets, or a business unit, division, product line or line of business of a Person.

3.6.          Intellectual Property.

(a)          Exhibit F sets forth a complete and correct list of the United States Copyright, Trademark, Patent and other Intellectual Property registrations and applications owned by each Grantor (“Registered Intellectual Property”) and all Intellectual Property Licenses under which any of the Grantors is an exclusive licensee.

(b)          Except for dispositions permitted under the Credit Agreement, such Grantor owns or has the right to use all Intellectual Property material to the operation of its business free and clear of all Liens other than Permitted Liens.

(c)          On the date hereof, all Registered Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and to such Grantor’s knowledge, does not infringe, impair, misappropriate, dilute or otherwise violate (“Infringe”) the intellectual property rights of any other Person and is not being Infringed by any other Person.

(d)          Except as set forth in Exhibit F, on the date hereof, no Intellectual Property is the subject of any licensing or franchising agreement pursuant to which such Grantor is the licensor. No holding, decision or judgment has been rendered by any Official Body which would limit, cancel or challenge the validity, enforceability, ownership or use of, or such Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected cause at Material Adverse Change in the value of any such Intellectual Property, and such Grantor knows of no valid basis for the same.

(e)          No action or proceeding is pending, or, to the knowledge of such Grantor, threatened or imminent, on the date hereof seeking to limit, cancel or challenge the validity, enforceability, ownership or use of any Intellectual Property owned by the Grantor or such Grantor’s interest therein, which, if adversely determined, would materially affect the value of such Intellectual Property.

(f)          This Security Agreement is effective to create (or continue, with respect to any Lien created in favor of the Collateral Agent pursuant to the Original Security Documents) a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on Exhibit D and, in respect of the Registered Intellectual Property, a short form of this Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, fully perfected first priority ~~(or, at any time when the Intercreditor Agreement is in effect, a perfection security interest with the priority required pursuant thereto)~~ security interests in favor of the Collateral Agent on such Grantor’s Intellectual Property, such perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Grantor; and upon such filings (and such additional filings as are necessary to perfect the security interests granted with respect to any Intellectual Property; acquired or developed by such Grantor after the date hereof and such continuation required under applicable law), all action necessary to protect and perfect the Collateral Agent’s Lien on such Grantor’s Intellectual Property will have been duly taken.

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3.7.          Filing Requirements. As of the ~~Closing~~Third Amendment Effective Date, none of such Grantor’s Equipment is covered by any certificate of title, except for Vehicles. As of the ~~Closing~~Third Amendment Effective Date, none of the Collateral owned by such Grantor is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) Vehicles and (b) Patents, Trademarks and Copyrights held by such Grantor.

3.8.          No Financing Statements, Security Agreements. No effective financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any relevant jurisdiction except (a) for financing statements or security agreements naming the Collateral Agent on behalf of the Secured Parties as the secured party or (b) as permitted by Section 4.1(e).

3.9.          Pledged Collateral.

(a)          As of the ~~Closing~~Third Amendment Effective Date, or, with respect to any Additional Grantor, such other date such Grantor became a party hereto, Exhibit C sets forth a complete and accurate list of all Pledged Collateral held by such Grantor; provided that (i) with respect to Equity Interests issued by a Subsidiary that constitute Pledged Collateral, Exhibit C sets forth all such Equity Interests; (ii) with respect to Equity Interests issued by a non-Subsidiary, Exhibit C sets forth all such Equity Interests, (iii) with respect to Instruments issued by a non-Subsidiary, Exhibit C sets forth all such Instruments; and (iv) with respect to Securities issued by a non-Subsidiary held in a securities account, Exhibit C sets forth all such Securities. As of the ~~Closing~~Third Amendment Effective Date, such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit C as being owned by it, free and clear of any Liens, except for the security interest granted to the Collateral Agent for the benefit of the Secured Parties hereunder and Permitted Liens. Such Grantor further represents and warrants that (i) all Pledged Stock has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued and are fully paid and non-assessable and (ii) all Pledged Collateral which represents Indebtedness owed to such Grantor by any other Grantor or Subsidiary thereof has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness and is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b)          In addition, (i) none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject that could reasonably be expected to materially and adversely affect the value of such Collateral or the rights or remedies of the Collateral Agent in respect thereof, (ii) other than as permitted under Section 8.2.12 [Issuance of Stock] of the Credit Agreement, there are existing no options, warrants, calls or commitments of any character whatsoever relating to such Pledged Stock or which obligate any issuer of any Pledged Stock that is a Subsidiary of the Company to issue additional Equity Interests, and (iii) with respect to any Pledged Stock issued by a Subsidiary of the Company, no consent, approval, authorization, or other action by, and no giving of notice to or filing with, any Official Body or any other Person is required for the pledge by such Grantor of such Pledged Stock pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or~~, subject to the Intercreditor Agreement,~~ for the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Stock pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c)          As of the ~~Closing~~Third Amendment Effective Date, or, with respect to any Additional Grantor, such other date such Grantor became a party hereto, except as set forth in Exhibit C, none of the Pledged Collateral which represents Indebtedness owed to such Grantor is subordinated in right of payment to other Indebtedness (other than any such Indebtedness that is subordinated to the Secured Obligations) or subject to the terms of an indenture.

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Article IV
COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, each Grantor agrees that:

4.1.          General.

(a)          Collateral Records. Such Grantor will maintain in all material respects complete and accurate books and records with respect to the Collateral owned by it, and furnish to the Collateral Agent, with sufficient copies for each of the Lenders, such reports relating to such Collateral as the Collateral Agent shall from time to time reasonably request.

(b)          Obligation to File Financing Statements; Ratification. Such Grantor hereby authorizes the Collateral Agent, and agrees to aid and cooperate with the Collateral Agent, or, at the Collateral Agent’s request, to file all financing statements and other documents and take such other actions as may from time to time be required in order to maintain a first priority perfected security interest in favor of the Collateral Agent ~~(or, at any time when the Intercreditor Agreement is in effect, a perfection security interest with the priority required pursuant thereto)~~ in and, if applicable, Control of, the Collateral owned by such Grantor or enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies with respect to the Collateral. Any financing statement filed hereunder may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral (1) as all assets of the Grantor or words of similar effect, except for Excluded Collateral, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Such Grantor also agrees to promptly deliver a file stamped copy of each such financing statement or other evidence of filing to the Collateral Agent. Such Grantor also ratifies its agreement to file in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c)          Further Assurances. Such Grantor will, upon the request of the Collateral Agent, furnish to the Collateral Agent statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Collateral Agent may reasonably request, all in such detail as the Collateral Agent may reasonably specify. Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Collateral Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(d)          Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions permitted pursuant to Section 8.2.7 [Dispositions of Assets or Subsidiaries] of the Credit Agreement.

(e)          Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Security Agreement and (ii) other Permitted Liens.

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(f)          Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except in respect of Liens permitted by Section 4.1(e). Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(g)          Compliance with Terms. Such Grantor will perform and comply with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral except to the extent any failure to comply could not reasonably be expected to cause a Material Adverse Change.

(h)          Electronic Chattel Paper. Such Grantor shall take all steps requested by the Collateral Agent to grant the Collateral Agent Control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.2.          Inventory and Equipment.

(a)          Maintenance of Goods. Such Grantor will do all things necessary to maintain, preserve, protect and keep its Inventory and the Equipment material to the conduct of its business in good repair and working and saleable condition, except for (i) damaged or defective goods arising in the ordinary course of such Grantor’s business, (ii) ordinary wear and tear in respect of the Equipment and fixtures, (iii) casualty events (to the extent such casualty, individually or in the aggregate, could not reasonably be expected to cause a Material Adverse Change) and (iv) dispositions permitted pursuant to Section 8.2.7 [Dispositions of Assets or Subsidiaries] of the Credit Agreement. Such Grantor shall also comply with Sections 8.1.1 [Preservation of Existence, Etc.], 8.1.2 [Payment of Liabilities, Including Taxes, Etc.] and 8.1.4 [Maintenance of Properties and Leases] of the Credit Agreement and shall maintain in full force and effect all material permits, except where the failure to maintain any such permit in effect is not adverse in any material respect to the Secured Parties.

(b)          Equipment. Such Grantor shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Collateral Agent does not have a Lien. Such Grantor will not, without the Collateral Agent’s prior written consent, alter or remove any identifying symbol or number on any of such Grantor’s Equipment constituting Collateral.

4.3.          Delivery of Instruments, Securities, Chattel Paper and Documents. ~~Subject to the Intercreditor Agreement, such~~Such Grantor will (a) deliver to the Collateral Agent, promptly upon execution of this Security Agreement, any Chattel Paper, Certificated Securities and Instruments constituting Collateral owned by it, (b) hold in trust for the Collateral Agent upon receipt and, subject to Section 4.13 hereof (i) promptly thereafter deliver to the Collateral Agent all Certificated Securities that represent Equity Interests in Subsidiaries and (ii) on a quarterly basis, deliver to the Collateral Agent any such Chattel Paper, Certificated Securities and Instruments constituting Collateral; provided that with respect to a new issuance of Certificated Securities that represent Equity Interests of an issuer whose Equity Interests have previously been pledged to the Collateral Agent, such newly issued Certificated Securities shall be delivered within thirty (30) days of such issuance, (c)(i) cause any Indebtedness of a Subsidiary owed to any Grantor and (ii) use its commercially reasonable best efforts to cause any Indebtedness of a non-Subsidiary owed to any Grantor to be evidenced by a duly executed promissory note (or subject to a global note) that, in either case, is pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, with such notes being accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request; provided that the Company will deliver to the Collateral Agent a duly executed global note for loans among the Company and the Subsidiaries together with proper instruments of assignment duly executed and such other instruments or documents as the Collateral Agent may reasonably request within thirty (30) days of the Closing Date, and (d) deliver to the Collateral Agent (and thereafter hold in trust for the Collateral Agent upon receipt and promptly deliver to the Collateral Agent) any Document evidencing or constituting Collateral.

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4.4.          Uncertificated Pledged Collateral.

(a)          Such Grantor will cause the appropriate issuers that are Subsidiaries (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Collateral Agent granted pursuant to this Security Agreement. With respect to any Pledged Collateral issued by another Grantor included in the Collateral owned by it, such Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any such Pledged Collateral, to cause the Collateral Agent to have and retain Control over such Pledged Collateral. With respect to any Pledged Collateral issued by a Person other than a Grantor included in the Collateral owned by it, such Grantor will use its commercially reasonable best efforts to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any such Pledged Collateral, to cause the Collateral Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Grantor will with respect to any such Pledged Collateral held with a securities intermediary, to cause such securities intermediary to enter into a control agreement with the Collateral Agent, in form and substance satisfactory to the Collateral Agent, giving the Collateral Agent Control.

(b)          Each Grantor acknowledges and agrees that each interest in any limited liability company or limited partnership that is a Subsidiary pledged hereunder that is represented by a certificate shall be a “security” within the meaning of Article 8 of the New York UCC and governed by Article 8 of the Uniform Commercial Code of the applicable jurisdiction and, unless otherwise approved by the Collateral Agent, shall at all times hereafter be represented by a certificate, which shall be a “security” within the meaning of Article 8 of the New York UCC and governed by Article 8 of the Uniform Commercial Code of such jurisdiction.

(c)          Each Grantor further acknowledges and agrees that (i) the interests in any limited liability company or limited partnership that is a Subsidiary pledged hereunder and not represented by a certificate shall not be a “security” within the meaning of Article 8 of the New York UCC and shall not be governed by Article 8 of the Uniform Commercial Code of the applicable jurisdiction and (ii) the Grantors shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest (except that the Grantors may elect to so treat any such interest as a “security” and issue any certificate representing such interest if promptly thereafter the applicable Grantor delivers such certificate to the Collateral Agent).

(d)          ~~In~~Subject to Section 4.13 hereof, in the event the interests in any limited liability company or limited partnership not represented by a certificate are pledged by a Grantor hereunder after the Closing Date, such Grantor shall promptly cause to be filed in the applicable jurisdiction a financing statement (or an amendment to a financing statement) with respect to the uncertificated interests so pledged and shall deliver promptly thereafter to the Collateral Agent a file stamped copy of each such financing statement or amendment to a financing statement.

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4.5.          Pledged Collateral.

(a)          Changes in Capital Structure of Issuers. Such Grantor will not (i) permit or suffer any Subsidiary that is an issuer of an Equity Interest constituting Pledged Collateral owned by it to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for dissolutions, mergers or liquidations permitted pursuant to Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] or 8.2.7 [Dispositions of Assets or Subsidiaries] of the Credit Agreement, Permitted Liens and sales of assets permitted pursuant to Section 4.1(d)) or merge or consolidate with any other entity (except for mergers or consolidations permitted pursuant Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] of the Credit Agreement), or (ii) vote any such Pledged Collateral in favor of any of the foregoing.

(b)          Issuance of Additional Securities. Except as permitted by the Credit Agreement, such Grantor will not permit or suffer any Subsidiary that is an issuer of Pledged Stock owned by it to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Grantor or any other Grantor.

(c)          Registration of Pledged Collateral. If an Event of Default shall have occurred and be continuing, such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Collateral Agent or its nominee at any time at the option of the Collateral Agent.

(d)          Exercise of Rights in Pledged Collateral.

(i)          Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided, however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Collateral Agent in respect of such Pledged Collateral.

(ii)         Such Grantor will permit the Collateral Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.

(iii)        Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral held by it to the extent not in violation of the Credit Agreement other than dividends and interest paid at any time when an Event of Default shall have occurred and be continuing (collectively referred to as the “Excluded Payments”); provided, however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement.

(iv)        All Excluded Payments, whenever paid or made, shall be delivered to the Collateral Agent to hold as Pledged Collateral (or, if paid in cash, deposited in a Controlled Deposit Account) and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor, and be promptly delivered to the Collateral Agent as Pledged Collateral or deposited in a Controlled Deposit Account, as applicable, in the same form as so received (with any necessary endorsement).

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(v)         Such Grantor hereby authorizes and instructs each issuer of any Investment Property pledged by such Grantor hereunder to, and each Grantor that is an issuer of Investment Property pledged by another Grantor agrees and consents to, (i) comply with any instruction received by it from the Collateral Agent in writing (and any other issuer from time to time hereby agrees to comply with such instruction) that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Security Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

4.6.          Intellectual Property.

(a)          Such Grantor will execute and deliver all consents and approvals necessary for the assignment to or benefit of the Collateral Agent of any Intellectual Property held by such Grantor to enforce the security interests granted hereunder, including such short-form security agreements as may be necessary or desirable to protect the interest of the Collateral Agent in respect of that portion of the Collateral consisting of Intellectual Property, and whenever any Grantor acquires, becomes the exclusive licensee of, or files an application for: (i) Trademark or Patent registration with the United States Patent and Trademark Office, such Grantor shall report such filing to the Collateral Agent within five (5) business days after the last day of the fiscal quarter in which the filing occurs; and (b) any Copyright registration with the United States Copyright Office, such Grantor shall report such filing to the Collateral Agent within twenty (20) business days after the last day of the fiscal quarter in which the filing occurs.

(b)          Such Grantor will (i) continue to use each Trademark that is material to the conduct of the Grantors’ business taken as a whole in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain the quality of all products and services offered under such Trademark to the extent required to preserve such Grantor’s Trademark rights under applicable law, (iii) use each Trademark with all appropriate notices of registration and other legends required by applicable laws in all material respects (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (v) not (and use commercially reasonable efforts to not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark could reasonably be expected to become invalidated or result in other material loss of rights in such Trademarks.

(c)          Such Grantor will not do any act, or omit to do any act, whereby any Patent that is material to the conduct of the Grantors’ business, taken as a whole may become forfeited, abandoned or dedicated to the public.

(d)          Such Grantor will not (and will not authorize any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Copyright that is material to the conduct of the Grantors’ business, taken as a whole may become invalidated. Such Grantor will not (either itself or through licensees) do any act whereby any Copyright that is material to the conduct of the Grantors’ business, taken as a whole may fall into the public domain. Such Grantor will, for each work covered by a material Copyright, use copyright notices as required under the applicable copyright law.

(e)          Such Grantor (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property to Infringe the intellectual property rights of any other Person.

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(f)          Such Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any application or registration relating to any Intellectual Property (now or hereafter existing) that is material to the conduct of the Grantors’ business, taken as a whole is reasonably likely to become forfeited, abandoned or dedicated to the public, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such material Intellectual Property owned by any Grantor.

(g)          Such Grantor shall execute and deliver any and all security agreements as are necessary to evidence the Collateral Agent’s security interest in any Intellectual Property owned (now or hereafter existing) by any of the Grantors.

(h)          Such Grantor shall take all actions necessary to maintain and pursue each of the registrations of each of its Patents, Trademarks, Copyrights and other Intellectual Property (now or hereafter existing) owned by Grantor, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings in any court or tribunal in the United States or any other country, unless such Patent, Trademark or Copyright is immaterial to the conduct of the business of the Grantors, taken as a whole.

(i)          Such Grantor shall promptly take such actions as it shall reasonably deem appropriate under the circumstances to protect Intellectual Property owned by Grantor, including by suing for Infringement and recovering any and all damages for such Infringement where appropriate. In the event that such Grantor institutes suit because any of its Intellectual Property constituting Collateral is Infringed, such Grantor shall comply with Section 4.7.

4.7.          Commercial Tort Claims. Such Grantor shall promptly, and in any event within 30 days after the same is acquired by it, notify the Collateral Agent of any Commercial Tort Claim (as defined in the UCC) acquired by it, and such Grantor shall enter into an amendment or supplement to this Security Agreement, in the form of Exhibit H hereto, granting to Collateral Agent a first priority security interest ~~(or, at any time when the Intercreditor Agreement is in effect, a perfection security interest with the priority required pursuant thereto)~~ in such Commercial Tort Claim.

4.8.          No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies.

4.9.          Insurance.

(a)          Such Grantor shall maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

(b)          All insurance policies required hereunder shall name the Collateral Agent (for the benefit of the Collateral Agent and the Secured Parties) as an additional insured or as loss payee, as applicable, and shall comply with the requirements in Section 8.1.3 [Maintenance of Insurance] of the Credit Agreement; provided, all proceeds of casualty insurance resulting from any loss, damage or destruction of Collateral shall be paid over and or applied by the Grantors in accordance with Section 5.7.4 [Recovery of Insurance or Condemnation Proceeds] of the Credit Agreement.

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(c)          All premiums on any insurance required hereunder or under Section 8.1.3 [Maintenance of Insurance] of the Credit Agreement shall be paid when due by such Grantor. If such Grantor fails to obtain any insurance as required hereunder, the Collateral Agent may (but shall in no event be required to) obtain such insurance at the Company’s expense. By purchasing such insurance, the Collateral Agent shall not be deemed to have waived any Potential Default arising from the Grantor’s failure to maintain such insurance or pay any premiums therefor.

4.10.         Landlord Access Agreements. With respect to leasehold interests in real property on or after the Closing Date, (i) each Grantor shall deliver landlord waivers or collateral access agreements from the landlord, warehouseman or other party controlling such leases premises in accordance with the provisions of Section 8.1.11 [Landlord Waivers] of the Credit Agreement.

4.11.         Deposit Account Control Agreements. Such Grantor will provide to the Collateral Agent a Deposit Account Control Agreement in form and substance satisfactory to the Collateral Agent in respect of each deposit account (other than an Excluded Deposit Account) of such Grantor duly executed on behalf of such Grantor and each financial institution holding such deposit account of such Grantor.

4.12.         Change of Name or Location. Such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) in the case of a Grantor that is not a registered organization, change its chief executive office or sole place of business, as applicable, as set forth in this Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or organization, or (e) change its state of incorporation or organization, in each case, unless it shall have provided the Collateral Agent at least thirty (30) days’ prior written notice thereof in connection therewith to continue the perfection following such change of any Liens in favor of the Collateral Agent, on behalf of Secured Parties, in any Collateral; provided that any such new location shall be in the United States.

4.13         Additional Equity. Notwithstanding anything to the contrary contained herein, any Additional Equity issued subsequent to the Third Amendment Effective Date shall not be required to be pledged as “Pledged Stock” hereunder until such time as such pledge is required pursuant to the terms of the Credit Agreement.

Article V
REMEDIES

5.1.          Remedies.

(a)          ~~Subject to the Intercreditor Agreement, upon~~Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may exercise any or all of the following rights and remedies:

(i)          those rights and remedies provided in this Security Agreement, the Credit Agreement or any other Loan Document; provided that this Section 5.1(a) shall not be understood to limit any rights or remedies available to the Collateral Agent and the Secured Parties prior to an Event of Default;

(ii)         those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

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(iii)        give notice of sole control or any other instruction under any Deposit Account Control Agreement or any other control agreement with any securities intermediary and take any action therein with respect to such Collateral;

(iv)        without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, lawfully enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease or assign or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable; and

(v)         concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the outright owner thereof.

(b)          The Collateral Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)          The Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Collateral Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d)          Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e)          Notwithstanding the foregoing, neither the Collateral Agent nor the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

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(f)          Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

5.2.          Grantor’s Obligations Upon Default. Upon the request of the Collateral Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:

(a)          assemble and make available to the Collateral Agent the Collateral and all books and records relating thereto at any place or places specified by the Collateral Agent, whether at a Grantor’s premises or elsewhere;

(b)          permit the Collateral Agent, by the Collateral Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy; and

(c)          execute and deliver to the Collateral Agent an assignment of its Intellectual Property and such other documents as are necessary or appropriate to carry out the intent and purpose thereof. Within five (5) business days of a request of the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of the Event of Default as the Collateral Agent may reasonably designate to permit such Grantor to continue, directly or indirectly, to operate the business and to exploit its Intellectual Property, and such person shall be available to perform their prior functions on the Collateral Agent’s behalf.

5.3.          Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Article V at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Collateral Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, together with any goodwill associated therewith, and in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Collateral Agent to avoid the risk of invalidation of such Trademarks, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Collateral Agent may sell any of such Grantor’s or any other Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased any such Inventory and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein. These rights and license shall inure to the benefit of all successors, assigns and transferees of the Collateral Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such rights and license are granted royalty free, without requirement that any monetary payment whatsoever be made to the Grantors.

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5.4.          Subordination. Each Grantor and each Issuer that executes and delivers any Acknowledgement and Consent confirming that it is bound hereby, hereby agrees that, upon the occurrence and during the continuance of an Event of Default, all Indebtedness owing to it by the Company or any of its Subsidiaries shall be fully subordinated to the indefeasible payment in full in cash of such Grantor’s Secured Obligations or any Secured Obligations guaranteed by such Grantor, as the case may be.

Article VI

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1.          Authorization for Secured Party to Take Certain Action.

(a)          Each Grantor irrevocably authorizes the Collateral Agent at any time and from time to time in the sole discretion of the Collateral Agent and appoints the Collateral Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Collateral Agent’s sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Collateral Agent Control over such Pledged Collateral, (v) to apply~~, subject to the Intercreditor Agreement,~~ the proceeds of any Collateral received by the Collateral Agent to the Secured Obligations as provided in Section 7.1, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are permitted hereunder), (vii) to contact Account Debtors for any reason, (viii) to demand payment or enforce payment of the Receivables in the name of the Collateral Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (x) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) to settle, adjust, compromise, extend or renew the Receivables, (xii) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiv) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xv) to change the address for delivery of mail addressed to such Grantor to such address as the Collateral Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xvi) to do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Collateral Agent on demand for any payment made or any expense reasonably incurred by the Collateral Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

(b)          All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Collateral Agent, for the benefit of the Secured Parties, under this Section 6.1 are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent agrees that, except for the powers granted in Section 6.1(a)(i), (iii), (iv), (vi), and (xvi), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.

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6.2.          Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.1 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL FOLLOWING THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE, FOLLOWING THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT, THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT.

6.3.          Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE COLLATERAL AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, PROVIDED, HOWEVER, THE GRANTORS NEED NOT REIMBURSE ANY EXPENSE OR INDEMNIFY AGAINST ANY LOSS, LIABILITY OR EXPENSE DETERMINED TO HAVE BEEN CAUSED BY THE COLLATERAL AGENT’S OWN WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

Article VII

APPLICATION OF COLLATERAL PROCEEDS

7.1.          Application of Proceeds. All moneys which are required by the Credit Agreement, this Security Agreement or any other Loan Document to be delivered to the Collateral Agent ~~(subject to the provisions of the Intercreditor Agreement)~~ while an Event of Default has occurred and is continuing or which are received by the Collateral Agent or any agent or nominee of the Collateral Agent in respect of the Collateral or otherwise in accordance with the terms of the Credit Agreement, whether in connection with the exercise of the remedies provided in this Security Agreement, the Credit Agreement or in any other Loan Document or otherwise, shall be applied in accordance with the terms of the Credit Agreement.

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Article VIII

GENERAL PROVISIONS

8.1.          Waivers. To the maximum extent permitted under applicable law, each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the bad faith, negligence or willful misconduct of the Collateral Agent, such Secured Party is fully determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8.2.          Limitation on Collateral Agent’s Duty with Respect to the Collateral. The Collateral Agent shall have no obligation to cleanup or otherwise prepare the Collateral for sale. The Collateral Agent shall use reasonable care with respect to the Collateral in its possession or under its control. The Collateral Agent shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third-party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third-party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

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8.3.          Compromises and Collection of Collateral. The Grantors and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Collateral Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

8.4.          Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and failed to do so in the time frame required hereunder, and the Grantors shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 8.4. The Grantors’ obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be a Secured Obligation payable not later than 20 Business Days after receipt of a reasonably detailed invoice therefor.

8.5.          Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.3, 4.4, 4.5, 4.6, 4.7, 4.9, 4.10, 4.11, 4.12, 5.3 or 8.6 or in Article VII may cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

8.6.          Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 8.2.7 [Dispositions of Assets or Subsidiaries] of the Credit Agreement or Section 4.1(d) and notwithstanding any course of dealing between any Grantor and the Collateral Agent or other conduct of the Collateral Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 8.2.7 [Dispositions of Assets or Subsidiaries] of the Credit Agreement or Section 4.1(d)) shall be binding upon the Collateral Agent or the Secured Parties unless such authorization is in writing signed by the Required Lenders or, to the extent required by Section 11.1 [Modifications, Amendments or Waivers] of the Credit Agreement, signed by all of the Lenders and the Issuing Lender.

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8.7.          No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Collateral Agent or any Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Potential Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent (with the consent of the Required Lenders or, to the extent required by Section 11.1 [Modifications, Amendments or Waivers] of the Credit Agreement, all of the Lenders and the Issuing Lender ~~(and in compliance with the Intercreditor Agreement)~~) and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent until the Secured Obligations have been paid in full. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

8.8.          Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.9.          Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.10.         Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Collateral Agent and the other Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Collateral Agent and of each Lender. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of the Secured Parties, hereunder.

8.11.         Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

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8.12.         Taxes and Expenses. Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement. The Grantors shall reimburse, as set forth in Section 11.3 [Expenses; Indemnity; Damage Waiver] of the Credit Agreement, the Collateral Agent for any and all reasonable out-of-pocket expenses paid or incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.13.         Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.14.         Termination; Release. (a) Subject to Section 8.9 of this Security Agreement and Section 11.7 [Duration; Survival] of the Credit Agreement, this Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until the Credit Agreement has been terminated pursuant to Section 11.7 [Duration; Survival] of the Credit Agreement.

(b) Liens on the Collateral will be released in accordance with Sections 10.10 [Authorization to Release Collateral and Guarantors] and 11.1.3 [Release of Collateral or Guarantor] of the Credit Agreement ~~and Section 5.1 of the Intercreditor Agreement~~. Upon termination of the Credit Agreement and this Security Agreement, the Collateral shall be automatically released from the Lien of this Security Agreement. Upon the sale or disposition of any Collateral pursuant to a transaction permitted under the Credit Agreement, such Collateral shall be automatically released from the Lien of this Security Agreement. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. Following any such termination or release, such Grantor is authorized to execute and file all financing statements and other documents to evidence such termination or release.

8.15.         Entire Agreement; Conflicts. This Security Agreement together with the Credit Agreement and the other Loan Documents embodies the entire agreement and understanding between the Grantors and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Collateral Agent relating to the Collateral. This Security Agreement is subject to the terms, conditions, representations, warranties and covenants (“Terms and Conditions”) set forth in the Credit Agreement and, in the event of a conflict between any of the Terms and Conditions set forth in this Security Agreement and any of the Terms and Conditions set forth in the Credit Agreement, the Terms and Conditions set forth in the Credit Agreement shall prevail and control over the Terms and Conditions set forth herein.

8.16.         Additional Grantors. Each Grantor acknowledges that, pursuant to Section 8.1.13 [Covenant to Guaranty Obligations and Give Security] of the Credit Agreement, the Company is required to cause certain Subsidiaries not Grantors on the date hereof to become parties hereto as an Additional Grantor (each such Person, an “Additional Grantor”) by executing and delivering a Guarantor Joinder Agreement along with supplements to the Exhibits to this Security Agreement necessary to reflect additional Collateral provided by the Additional Grantor. Upon delivery of any such Guarantor Joinder to the Collateral Agent, notice of which is hereby waived by the Grantors, each such Additional Grantor shall be deemed a Grantor hereunder and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be discharged, diminished or otherwise affected (a) by the addition or release of any other Grantor hereunder, (b) by any failure by the Company or any Grantor to cause any Subsidiary of the Company to become an Additional Grantor or a Grantor hereunder or (c) by reason of the Collateral Agent’s or any of the other Secured Party’s actions in effecting, or failure to effect, any such Guarantor Joinder, or in releasing any Grantor hereunder, in each case, without the necessity of giving notice to or obtaining the consent of any other Grantor. This Security Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

24

8.17.         CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICT OF LAW PRINCIPLES THEREOF AND EXCEPT TO THE EXTENT THAT PERFECTION OF THE AGENT’S SECURITY INTERESTS AND LIENS AND THE EFFECT THEREOF ARE OTHERWISE GOVERNED BY THE UNIFORM COMMERCIAL CODE OF ANY OTHER JURISDICTION).

8.18.         CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT OR ANY OTHER SECURED PARTY TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE COLLATERAL AGENT OR ANY OTHER SECURED PARTY OR ANY AFFILIATE OF THE COLLATERAL AGENT OR ANY OTHER SECURED PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK COUNTY, NEW YORK, OR ANY APPELLATE COURT THEREOF.

EACH OF THE PARTIES HERETO WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE PARTIES OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS SECURITY AGREEMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

8.19.         WAIVER OF JURY TRIAL. EACH GRANTOR, THE COLLATERAL AGENT AND EACH OTHER SECURED PARTY HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

25

8.20.         Indemnity.

(a)          Each Grantor hereby agrees, jointly and severally, to indemnify the Collateral Agent and the other Secured Parties, its respective officers, directors, employees, agents, advisors, attorneys in fact, controlling persons or affiliates of the foregoing as provided in Section 11. [Expenses; Indemnity; Damage Waiver] of the Credit Agreement, provided that any references to the Administrative Agent shall be changed to the Collateral Agent.

(b)          Each Grantor agrees, jointly and severally, to pay, and to save the Collateral Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement or any other Loan Document.

(c)          Each Grantor agrees, jointly and severally, to pay, and to hold the Collateral Agent, and its officers, directors, employees and agents harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Security Agreement or any other Loan Document to the extent the Company would be required to do so pursuant to the Credit Agreement.

(d)          The agreements in this Section 8.20 shall survive repayment of the Secured Obligations, all other amounts payable under the other Loan Documents and the resignation or removal of the Collateral Agent.

8.21.         Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

Article IX

NOTICES

9.1.          Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent in accordance with Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.

Article X

THE COLLATERAL AGENT

PNC Bank, National Association has been appointed Collateral Agent for the Secured Parties hereunder pursuant to Section 10 [The Administrative Agent] of the Credit Agreement and Section 11.2 of this Security Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Collateral Agent pursuant to the Credit Agreement, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in Section 10 [The Administrative Agent] of the Credit Agreement. Any successor Collateral Agent appointed pursuant to Section 10 [The Administrative Agent] of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder. Each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms of this Security Agreement.

26

Article XI

THE COLLATERAL AGENT’S APPOINTMENT AND ITS RIGHTS AND DUTIES IN RESPECT OF COLLATERAL

11.1.          Rights and Duties of the Collateral Agent. The Collateral Agent shall have all of the rights and protections afforded to the Agent under Section 10 [The Administrative Agent] of the Credit Agreement, and all such rights and protections shall apply to the Collateral Agent with respect to this Security Agreement. The Collateral Agent shall have no duties with respect to this Security Agreement or the Collateral other than the duties applicable to the Administrative Agent under Section 10.3 [Exculpatory Provisions] of the Credit Agreement.

11.2.          Appointment of Collateral Agent. Each of the Secured Parties, by their acceptance of the benefits hereof hereby designates and appoints PNC Bank, National Association to act as Collateral Agent under this Security Agreement, the Credit Agreement~~,~~ and the other Loan Documents to which it is a party~~, and the Intercreditor Agreement~~, and hereby authorizes the Collateral Agent to take such actions on its behalf under the provisions of this Security Agreement, the Credit Agreement~~,~~ and such other Loan Documents ~~and the Intercreditor Agreement~~ and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Security Agreement, the Credit Agreement~~,~~ and such other Loan Documents ~~and the Intercreditor Agreement~~.

~~ARTICLE XII~~

~~INTERCREDITOR AGREEMENT~~

27

~~Notwithstanding anything to the contrary contained in this Security Agreement, the Liens, security interests and rights granted pursuant to this Security Agreement, the Credit Agreement or any other Loan Document shall be as set forth in, and subject to the terms and conditions of (and the exercise of any right or remedy by the Collateral Agent hereunder or thereunder shall be subject to the terms and conditions of), the Intercreditor Agreement. In the event of any conflict between this Security Agreement, the Credit Agreement or any other Loan Document and the Intercreditor Agreement, the Intercreditor Agreement shall control, and no right, power, or remedy granted to the Collateral Agent hereunder or under the Credit Agreement or any other Loan Document shall be exercised by the Collateral Agent, and no direction shall be given by the Collateral Agent in contravention of the Intercreditor Agreement. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Collateral Agent (and the Secured Parties) shall be subject to the terms of the Intercreditor Agreement, and, with respect to the Notes Collateral until the Discharge of Notes Obligations, any obligation of the Company and other Grantor hereunder or under the Credit Agreement or any other Loan Document with respect to the delivery or control of any Notes Collateral, the novation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person, in each case in connection with any Notes Collateral shall be deemed to be satisfied if the Company or such Grantor, as applicable, complies with the requirements of the similar provision of the applicable 2010 Note Document. Until the Discharge of Notes Obligations, the delivery of any Notes Collateral to the Notes Agent pursuant to the 2010 Note Documents shall satisfy any delivery requirement hereunder or under the Credit Agreement or any other Loan Document.~~

[Signature Page Follows]

28

IN WITNESS WHEREOF, the Grantors and the Collateral Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

STONERIDGE, INC.

By:
Name:	George E. Strickler
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

STONERIDGE ELECTRONICS, INC.

By:
Name:	George E. Strickler
Title:	Vice President and Treasurer

STONERIDGE CONTROL DEVICES, INC.

By:
Name:	George E. Strickler
Title:	Vice President and Treasurer

[Signature Page to Pledge and Security Agreement]

PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:	Joseph G. Moran
Title:	Senior Vice President

[Signature Page to Pledge and Security Agreement]

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Pledge and Security Agreement dated as of September ~~[●],~~12, 2014 (the “Agreement”), made by the Grantors parties thereto for the benefit of PNC Bank, National Association, as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the Secured Parties as follows:

1.          The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.          The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.5(d)(iii) or 4.5(d)(iv) of the Agreement.

3.          The terms of Sections 4.4(b), 4.4(c), 4.5(d)(v), 5.1(f), and 5.2(c) of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 4.4(b), 4.4(c), 4.5(d)(v), 5.1(f) or 5.2(c) of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

______________________
______________________
______________________
Attention: _______________
Facsimile: _______________

[Signature Page to Acknowledgment and Consent]

~~EXHIBIT A~~

~~NOTICE ADDRESS FOR ALL GRANTORS~~

~~EXHIBIT A~~

~~INFORMATION AND COLLATERAL LOCATIONS~~

~~Name of Grantor~~	~~Type of Organization (e.g. corporation, limited liability company, limited partnership)~~	~~Jurisdiction of Organization/ Formation~~	~~Organizational Identification Number~~	~~Jurisdictions of Qualification~~	~~Address of Chief Executive Office~~

~~Locations of Collateral:~~

~~(a)          Properties Owned by the Grantor:~~

~~(b)          Properties Leased by the Grantor or other related entity (Include Landlord’s Name):~~

 ~~(c)          Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):~~

~~Other names used within past five years (include name of Warehouse Operator or other Bailee or Consignee): .~~

~~Predecessors and other names used within past five years:~~

~~Grantor~~	~~Prior Address/City/State/Province/Zip Code/Postal Code~~

~~EXHIBIT B~~

~~DEPOSIT ACCOUNTS~~

~~SECURITIES ACCOUNTS~~

~~EXHIBIT C~~

~~LIST OF PLEDGED COLLATERAL, SECURITIES AND OTHER INVESTMENT PROPERTY~~

~~STOCKS:~~

~~Grantor~~	~~Issuer~~	~~Legal Form~~	~~Jurisdiction~~	~~Grantor Held~~	~~# Outstanding~~	~~% Pledged of Outstanding~~	~~Par~~

~~BONDS:~~

~~GOVERNMENT SECURITIES:~~

~~EXHIBIT D~~

~~OFFICES IN WHICH FINANCING STATEMENTS WILL BE FILED~~

~~Grantor~~	~~Office~~

~~EXHIBIT E~~

~~ACQUISITIONS~~

~~Grantor~~	~~Date of Acquisition~~	~~Description of Acquisition~~

~~EXHIBIT F~~

~~INTELLECTUAL PROPERTY RIGHTS~~

~~EXHIBIT G~~

~~COMMERCIAL TORT CLAIMS~~

EXHIBIT H

AMENDMENT

This Amendment, dated ______ __, ____ is delivered pursuant to Section 4.7 of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned agrees that this Amendment may be attached to that certain Pledge and Security Agreement, dated as of September ~~[●],~~12, 2014, between the undersigned, as the Grantors, and PNC Bank, National Association, as Collateral Agent (the “Security Agreement”), and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Security Agreement and shall secure all Secured Obligations referred to in said Security Agreement.

By:
Name:
Title:

SCHEDULE I TO AMENDMENT

COMMERCIAL TORT CLAIMS

Name of Grantor	Description of Claim	Parties	Case Number; Name of Court where Case was Filed

Annex I

Schedule 6.1.1

Organization / Qualification

Loan Party	Organization	Qualification
Stoneridge, Inc.	Ohio	Florida, Illinois, Indiana, Massachusetts, Michigan, Texas, Japan
Stoneridge Electronics, Inc.	Texas
Stoneridge Control Devices, Inc.	Massachusetts	Michigan
Stoneridge Electronics AB	Sweden
SRI CS LLC	Michigan
SRI Holdings CV	Netherlands
Stoneridge European Holdings B.V.	Netherlands
Stoneridge AB	Sweden
Stoneridge Nordic AB	Sweden
Stoneridge GmbH	Germany
Stoneridge Electronics Limited	Scotland	France, Spain
Stoneridge Electronics SrL	Italy
Stoneridge Electronics AS	Estonia
Stoneridge Pollak (Holdings) Limited	UK
Stoneridge Aftermarket GmbH	Germany
Stoneridge OOO	Russia
Stoneridge do Brasil Participações Ltda.	Brazil
PST Teleatendimento Ltda. (f/k/a PST Industrial Ltda.)	Brazil	Argentina
PST Industrial Ltda.	Brazil
Positron Rastreadores Argentina S.A.	Argentina
TED de Mexico SA de CV	Mexico
TED de Mexico Servicios SA de CV	Mexico
Stoneridge Asia Holdings Ltd.	Mauritius
Stoneridge Asia Pacific Electronics (Suzhou) Co. Ltd.	China

Note to Schedule: Company is in the process of disposing of Stoneridge OOO.

Schedule 6.1.2

Subsidiaries and Owners

Subsidiary/Issuer	Jurisdiction of Organization/ Formation of Issuer	Authorized and Outstanding Equity Interests of Issuer	Holder of Outstanding Equity Interests
Stoneridge, Inc.	Ohio	5M Preferred Shares, none issued or outstanding 60M Common Shares, 27,842,883 shares outstanding at June 30, 2016	Public (NYSE: SRI)
Stoneridge Electronics, Inc.	Texas	100 100	Stoneridge, Inc.
Stoneridge Control Devices, Inc.	Massachusetts	100 100	Stoneridge, Inc.
SRI CS LLC	Michigan	1,000 1,000	Stoneridge, Inc.
SRI Holdings CV	Netherlands	Limited Partnership	Stoneridge, Inc. (99% limited partner) & Stoneridge Control Devices, Inc. (1% general partner)
Stoneridge European Holdings B.V.	Netherlands	100 20	Stoneridge Holdings CV
Stoneridge AB	Sweden	5,745 5,745	Stoneridge European Holdings B.V.
Stoneridge Electronics AB	Sweden	5,745 5,745	Stoneridge AB
Stoneridge Nordic AB	Sweden	1,000 1,000	Stoneridge Electronics AB
Stoneridge GmbH	Germany	100,000 100,000	Stoneridge Electronics AB
Stoneridge Electronics Limited	Scotland	250,000 250,000	Stoneridge AB
Stoneridge Electronics SrL	Italy	10,000 10,000	Stoneridge Electronics Limited
Stoneridge Electronics AS	Estonia	160 40	Stoneridge European Holdings B.V.
Stoneridge Pollak (Holdings) Limited	UK	7,004,000 7,004,000	Stoneridge European Holdings B.V.

Stoneridge Aftermarket GmbH	Germany	25,000 25,000	Stoneridge European Holdings B.V.
Stoneridge OOO	Russia	10,000 10,000	Stoneridge European Holdings B.V. [(99.01%) & Stoneridge Holdings CV (.99%)]
Stoneridge do Brasil Participações Ltda.	Brazil	8,200,844,065 Quotas 8,200,844,065 Quotas	Stoneridge, Inc.
PST Eletronica Ltda.	Brazil	9,428,904,801 Quotas 9,428,904,801 Quotas	Stoneridge, Inc. (3,541,077,580 Quotas) & Stoneridge do Brasil Participações Ltda. (3,436,311,972 Quotas). 74% in Total
PST Teleatendimento Ltda. (f/k/a PST Industrial Ltda.)	Brazil	1,000,000 Quotas 1,000,000 Quotas	PST Eletronica Ltda. (999,999 quotas) & Stoneridge do Brasil Participações Ltda. (1 quota)
Positron Rastreadores Argentina S.A.	Argentina	100,000 100,000	PST Eletronica Ltda. 98,000 legal &beneficial owner, 2,000 beneficially owned. Daniel Ricci owns 2,000 (bare legal title) which are beneficially owned by PST Eletronica Ltda.
TED de Mexico SA de CV	Mexico	Series A 1,000 Series A 1,000 Series B 1,398,968 Series B 1,398,968	Stoneridge, Inc. (Series A 998 shares, Series B 1,398,968 shares) & Stoneridge Electronics, Inc. (Series A 2 shares)
TED de Mexico Servicios S.A. de C.V.	Mexico	30	Stoneridge, Inc. (29) Stoneridge Electronics, Inc. (1)
Stoneridge Asia Holdings Ltd.	Mauritius	Unlimited 3,580,348	Stoneridge, Inc.
Stoneridge Asia Pacific Electronics (Suzhou) Co. Ltd.	China	Permitted investment is US$13.5M, of which the minimum capital is 40% (US$5.4M), has been fully paid	Stoneridge Asia Holdings Ltd.

Schedule 6.1.14

Environmental Disclosures

As a result of environmental studies performed at the Company’s former facility located in Sarasota, Florida, the Company became aware of soil and groundwater contamination at the site. The Company engaged an environmental engineering consultant to assess the level of contamination and to develop a remediation and monitoring plan for the site. Soil remediation at the site was completed during the year ended December 31, 2010. As the remedial action plan has been approved by the Florida Department of Environmental Protection, groundwater remediation began in the fourth quarter of 2015. During the three and six months ended June 30, 2016 and 2015, environmental remediation costs incurred were immaterial. At June 30, 2016 and December 31, 2015, the Company accrued a remaining undiscounted liability of $525,000 and $532,000, respectively, related to future remediation costs. At June 30, 2016 and December 31, 2015, $271,000 and $469,000, respectively, was recorded as a component of accrued expenses and other current liabilities on the condensed consolidated balance sheets while the remaining amount was recorded as a component of other long-term liabilities. A majority of the costs associated with the recorded liability will be incurred at the start of the groundwater remediation, with the balance relating to monitoring costs to be incurred over multiple years. The recorded liability is based on assumptions in the remedial action plan. Although the Company sold the Sarasota facility and related property in December 2011, the liability to remediate the site contamination remains the responsibility of the Company. Due to the ongoing site remediation, the closing terms of the sale agreement included a requirement for the Company to maintain a $2,000,000 letter of credit for the benefit of the buyer.

Annex II

COMPOSITE VERSION (Through Amendment No. 3)

Amended and Restated Disclosure Schedules dated August 12, 2016 to

Pledge and Security Agreement dated September 12, 2014, as amended and restated

EXHIBIT A

PART A [Section 3.5]

Name of Grantor	Other Name	Nature of Name
Stoneridge, Inc.	Hi-Stat, Stoneridge Electronics North America, Ohio Stoneridge, Inc.	DBA, DBA, and legal names
Stoneridge Electronics, Inc.	Transportation Electronics Division (TED), Stoneridge Electronics North America	DBA
Stoneridge Control Devices, Inc.	Pollak North America, Pollak Engineered Products	DBA

Section 3.2

Name of Grantor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/ Formation	Organizational Identification Number	FEIN
Stoneridge, Inc.	Corporation	OH	732877	34-1598949
Stoneridge Electronics, Inc.	Corporation	TX	156117100	52-2206181
Stoneridge Control Devices, Inc.	Corporation	MA	043493548	04-3493548

Section 3.3

Name of Grantor	Chief Executive Office (including county)	Principal Place of Business (including county)
Stoneridge, Inc.	9400 East Market Street, Warren, OH 44484 (Trumbull)	9400 East Market Street, Warren, OH 44484 (Trumbull)
Stoneridge Electronics, Inc.	9400 East Market Street, Warren, OH 44484 (Trumbull)	9400 East Market Street, Warren, OH 44484 (Trumbull)
Stoneridge Control Devices, Inc.	9400 East Market Street, Warren, OH 44484 (Trumbull)	9400 East Market Street, Warren, OH 44484 (Trumbull)

The Warren, Ohio address information will change subsequent to the date hereof pursuant to the Company’s previously announced relocation of its corporate headquarters to Adams South Technology Center, Suite 400, 39675 MacKenzie Drive, Novi, MI 48377 (Oakland County).

Name of Grantor	Address (including county)
Stoneridge, Inc.	345 South Mill Street, Lexington, OH 44904 (Richland) 28001 Cabot Drive, Suite 100, Novi, MI 48377 (Oakland)
Stoneridge Electronics, Inc.	21 Butterfield Trail, El Paso, TX 79906 (El Paso)
Stoneridge Control Devices, Inc.	300 Dan Road, Canton, MA 02021 (Norfolk) 28001 Cabot Drive, Suite 100, Novi, MI 48377 (Oakland)

The Novi, Michigan address information will change subsequent to the date hereof pursuant to the Company’s previously announced relocation of its corporate headquarters, including the current sales organization located in Novi, MI, to Adams South Technology Center, Suite 400, 39675 MacKenzie Drive, Novi, MI 48377 (Oakland County).

EXHIBIT B

DEPOSIT ACCOUNTS; SECURITIES ACCOUNTS

DEPOSIT ACCOUNTS

Loan Party	Depositary Bank Name/Address and Contact Information	Type of Account	Account Number
Stoneridge, Inc.	PNC Financial Service Group Two PNC Plaza 620 Liberty Ave Pittsburgh, PA 15222 Joe Moran 216-222-5636	DDA (Master)	4600095566
Stoneridge, Inc.	PNC Financial Service Group Two PNC Plaza 620 Liberty Ave Pittsburgh, PA 15222 Joe Moran 216-222-5636	DDA (A/P checks)	4239701958
Stoneridge, Inc.	PNC Financial Service Group Two PNC Plaza 620 Liberty Ave Pittsburgh, PA 15222 Joe Moran 216-222-5636	DDA (Payroll)	4600090212
Stoneridge, Inc.	PNC Financial Service Group Two PNC Plaza 620 Liberty Ave Pittsburgh, PA 15222 Joe Moran 216-222-5636	DDA (Worker’s Comp)	4600143257
Stoneridge, Inc.	PNC Financial Service Group Two PNC Plaza 620 Liberty Ave Pittsburgh, PA 15222 Joe Moran 216-222-5636	DDA (Payroll – Paper check, Inactive)	4600090204
Stoneridge, Inc.	PNC Financial Service Group Two PNC Plaza 620 Liberty Ave Pittsburgh, PA 15222 Joe Moran 216-222-5636	Multicurrency Account	1800001002511

Loan Party	Depositary Bank Name/Address and Contact Information	Type of Account	Account Number
Stoneridge, Inc. (Lexington)	PNC Financial Service Group Two PNC Plaza 620 Liberty Ave Pittsburgh, PA 15222 Joe Moran 216-222-5636	DDA (A/R)	4600132056
Stoneridge, Inc. (Lexington)	PNC Financial Service Group Two PNC Plaza 620 Liberty Ave Pittsburgh, PA 15222 Joe Moran 216-222-5636	DDA (A/P ACH/Wire, Payroll)	4600188367
Stoneridge, Inc. (Lexington)	PNC Financial Service Group Two PNC Plaza 620 Liberty Ave Pittsburgh, PA 15222 Joe Moran 216-222-5636	DDA (A/P checks)	4239704278
Stoneridge, Inc. (Lexington)	PNC Financial Service Group Two PNC Plaza 620 Liberty Ave Pittsburgh, PA 15222 Joe Moran 216-222-5636	DDA (A/P e-Bay purchases of F/A)	4645217512
Stoneridge Electronics, Inc.	PNC Financial Service Group Two PNC Plaza 620 Liberty Ave Pittsburgh, PA 15222 Joe Moran 216-222-5636	DDA (A/R)	4600096294
Stoneridge Electronics, Inc.	PNC Financial Service Group Two PNC Plaza 620 Liberty Ave Pittsburgh, PA 15222 Joe Moran 216-222-5636	DDA (A/P ACH/Wire)	4600188383
Stoneridge Electronics, Inc.	PNC Financial Service Group Two PNC Plaza 620 Liberty Ave Pittsburgh, PA 15222 Joe Moran 216-222-5636	DDA (A/P checks)	4239696503
Stoneridge Control Devices, Inc. (Canton)	PNC Financial Service Group Two PNC Plaza 620 Liberty Ave Pittsburgh, PA 15222 Joe Moran 216-222-5636	DDA (A/R)	4600098177

Loan Party	Depositary Bank Name/Address and Contact Information	Type of Account	Account Number
Stoneridge Control Devices, Inc. (Canton)	PNC Financial Service Group Two PNC Plaza 620 Liberty Ave Pittsburgh, PA 15222 Joe Moran 216-222-5636	DDA (A/P ACH/Wire, Payroll)	4600188375
Stoneridge Control Devices, Inc. (Canton)	PNC Financial Service Group Two PNC Plaza 620 Liberty Ave Pittsburgh, PA 15222 Joe Moran 216-222-5636	DDA (A/P checks)	4239698824
Stoneridge Control Devices, Inc. (Canton)	Bank of America / P.O. Box 15284 Wilmington, DE 19850 / 888.400.9009	DDA (Payroll Taxes)	8046 1373

LOCKBOXES

Loan Party	Lockbox Bank	Contact Person	Lockbox Address
Stoneridge, Inc. (Lexington)	PNC Financial Service Group Two PNC Plaza 620 Liberty Ave Pittsburgh, PA 15222	Joe Moran 216-222-5636	PO Box (lockbox # 951016) Cleveland OH 44193
Stoneridge Electronics, Inc.	PNC Financial Service Group Two PNC Plaza 620 Liberty Ave Pittsburgh, PA 15222	Joe Moran 216-222-5636	PO Box (lockbox # 931268) Cleveland OH 44193
Stoneridge Control Devices, Inc. (Canton)	PNC Financial Service Group Two PNC Plaza 620 Liberty Ave Pittsburgh, PA 15222	Joe Moran 216-222-5636	PO Box (lockbox # 951189) Cleveland OH 44193
Stoneridge Control Devices, Inc. (Canton)	PNC Financial Service Group Two PNC Plaza 620 Liberty Ave Pittsburgh, PA 15222	Joe Moran 216-222-5636	PO Box (lockbox # 931558) Cleveland OH 44193

SECURITIES ACCOUNTS

Loan Party	Securities Intermediary/ Commodities Broker Name/Address and Contact Information	Type of Account	Account Number	Current Value of Assets
Stoneridge, Inc.	None
Stoneridge Electronics, Inc.	None
Stoneridge Control Devices, Inc.	None

Note to Schedule: Stoneridge, Inc. is in the process of opening a Money Market account with BBVA Compass.

Exhibit C

LIST OF PLEDGED COLLATERAL, SECURITIES AND OTHER INVESTMENT PROPERTY

(i)	PLEDGED STOCK

Grantor	Issuer	Legal Form	Jurisdiction	Grantor Held	# Outstanding	% Pledged of Outstanding	Par
Stoneridge, Inc.	Stoneridge Electronics, Inc.	Corporation	Texas	100	100	100%	No par common
Stoneridge, Inc.	Stoneridge Control Devices, Inc.	Corporation	Massachusetts	100	100	100%	No par common
Stoneridge, Inc.	SRI Holdings CV	Limited Partnership	Netherlands	99% limited partner		65%	N/A
Stoneridge Control Devices, Inc.	SRI Holdings CV	Limited Partnership	Netherlands	1% general partner		65%	N/A
Stoneridge, Inc.	Stoneridge do Brasil Participações Ltda.	Corporation	Brazil	8,200,844,064	8,200,844,065	99.99%	BRL $.01 Quotas
Stoneridge, Inc.	PST Eletronica Ltda.	Corporation	Brazil	3,541,077,580	9,428,904,801	28.555556%	BRL $.01 Quotas
Stoneridge, Inc.	TED de Mexico SA de CV	Corporation	Mexico	998	1,000	65%	Peso 1 par Series A Ordinary
Stoneridge, Inc.	TED de Mexico SA de CV	Corporation	Mexico	1,398,968	1,398,968	65%	Peso 1 par Series B Ordinary
Stoneridge, Inc.	TED de Mexico Servicios S.A. de C.V.	Corporation	Mexico	29	30	65%	Peso 100 par Ordinary
Stoneridge, Inc.	Stoneridge Asia Holdings Ltd.	Corporation	Mauritius	3,580,348	3,580,348	65%	No par Ordinary

(ii) PLEDGED NOTES

Name of Issuer	Name of Holder	Description	Value
Stoneridge European Holdings B.V.	Stoneridge, Inc.	Intercompany Loan	US$ 3.6M
Stoneridge Pollak Holdings Limited	Stoneridge, Inc.	Intercompany Loan	US$ 4.9M
PST Eletronica Limitada	Stoneridge, Inc.	Intercompany Loan	US$2.0M
Stoneridge Asia Pacific Electronics (Suzhou) Co. Ltd.	Stoneridge, Inc.	Intercompany Loan	US$ 5.9M

BONDS: - NONE

GOVERNMENT SECURITIES: - NONE

EXHIBIT D

OFFICES IN WHICH FINANCING STATEMENTS WILL BE FILED

Grantor	Office
Stoneridge, Inc.	Ohio Secretary of State
Stoneridge Electronics, Inc.	Texas Secretary of State
Stoneridge Control Devices, Inc.	Secretary of the Commonwealth of Massachusetts

EXHIBIT E

(ii)	MERGER OR CONSOLIDATION

None

(iii)	ACQUISITIONS

February 2013 Stoneridge, Inc. acquired 49% of Bolton Conductive Systems LLC (now known as SRI CS LLC) that it did not previously own, thereafter a 100% owned subsidiary.

EXHIBIT F

INTELLECTUAL PROPERTY RIGHTS

1.	Patents

Stoneridge, Inc.

Title	Patents or Application No.
Thermal sensor assembly	4,887,062
Thermal sensor assembly	4,866,410
Thermostatic switch and method of manufacture	4,551,702
Thermally responsive electrical switch means and method of manufacture	4,413,247
Multi-circuit electrical switch	4,346,974
Pressure switch and circuit means	4,318,673
Pressure switch and circuit means	4,256,973
Multi-circuit electrical switch	4,255,630
Apparatus for Applying Annular Seals	5,581,865
Liquid Level Sensing Switch Assembly	5,026,954
Apparatus and Method for Controlling a Solenoid Valve	6069783
Filtration Device for use with a Fuel Vapor Recovery System	6599350
Pressure Transducer	5343754
Flow Control Solenoid Means	5535725
Digital Level Sensing Probe System	RE34731
Variable Fluid and Tilt Level Sensing Probe System	5423214
Solenoid Having Reduced Operating Noise	7159840
Temperature Sensor	7682076
Temperature Sensor	7931401
Filtration Device for Use with a Fuel Vapor Recovery System	8657927
Air Control Module	7594500
Valve Seat and Valve Ball for Vacuum Solenoid Valves	8028969
Filtration Device for Use with a Fuel Vapor Recovery System	7699042
Sensor Lead Sealing and Strain Relief	8866012
Sensor Lead Sealing and Strain Relief	8338702

Exhaust Gas Temperature Sensor Including Strain Relief and/or Anti-Vibration Sleeve	13019202
Soot Sensor System	9134216
Three-Port Valve	8622048
Temperature Sensor	8690423
Multi-Stage Filtration Device	8696799
Temperature Sensor	7147369
Temperature Responsive Probe Apparatus	5949324
Soot Sensor System	9389163
Soot Sensor System	15198972
Exhaust Gas Temperature Sensor Including a Vibration Reducing and/or Modifying Sleeve	9182297
Solenoid Valve	13737242
Exhaust Gas Temperature Sensor	14271417
Cable-Tie Guide	14743307
Inline Dump-Able Fuel System Dust Filter with Pressure Relief Valve	14743410
Soot Sensor System	14539991

Stoneridge Control Devices, Inc.

TITLE	PATENT OR APPLICATION NO.
Modular Actuator	08/130061 / 5,503,441
Deck Lid Latch & Actuator	08/282131 / 5,498,040
Key-Design	29/022202 / D358,543
Adjunct Actuator Design	29/041274 / D374,599
Actuator Housing (Design)	29/088359 / D412825
Actuator with Internal Drive Train Disconnect	7213482
Electro-Mechanical Actuator for an Electrically Actuated Parking Brake	7021415
Window Lift System and Actuator Including an Internal Drive Train Disconnect	8191442
Gearbox Shift Actuator	7197955
Steering Shaft Lock Actuator	8047028
Steering Shaft Lock Actuator	8561442
Vehicle Gear Box Actuator	8156839
Park Inhibit Solenoid Assembly and System Incorporating the Same	7476173
Non-Contact Position Sensor	7009386
Seat Position Sensor	6907795
Trailer Tow Connector Assembly	7331792

TITLE	PATENT OR APPLICATION NO.
Trailer Tow Connector Assembly Including a Locking Clip	7435125
Trailer Tow Connector Assembly Including First and Second Connector Portions Having Associated Covers	7524192
Trailer Tow Connector Assembly	7731502
Rail Activated Position Sensor	7439735
Target Activated Sensor	7193412
Sealed Exterior Switch	7714241
Torque Sensor Assembly	7845243
Touch Sensor System	7518381
Touch Sensor System	8324910
Linear Position Sensor	7454979
Sensor System Including a Magnetized Shaft	7363827
Sensor System Including a Magnetized Shaft	7469604
Sensor System Including a Magnetized Shaft	7895906
Sensor System Including a Magnetized Shaft	8191431
Sensor System Including a Magnetized Shaft	8001850
Steering Shaft Lock Actuator	8006526
Interchangable Lever Assemblies	8261629
Device for Illuminating Target Surface Including an Integrated Switch	8128265
Device for Illuminating Target Surface Including an Integrated Switch	8333495
Touch Sensor System and Method	8648832
Touch Sensor System with Memory	8405527
Actuator with Linearly Movable Drive Screw	8256313
Shift-By-Wire Transmission Range Selector System and Actuator for the Same	9239108
Target Activated Sensor	9272638
Integrated Release Switch Assembly	9045083
Thermocouple with Local Cold Junction Measurement	14464102
Transmission Range Selector System	6550351
Failsafe Actuator	6942227
Failsafe Actuator	6994357
Door Lock Actuator	6067826
Safety Ignition Switch	5237133
Universal Anti-Lock Brake Switch Linkage	4964678
Tow Socket Connector Having Sealant	5873752

TITLE	PATENT OR APPLICATION NO.
Direct Connect Trailer Tow Interconnector	5800188
Actuator for 4-Wheel Drive Vehicle	5788008

2.	Trademarks

OWNER	TRADEMARK	REGISTRATION/APPLICATION NO.
Stoneridge, Inc.	MIRROREYE	86/701,162
	STONERIDGE	2,331,113
	S LOGO	2,328,114
	S LOGO	2,324,833
Stoneridge Control Devices, Inc.	POLLACK	2,308,719
	Design	3,483,362
	SENPLEX	86/273,335

EXHIBIT G

COMMERCIAL TORT CLAIMS

NONE

EXHIBIT H

AMENDMENT

This Amendment, dated ______ __, ____ is delivered pursuant to Section 4.7 of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned agrees that this Amendment may be attached to that certain Pledge and Security Agreement, dated as of September [●], 2014, between the undersigned, as the Grantors, and PNC Bank, National Association, as Collateral Agent (the “Security Agreement”), and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Security Agreement and shall secure all Secured Obligations referred to in said Security Agreement.

By:
Name:
Title: